Exhibit 10.1

Execution Version

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS FORBEARANCE AGREEMENT AND ELEVENTH AMENDMENT TO LOAN AGREEMENT HAS BEEN OMITTED BY MEANS OF REDACTING A PORTION OF THE TEXT AND REPLACING IT WITH [***], PURSUANT TO REGULATION S-K ITEM 601(B) OF THE SECURITIES ACT OF 1933, AS AMENDED. CERTAIN CONFIDENTIAL INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

FORBEARANCE AGREEMENT AND

ELEVENTH AMENDMENT TO LOAN AGREEMENT

This FORBEARANCE AGREEMENT AND ELEVENTH AMENDMENT TO LOAN AGREEMENT (this “Agreement”) is entered into as of January 17, 2023, by and among VOLTA CHARGING, LLC, a Delaware limited liability company (“Volta Charging”), VOLTA MEDIA LLC, a Delaware limited liability company (“Volta Media”), and VOLTA CHARGING SERVICES LLC, a Delaware limited liability company (“Volta Services” and collectively with Volta Charging and Volta Media, “Borrower”), VOLTA INC., a Delaware corporation (“Parent”), VOLTA CHARGING INDUSTRIES, LLC, a Delaware limited liability company (“Volta Industries”), VOLTA CANADA INC., a corporation organized under the laws of Québec, Canada (“Volta Canada”), VOLTA CHARGING GERMANY GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany (“Volta Germany”), VOLTA FRANCE SARL, a limited liability company (Société A Responsabilité Limitée) organized under the laws of France (“Volta France”), VOLTA RAKKO B.V., a limited liability company (Besloten Vennootschap) organized under the laws of the Netherlands (“Rakko B.V.”), and RAKKO HOLDING B.V., a limited liability company (Besloten Vennootschap) organized under the laws of the Netherlands (“Rakko Holding” and collectively with Parent, Volta Industries, Volta Canada, Volta France and Rakko B.V., the “Guarantors”), the Lenders signatory hereto (the “Lenders”), and EICF AGENT LLC, a Delaware limited liability company, as Agent on behalf of the Lenders under the Loan Agreement (as hereinafter defined) (in such capacity, the “Agent”).

RECITALS

A. Borrower, the Guarantors, certain financial institutions from time to time party thereto and Agent are parties to that certain Term Loan, Guarantee and Security Agreement dated as of June 19, 2019, as amended by that certain First Amendment to Loan Agreement, dated as of March 26, 2020, that certain Second Amendment to Loan Agreement, dated as of May 4, 2020, that certain Third Amendment to Loan Agreement, dated as of November 25, 2020, that certain Fourth Amendment to Loan Agreement, dated as of August 24, 2021, that certain Limited Waiver and Fifth Amendment to Loan Agreement, dated as of March 30, 2022, that certain Limited Waiver and Sixth Amendment to Loan Agreement, dated as of May 11, 2022, and as supplemented by the updated Disclosure Schedules delivered by the Credit Parties to the Agent on September 14, 2022, that certain Seventh Amendment to Loan Agreement, dated as of September 26, 2022, that certain Eighth Amendment to Loan Agreement, dated as of December 30, 2022, that certain Ninth Amendment to Loan Agreement, dated as of January 6, 2023, and that certain Tenth Amendment to Loan Agreement, dated as of January 17, 2023 (as amended, modified, extended, restated, replaced, and/or supplemented from time to time, the “Loan Agreement”).

B. Borrower and Parent have advised the Agent that it intends to obtain subordinated term loans in an aggregate amount equal to $20,000,000 (each, a “Subordinated Loan” and collectively, the “Subordinated Loans”) pursuant to the terms of that certain Term Loan, Guarantee and Security Agreement, dated as of even date herewith (the “Subordinated Loan Agreement”), by and among the Borrower, the Parent and Equilon Enterprises LLC d/b/a Shell Oil Products US (the “Subordinated Lender”), the purpose of which Subordinated Loans is to provide the Credit Parties with additional working capital as a bridge to the proposed merger among the Parent, Shell USA, Inc. and SEV Subsidiary, Inc. pursuant to the terms of that certain Agreement and Plan of Merger, dated as of even date herewith (the “Merger Agreement”).

C. As of the date hereof, the Events of Default under the Loan Agreement, identified on Schedule A hereto (the “Specified Defaults”) have occurred and are continuing.

D. The Credit Parties have requested that during the Forbearance Period, Agent and Lenders (sometimes, together with Agent, referred to herein individually as a “Lender Party,” and collectively as the “Lender Parties”) agree to forbear from exercising their default-related rights and remedies against the Credit Parties with respect to the Specified Defaults, and that the Lender Parties agree to amend certain provisions of the Loan Agreement, each notwithstanding the existence of the Specified Defaults and subject to the terms and conditions set forth herein.

E. Subject to the terms and conditions set forth herein, the Lender Parties have agreed to (a) forbear from exercising their default-related rights and remedies against the Credit Parties with respect to the Specified Defaults and (b) amend the Loan Agreement in certain respects as set forth below.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions.

Unless otherwise defined above or elsewhere in this Agreement, capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement. Each reference to the Loan Agreement or the Loan Documents herein shall constitute a reference to the Loan Agreement or the Loan Documents, as applicable, as amended by this Agreement.

SECTION 2. Confirmation by Credit Parties of Obligations and Specified Defaults.

(a) Each Credit Party acknowledges and agrees that as of January 16, 2023, the aggregate principal balance of the outstanding Term Loans under the Loan Agreement is $12,923,423.42. The foregoing amounts do not include interest, fees, expenses and other amounts that are chargeable or otherwise reimbursable under the Loan Agreement and the other Loan Documents.

(b) Each Credit Party acknowledges and agrees that (i) each of the Specified Defaults constitutes an Event of Default that has occurred and is continuing as of the date hereof or is expected to occur during the Forbearance Period, as the case may be, (ii) none of the Specified Defaults has been cured as of the date hereof and (iii) except for the Specified Defaults, no other Events of Default have occurred and are continuing as of the date hereof. Prior to the effectiveness of this Agreement, each of the Specified Defaults permits the Lender Parties to exercise any or all default-related rights and remedies provided for by any or all of the Loan Agreement, the other Loan Documents or applicable law.

SECTION 3. Amendments to Loan Agreement.

Subject to the satisfaction of the conditions precedent set forth in Section 20 hereof, effective as of the Forbearance Effective Date (as hereinafter defined), the parties hereto agree that Loan Agreement is hereby amended by incorporating the changes shown on the marked copy of the Loan Agreement attached hereto as Annex A (it being understood that language which appears “~~struck out~~” has been deleted and language which appears as “double-underlined” has been added).

SECTION 4. Forbearance; Forbearance Default Rights and Remedies.

(a) Effective as of the Forbearance Effective Date (as defined in Section 20), each of the Lender Parties agrees that until the expiration or termination of the Forbearance Period (as defined below in this clause (a)), it will temporarily forbear from exercising any or all of its default- related rights and remedies against the Borrower or any other Credit Party solely with respect to the Specified Defaults; provided, however, (i) each Credit Party shall comply with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Loan Agreement or any of the other Loan Documents during the continuance of any Event of Default, and (ii) nothing herein shall restrict, impair or otherwise affect any Lender Party’s rights and remedies under any agreements containing subordination provisions in favor of any or all of the Lender Parties (including, without limitation, any rights or remedies available to the Lender Parties as a result of the occurrence or continuation of any Specified Default) or amend or modify any provision thereof. As used herein, the term “Forbearance Period” shall mean the period beginning on the Forbearance Effective Date and ending on the earlier to occur of (the occurrence of clause (i), (ii) or (iii), a “Termination Event”): (i) the occurrence of any Event of Default under Sections 7.1(h) and 7.1(i) of the Loan Agreement (a “Bankruptcy Default”) or (ii) the occurrence of any Forbearance Default (as hereinafter defined) other than a Bankruptcy Default, or (iii) April 30, 2023. As used herein, the term “Forbearance Default” shall mean (A) the occurrence of any Event of Default other than the Specified Defaults, (B) the failure of any Credit Party to comply timely with any term, condition, or covenant set forth in this Agreement, (C) the failure of any representation or warranty made by any Credit Party under or in connection with this Agreement to be true and complete in all material respects as of the date when made, (D) other than a Material Adverse Effect related to the events and circumstances causing the Specified Defaults, any occurrence, event or change in facts or circumstances occurring on or after the Forbearance Effective Date that would have a Material Adverse Effect, (E) the repudiation and/or assertion of any defense by any Credit Party in writing with respect to this Agreement or any Loan Document or the pursuit of any claim in writing by any Credit Party against the Agent or any Lender with respect to this Agreement or any Loan Document, (F) the termination or expiration of any other forbearance granted by another creditor of any Credit Party (including, without limitation, any agent or lender of any Indebtedness specified on Disclosure Schedule (3.18) to the Loan Agreement), (G) the exercise of any enforcement rights or remedies against any Credit Party or any of such Credit Party’s property or assets by a creditor of any Credit Party upon the occurrence of an event of default (other than a Specified Default) that occurs under any other Indebtedness owing by any Credit Party (including, without limitation, any Indebtedness specified on Disclosure Schedule (3.18) to the Loan Agreement), (H) the Borrower shall have failed to draw Subordinated Loans under the Subordinated Loan Agreement on or prior to any date on which the Cash Balance is less than $1,500,000 or Subordinated Lender shall fail to make any Subordinated Loans when requested by the Borrower, (I) the Merger Agreement is terminated prior to the effectiveness of the Effective Time (as defined in the Merger Agreement), (J) the occurrence of the Effective Time (as defined in the Merger Agreement), (K) a default or event of default shall have occurred under the Subordinated Loan Agreement, or (L) by the date that is 3 Business Days after the date hereof, the Borrower shall not have paid the legal fees of Chapman and Cutler LLP, counsel to the Agent, in respect of the fees and expenses incurred in connection with this Agreement and the other Loan Documents on or prior to the date hereof as evidenced by a summary invoice.

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(b) Upon the occurrence of a Termination Event, the agreement of the Lender Parties hereunder to forbear from exercising their respective default-related rights and remedies shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which each Credit Party waives. Each Credit Party agrees that any or all of the Lender Parties may at any time thereafter proceed to exercise any and all of their respective rights and remedies under any or all of the Loan Agreement, any other Loan Document and/or applicable law, including, without limitation, their respective rights and remedies with respect to the Specified Defaults. Without limiting the generality of the foregoing, upon the occurrence of a Termination Event, the Lender Parties may, in their sole discretion and without the requirement of any demand, presentment, protest, or notice of any kind, (i) increase the interest on any or all of the Obligations by three percentage points (3.00%) per annum in accordance with Section 1.5(c) of the Loan Agreement, (ii) commence any legal or other action to collect any or all of the Obligations from the Credit Parties and/or any Collateral, (iii) foreclose or otherwise realize on any or all of the Collateral, and/or appropriate, setoff or apply to the payment of any or all of the Obligations, any or all of the Collateral, and (iv) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Loan Agreement, any other Loan Documents and/or applicable law, all of which rights and remedies are fully reserved by the Lender Parties.

(c) Any agreement by the Lender Parties to extend the Forbearance Period, if any, must be set forth in writing and signed by a duly authorized signatory of each of Agent and the Lenders.

(d) The Credit Parties acknowledge that the Lender Parties have not made any assurances concerning (i) any possibility of an extension of the Forbearance Period, (ii) the manner in which or whether the Specified Defaults may be resolved or (iii) any additional forbearance, waiver, restructuring or other accommodations.

(e) The parties hereto agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that any Lender Party may be entitled to take or bring in order to enforce its rights and remedies against any Credit Party are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

(f) The Credit Parties acknowledge and agree that any Loan or other financial accommodation that any Lender Party makes on or after the Forbearance Effective Date has been made by such party in reliance upon, and is consideration for, among other things, the general releases contained in Section 6 hereof and the other covenants, agreements, representations and warranties of the Credit Parties hereunder.

SECTION 5. Supplemental Terms, Conditions and Covenants During the Forbearance Period.

The parties hereto hereby agree to comply with the following terms, conditions and covenants during the Forbearance Period, in each case notwithstanding any provision to the contrary set forth in this Agreement, the Loan Agreement or any other Loan Document:

(a) Borrower shall continue to pay all installments of principal, interest and any other amounts due under the Loan Agreement and/or the other Loan Documents, when due and payable during the Forbearance Period.

(b) Without limiting the Lender Parties’ rights under the Loan Agreement and other Loan Documents, the Credit Parties hereby agree to (in each case subject to Agent’s and the Lenders’ confidentiality obligations under Section 10.16 of the Loan Agreement): (i) give Agent and its Representatives (as defined below) reasonable access during normal business hours to the offices, properties, officers and independent auditors (for purposes of discussing the Credit Parties’ financial matters), books and records of the Credit Parties, (ii) furnish to Agent and its Representatives such financial, operating and property related data and other information as such persons reasonably request (provided, that no Credit Party will be required to disclose or permit the inspection or discussion of any document, information or other matter for which it certifies to Agent that such disclosure, inspection or discussion is prohibited because such document, information or other matter (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to Agent or any Lender (or their respective agents or representatives) is prohibited by law, fiduciary duty or any binding agreement entered into with a third-party prior to and not in response to such request for disclosure, or is subject to attorney client or similar privilege or constitutes attorney work product), and (iii) authorize each Credit Party’s officers and independent auditors to cooperate reasonably with Agent and its Representatives in respect of the aforementioned clauses (i) and (ii)). For purposes of this Agreement, the term “Representatives” shall mean Agent’s employees, agents, representatives, advisors and consultants (including any investment banker, financial advisor, accountant, legal counsel, agent, representative or expert retained by or acting on behalf Agent).

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SECTION 6. General Release.

(a) In consideration of, among other things, Agent’s and the Lenders’ execution and delivery of this Agreement, each Credit Party, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against any or all of the Lender Parties in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Forbearance Effective Date, that relate to, arise out of or are otherwise in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among Credit Parties, on the one hand, and any or all of the Lender Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof; provided it is understood and agreed that this Section 6 shall not release (1) any Claims based on a fact or circumstance that does not exist on or before the Forbearance Effective Date and (2) any Claims related to the Credit Parties’ despository banking relationship with Agent or any Lender. In entering into this Agreement, Credit Parties consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section shall survive the termination of this Agreement, the Loan Agreement, the other Loan Documents and payment in full of the Obligations..

(b) Each Credit Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Credit Party pursuant to Section 6(a) hereof. If any Credit Party, or any of its successors, assigns or other legal representatives violates the foregoing covenant, each Credit Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all reasonable and documented costs and expenses in accordance with Section 10.2 of the Loan Agreement.

SECTION 7. Representations, Warranties and Covenants of Credit Parties.

To induce Agent and the other Lender Parties to execute and deliver this Agreement, each Credit Party represents, warrants and covenants that:

(a) The execution, delivery and performance by each Credit Party of this Agreement and all documents and instruments delivered in connection herewith and the Loan Agreement and all other Loan Documents have been duly authorized by the Credit Parties, and this Agreement and all documents and instruments delivered in connection herewith and the Loan Agreement and all other Loan Documents are legal, valid and binding obligations of the Credit Parties enforceable against such parties in accordance with their respective terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b) Except with respect to the facts and circumstances related to the Specified Defaults, each of the representations and warranties contained in the Loan Agreement and the other Loan Documents is true and correct on and as of the date hereof in all material respects (without duplication of any materiality qualifier therein) as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and each of the agreements and covenants in the Loan Agreement and the other Loan Documents (as amended hereby) is hereby reaffirmed with the same force and effect as if each were separately stated herein and made as of the date hereof;

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(c) Neither the execution, delivery and performance of this Agreement and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of any Credit Party’s organizational documents, (ii) any law or regulation, or any order or decree of any court or governmental authority, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Credit Party is a party or by which any Credit Party or any of its respective property is bound;

(d) As of the date hereof, except for the Specified Defaults, no Event of Default has occurred or is continuing under this Agreement, the Loan Agreement or any other Loan Document;

(e) The Lender Parties’ security interests in the Collateral continue to be valid, binding, and enforceable first-priority security interests that secure the Obligations (subject only to the Permitted Liens), and no Liens are currently of record against any Credit Party other than Permitted Liens; and

(f) The recitals to this Agreement are true and correct.

SECTION 8. Ratification of Liability.

The Credit Parties, as debtors, grantors, pledgors, assignors, or in other similar capacities in which such parties grant liens or security interests in their properties under the Loan Documents, hereby ratify and reaffirm all of their payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Loan Documents to which it is a party, and ratify and reaffirm their grants of liens on or security interests in their properties pursuant to such Loan Documents to which they are a party, respectively, as security for the Obligations under or with respect to the Loan Agreement, and confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Loan Agreement or any other Loan Document. The Credit Parties further agree and reaffirm that the Loan Documents to which they are parties now apply to all Obligations as defined in the Loan Agreement, as modified hereby (including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Loan Agreement or any other Loan Document). Each such party (i) further acknowledges receipt of a copy of this Agreement and all other agreements, documents, and instruments executed and/or delivered in connection herewith, (ii) consents to the terms and conditions of same, and (iii) agrees and acknowledges that each of the Loan Documents, as modified hereby, remains in full force and effect and is hereby ratified and confirmed.

SECTION 9. Reference to and Effect Upon the Loan Agreement.

(a) Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Loan Agreement and other Loan Documents, and all rights of the Lender Parties and all of the Obligations, shall remain in full force and effect. The Credit Parties hereby confirm that the Loan Agreement and the other Loan Documents are in full force and effect and that no Credit Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Loan Agreement or any other Loan Document.

(b) Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) create any obligation to make any further Loans or to continue to defer any enforcement action after the occurrence of any Default or Event of Default (including, without limitation, any Forbearance Default), (ii) constitute a consent or waiver of any past, present or future violations of any provisions of the Loan Agreement or any other Loan Documents nor constitute a novation of any of the Obligations under the Loan Agreement or other Loan Documents, (iii) amend, modify or operate as a waiver of any provision of the Loan Agreement or any other Loan Documents or any right, power or remedy of any Lender Party, (iv) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction or (v) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument. Except as expressly set forth herein, each Lender Party reserves all of its rights, powers, and remedies under the Loan Agreement, the other Loan Documents and applicable law.

(c) From and after the Forbearance Effective Date, (i) the term “Agreement” in the Loan Agreement, and all references to the Loan Agreement in any Loan Document, shall mean the Loan Agreement, as amended by, among things, this Agreement, and (ii) the term “Loan Documents” in the Loan Agreement and the other Loan Documents shall include, without limitation, this Agreement and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(d) Except as expressly provided in Section 4 hereof, no Lender Party has waived (regardless of any delay in exercising such rights and remedies), any Default or Event of Default that may be continuing on the date hereof or any Event of Default that may occur after the date hereof (whether the same or similar to the Specified Defaults or otherwise), and no Lender Party has agreed to forbear with respect to any of its rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Specified Defaults), that may have occurred or are continuing as of the date hereof, or that may occur after the date hereof.

(e) The Credit Parties acknowledge and agree that the Lender Parties’ agreement to forbear from exercising their default-related rights and remedies with respect to the Specified Defaults during the Forbearance Period does not in any manner whatsoever limit any Lender Party’s right to insist upon strict compliance by the Credit Parties with the Loan Agreement (except as modified herein or otherwise affected by the Specified Default), this Agreement or any other Loan Document during the Forbearance Period, except as expressly set forth herein.

(f) This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Loan Agreement or any other Loan Document.

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SECTION 10. Costs And Expenses.

In addition to (to the extent not otherwise provided in the Loan Agreement), and not in lieu of, the terms of the Loan Agreement and other Loan Documents relating to the reimbursement of Lender Party fees and expenses, the Credit Parties shall reimburse Agent and the other Lender Parties, as the case may be, promptly on demand for all fees, costs, charges and expenses, including the fees, costs and expenses of counsel, appraisal and inspection services, and other expenses, incurred in connection with this Agreement and the other agreements and documents executed and/or delivered in connection herewith.

SECTION 11. Governing Law; Consent to Jurisdiction and Venue.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF AGENT TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT AGENT DETERMINES THAT SUCH ACTION IS NECESSARY OR APPROPRIATE TO EXERCISE ITS RIGHTS OR REMEDIES UNDER THE LOAN DOCUMENTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS. EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND OTHER DOCUMENTS AND OTHER SERVICE OF PROCESS OF ANY KIND AND CONSENTS TO SUCH SERVICE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA WITH RESPECT TO OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BY ANY MEANS PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, INCLUDING BY THE MAILING THEREOF (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) TO THE ADDRESS OF THE CREDIT PARTY SPECIFIED IN THE LOAN AGREEMENT (AND SHALL BE EFFECTIVE WHEN SUCH MAILING SHALL BE EFFECTIVE, AS PROVIDED THEREIN). EACH CREDIT PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING CONTAINED IN THIS SECTION 11 SHALL AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

SECTION 12. Construction.

This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto. Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect. Without limiting the generality of the foregoing, “option” and “discretion” shall be implied by the use of the words “if” and “may.”

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SECTION 13. Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile or other electronic transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Agreement; provided that the failure to deliver such manually signed counterpart shall not affect the validity or effectiveness of this Agreement.

SECTION 14. Severability.

The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction. If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

SECTION 15. Time of Essence.

Time is of the essence in the performance of each of the obligations of the Credit Parties hereunder and with respect to all conditions to be satisfied by such parties.

SECTION 16. [Reserved].

SECTION 17. Further Assurances.

Each Credit Party agrees to take all further actions and execute all further documents as Agent may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

SECTION 18. Section Headings.

Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

SECTION 19. Notices.

All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the Loan Agreement.

SECTION 20. Effectiveness.

This Agreement shall become effective at the time (the “Forbearance Effective Date”) that all of the following conditions precedent have been met (or waived) as determined by Agent in its sole discretion:

(a) Agreement. Agent shall have received duly executed signature pages for this Agreement signed by Agent, Lenders and the Credit Parties.

(b) Payment of Amendment Fee/Legal Fees. Borrower shall have paid (i) to the Agent for the ratable benefit of the Lenders additional interest in an amount equal to $[***] (such amount being equal to approximately [***] of the outstanding principal balance of the Term Loans as of the date hereof), which additional interest shall be earned in full on the date hereof, and (ii) to the Agent for the ratable benefit of the Lenders additional interest in an amount equal to $130,000 as required under Section 1.5(g) of the Loan Agreement. For the avoidance of doubt, $[***] of additional interest is due and payable collectively under the foregoing clauses (i) and (ii).

(c) Representations and Warranties. The representations and warranties contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier therein), and no Forbearance Default or event that with notice, the passage of time or both would constitute a Forbearance Default shall exist on the date hereof.

7

(d) Subordinated Loan Documents. Agent shall have received fully and duly executed true and correct copies of (i) the Subordinated Loan Agreement and the Merger Agreement and (ii) the Subordination Agreement in the form of Annex B hereto (the “Subordination Agreement”).

(e) Other Deliverables. Agent shall have received a certificate of the secretary or assistant secretary of each Credit Party that is organized under the laws of the United States or any state thereof or the District of Columbia delivering true, accurate and complete copies of: (i) its Organizational Documents, (ii) the resolutions authorizing its execution, delivery and full performance of this Amendment, the Subordinated Loan Agreement, the Merger Agreement, the Subordination Agreement and the other Loan Documents to which it is a party, and all other documents, certificates and actions required hereunder or in connection herewith, (iii) an incumbency certificate setting forth its authorized officers (together with the corresponding specimen signatures), and (iv) a recently issued good standing certificate.

(f) Other Corporate Proceedings/KYC. All corporate proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments, and other legal matters incident thereto shall be satisfactory to Agent. Agent and the Lenders shall have completed all of their respective “know your customer” due diligence with respect to the Subordinated Lender and its affiliates with results satisfactory to each of them.

SECTION 21. Waiver of Jury Trial Right and Other Matters.

EACH CREDIT PARTY HEREBY WAIVES (i) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY, WHICH WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE; (ii) PRESENTMENT, DEMAND AND PROTEST, AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE WITH RESPECT TO ALL OR ANY PART OF THE OBLIGATIONS OR ANY COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY ANY LENDER PARTY ON WHICH ANY CREDIT PARTY MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER SUCH LENDER PARTY MAY DO IN THIS REGARD; AND (iii) NOTICE OF ACCEPTANCE HEREOF, AND EACH CREDIT PARTY ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT’S AND THE OTHER LENDER PARTIES’ ENTERING INTO THIS AGREEMENT AND THAT SUCH PARTIES ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH THE CREDIT PARTY. EACH CREDIT PARTY WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 22. Assignments; No Third Party Beneficiaries.

This Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Lender Parties and their respective successors and assigns; provided, that no Credit Party shall be entitled to delegate any of its duties hereunder or to assign any of its rights or remedies set forth in this Agreement without the prior written consent of Agent in its sole discretion. No Person other than the parties hereto shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Section 6 hereof) are hereby expressly disclaimed.

SECTION 23. Final Agreement.

This Agreement, the Loan Agreement, the other Loan Documents, and the other written agreements, instruments, and documents entered into in connection therewith set forth in full the terms of agreement between the parties hereto and thereto with respect to the subject matter thereof and are intended as the full, complete, and exclusive contracts governing the relationship between such parties with respect to the subject matter thereof, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the parties with respect thereto. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. Agent’s or any Lender’s exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights and remedies in any other instances. There are no oral agreements among the parties hereto.

[Signature pages to follow]

8

IN WITNESS WHEREOF, this Forbearance Agreement and Eleventh Amendment to Loan Agreement has been executed by the parties hereto as of the date first written above.

BORROWER:	VOLTA CHARGING, LLC,
a Delaware limited liability company

	By:	/s/ Michelle Kley
	Name:	Michelle Kley
	Title:	Executive Vice President, Chief Legal Officer and Secretary

VOLTA MEDIA LLC,
a Delaware limited liability company

	By:	/s/ Michelle Kley
	Name:	Michelle Kley
	Title:	Executive Vice President, Chief Legal Officer and Secretary

VOLTA CHARGING SERVICES LLC,
a Delaware limited liability company

	By:	/s/ Michelle Kley
	Name:	Michelle Kley
	Title:	Executive Vice President, Chief Legal Officer and Secretary

GUARANTORS:	VOLTA INC.,
a Delaware corporation

	By:	/s/ Michelle Kley
	Name:	Michelle Kley
	Title:	Executive Vice President, Chief Legal Officer and Secretary

VOLTA CANADA INC.

	By:	/s/ Michelle Kley
	Name:	Michelle Kley
	Title:	Executive Vice President, Chief Legal Officer and Secretary

Signature Page

Eleventh Amendment to Loan Agreement

VOLTA CHARGING GERMANY GMBH

By:	/s/ Michelle Kley
Name:	Michelle Kley
Title:	Managing Director

VOLTA FRANCE SARL

By:	/s/ Michelle Kley
Name:	Michelle Kley
Title:	Manager

VOLTA CHARGING INDUSTRIES, LLC,
a Delaware limited liability company

By:	/s/ Michelle Kley
Name:	Michelle Kley
Title:	Executive Vice President, Chief Legal Officer and Secretary

RAKKO HOLDING B.V., a private limited liability company incorporated under the laws of the Netherlands

By:	/s/ Michelle Kley
Name:	Michelle Kley
Title:	Board Member

VOLTA RAKKO B.V., a private limited liability company incorporated under the laws of the Netherlands

By:	/s/ Michelle Kley
Name:	Michelle Kley
Title:	Board Member

Signature Page

Eleventh Amendment to Loan Agreement

AGENT:	EICF AGENT LLC

	By:	/s/ Harry Giovani
	Name:	Harry Giovani
	Title:	Authorized Signatory

Signature Page

Eleventh Amendment to Loan Agreement

LENDERS:	ENERGY IMPACT CREDIT FUND I LP

	By:	Energy Impact Credit Fund I GP LLC, its general partner

	By:	/s/ Harry Giovani
	Name:	Harry Giovani
	Title:	Managing Partner

CION INVESTMENT CORPORATION

	By:	/s/ Gregg Bresner
	Name:	Gregg Bresner
	Title:	President & Chief Investment Officer

Signature Page

Eleventh Amendment to Loan Agreement

Schedule A

Specified Defaults

Any Event of Default arising under the Loan Agreement or any other Loan Document due to:

1.	The Credit Parties’ failure to make deposits into an escrow account in the amounts required under, and otherwise in accordance with, Section 3.41 on January 1, 2023 and October 1, 2022.

2.	The Credit Parties’ failure to observe the provisions of Section 5.3 that prohibit the making of Foreign Investments in excess of 125% of the amount held in escrow for the benefit of Agent pursuant to Section 3.41.

3.	The Credit Parties’ failure to timely observe the provisions of Section 4.1(c) in respect of the Fiscal Month ending September 30, 2022.

Annex A

Marked Loan Agreement

See attached.

CONFORMED COPY – NOT EXECUTED IN THIS FORM

Incorporating that certain First Amendment to Loan Agreement, dated as of March 26, 2020;
Second Amendment to Loan Agreement, dated as of May 4, 2020;
Third Amendment to Loan Agreement, dated as of November 25, 2020;
Fourth Amendment to Loan Agreement, dated as of August 24, 2021;
Fifth Amendment to Loan Agreement, dated as of March 30, 2022;
Sixth Amendment to Loan Agreement, dated as of May 11, 2022;

Seventh Amendment to Loan Agreement, dated as of September 26, 2022;
Eighth Amendment to Loan Agreement, dated December 30, 2022;
Ninth Amendment to Loan Agreement, dated January 6, 2023; ~~and~~
 Tenth Amendment to Loan Agreement, dated January 17, 2023; and
Eleventh Amendment to Loan Agreement, dated January 17, 2023.

TERM LOAN, GUARANTEE AND SECURITY AGREEMENT

DATED AS OF JUNE 19, 2019

AMONG

EICF AGENT LLC,

AS AGENT FOR THE LENDERS SIGNATORY HERETO,

VOLTA CHARGING, LLC, VOLTA MEDIA LLC AND VOLTA CHARGING SERVICES LLC,

AS BORROWER

AND

THE OTHER CREDIT PARTIES SIGNATORY HERETO

CHAPMAN AND CUTLER LLP
1270 Avenue of the Americas, 30th Floor
New York, New York 10020

~~4879-1733-7160~~4857-6055-5594

7022189

Index — page i

Index — page ii

Index — page iii

Table of Contents

		Page

11.6	Instrument for the Payment of Money	60
11.7	Continuing Guarantee	60
11.8	General Limitation on Guarantee Obligations	60
11.9	Release of Guarantors.	60
11.10	Right of Contribution.	60

Index — page iv

INDEX OF EXHIBITS AND SCHEDULES

Schedule A	-	Definitions
Schedule B	-	Schedule of Term Loan Commitments
Schedule C	-	Agent’s, Lenders’ and Credit Parties’ Addresses for Notices
Schedule D	-	Closing Checklist
Schedule E	-	Restricted Locations
Schedule F	-	Post-Closing Matters

Disclosure Schedule (3.2)	-	Places of Business; Corporate Names
Disclosure Schedule (3.7)	-	Subsidiaries
Disclosure Schedule (3.9)	-	Taxes
Disclosure Schedule (3.11)	-	ERISA
Disclosure Schedule (3.12)	-	Litigation
Disclosure Schedule (3.13)	-	Intellectual Property
Disclosure Schedule (3.15)	-	Environmental Matters
Disclosure Schedule (3.16)	-	Insurance
Disclosure Schedule (3.18)	-	Existing Indebtedness
Disclosure Schedule (3.26)	-	Controlled Accounts
Disclosure Schedule (3.27)	-	Assets of Parent
Disclosure Schedule (3.32)	-	Government Contracts
Disclosure Schedule (3.34)	-	Bonding; Licensing
Disclosure Schedule (3.35)	-	Affiliate Transactions
Disclosure Schedule (5.3)	-	Investments
Disclosure Schedule (5.21)	-	Employee Compensation
Disclosure Schedule (6.1)	-	Actions to Perfect Liens

Exhibit A	-	Form of Perfection Certificate
Exhibit B	-	Form of Term Note
Exhibit C	-	Form of Secretarial Certificate
Exhibit D	-	Form of Power of Attorney
Exhibit E	-	Form of Compliance Certificate
Exhibit F	-	[Reserved]
Exhibit G	-	Form of Closing Certificate
Exhibit H	-	Form of Joinder Agreement
Exhibit I	-	Form of Perfection Certificate Supplement
Exhibit J	-	Form of Assignment Agreement
Exhibit K	-	Form of Delayed Draw Borrowing Request

Index — page v

TERM LOAN, GUARANTEE AND SECURITY AGREEMENT

This TERM LOAN, GUARANTEE AND SECURITY AGREEMENT is dated as of June 19, 2019, and agreed to by and among VOLTA CHARGING, LLC, a Delaware limited liability company (“Volta Charging”), VOLTA MEDIA LLC, a Delaware limited liability company (“Volta Media”) and VOLTA CHARGING SERVICES LLC, a Delaware limited liability company (“Volta Services” and collectively with Volta Charging and Volta Media, “Borrower”), VOLTA INDUSTRIES, INC., a Delaware corporation, the other Credit Parties from time to time party hereto, CION Investment Corporation, as co-lead arranger (in such capacity, “Co-Lead Arranger”) and EICF AGENT LLC, a Delaware limited liability company, as lead arranger, administrative agent and collateral agent (in such capacity, “Agent”) for the lenders set forth on Schedule B attached hereto and party hereto (each herein referred to as a “Lender” and collectively, the “Lenders”).

RECITALS

A. The Credit Parties desire that Borrower obtain the Term Loans described herein from the Lenders and the Lenders are willing to provide the Term Loans all in accordance with and subject to the terms and conditions of this Agreement.

B. Capitalized terms used herein shall have the meanings assigned to them in Schedule A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Schedule A shall govern. All schedules, attachments, addenda and exhibits hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, constitute but a single agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

1.1 Term Loan. (a) Closing Date Term Loan. Each Lender agrees severally, but not jointly, upon the terms and subject to the conditions of this Agreement, to make to the Borrower an advance (each, a “Closing Date Term Loan”; collectively, the “Closing Date Term Loans”) on the Closing Date in the principal amount not to exceed such Lender’s Closing Date Term Loan Commitment. Each Lender’s Closing Date Term Loan Commitment, and the Closing Date Term Loans made by a Lender shall be evidenced by a promissory note (each a “Term Note”) duly executed and delivered by the Borrower on or prior to the Closing Date in the form attached hereto as Exhibit B-1, and be repayable in accordance with the terms of such Term Note and this Agreement.

(b) Delayed Draw Term Loans. Subject to the satisfaction of the conditions in Section 1.1(b) and this Agreement, upon not less than fifteen (15) Business Days after delivery by Borrower to Agent of a Delayed Draw Borrowing Request by no later than 3:00 PM New York City time on such day, each Lender, severally, agrees to lend to Borrower, in one or more advances (each such advance, a “Delayed Draw Term Loan” and collectively, the “Delayed Draw Term Loans”, and together with any Closing Date Term Loans and any Third Amendment Term Loans, each, a “Term Loan”, and collectively, the “Term Loans” or the “Loan”) in a principal amount not to exceed the Delayed Draw Term Loan Available Amount and the Delayed Draw Term Loan Commitment of such Lender; provided, however, that the aggregate Delayed Draw Term Loan Funded Amount of all Lenders shall in no event exceed the aggregate Delayed Draw Term Loan Commitments. The Lenders shall make no more than one Delayed Draw Term Loan in any Fiscal Quarter commencing with the Fiscal Quarter ending on September 30, 2019. No Delayed Draw Term Loan shall be made until after receipt by Agent of the Delayed Draw Borrowing Request which contains the calculation of the Delayed Draw Term Loan Available Amount. Any Delayed Draw Term Loan shall be in a minimum amount of One Million Dollars ($1,000,000) and multiples of One Hundred Thousand Dollars ($100,000) in excess thereof. No Lender shall have any obligation to make a Delayed Draw Term Loan to Borrower if, both before and after giving effect to the Delayed Draw Term Loan, (A) any Default or Event of Default exists and is continuing or would result therefrom, (B) the aggregate Delayed Draw Term Loan Funded Amount of all Lenders would exceed the aggregate Delayed Draw Term Loan Commitments, (C) the Delayed Draw Term Loan Funded Amount of any Lender would exceed such Lender’s Delayed Draw Term Loan Commitment, (D) the Cash Balance on the funding date is less than $6,000,000 or (E) the Borrower is not in compliance with the covenants set forth in Section 4.2 (including the Performance Metrics, to the extent measured at such time) on a pro forma basis. The Delayed Draw Borrowing Request shall be irrevocable and binding on Borrower and shall obligate Borrower to accept the Delayed Draw Term Loans requested from the Lenders on the proposed funding date. Each Lender’s Delayed Draw Term Loan shall be evidenced by a promissory note (each, a “Delayed Draw Term Note”) duly executed and delivered by the Borrower prior to the funding of such Delayed Draw Term Loan in the form attached hereto as Exhibit B-2 and be repayable in accordance with the terms of such Delayed Draw Term Note and this Agreement. The Delayed Draw Term Loan Commitment shall reduce to zero automatically on the Delayed Draw Term Loan Commitment Expiration Date and no Delayed Draw Term Loan shall be made on or after the Delayed Draw Term Loan Commitment Expiration Date.

(c) Third Amendment Term Loans. Each Lender agrees severally, but not jointly, upon the terms and subject to the conditions of this Agreement, to make to the Borrower an advance (each, a “Third Amendment Term Loan”; collectively, the “Third Amendment Term Loans”) on the Third Amendment Effective Date in the principal amount not to exceed such Lender’s Third Amendment Term Loan Commitment. Each Lender’s Third Amendment Term Loan Commitment, and the Third Amendment Term Loans made by a Lender shall be evidenced by a Term Note duly executed and delivered by the Borrower on or prior to the Third Amendment Effective Date, and be repayable in accordance with the terms of such Term Note and this Agreement.

(d) Principal Repayments of the Term Loans.

(i) Commencing with the July 1, 2021 Payment Date, Borrower shall make principal payments on the Term Loans to the Agent for the pro rata benefit of the Lenders in monthly installments equal to 2.7777% (such percentage being equal to 100% divided by 36 monthly installments until the Maturity Date) of the aggregate principal amount of the Term Loans (as in effect immediately prior to the making of the first such payment on July 1, 2021), payable on each Payment Date (which Payment Date, for the avoidance of doubt in the case of the month commencing January 1, 2023, is the earlier of (x) January 24, 2023 and (y) one (1) Business Day following the closing date of the Subordinated Loan Agreement) from July 1, 2021 until and including the Maturity Date.

(ii) Notwithstanding the foregoing, in the event the Mandatory Equity Issuance fails to be completed on a timely basis in accordance with Section 4.2(b), commencing with the Payment Date occurring immediately after such failure, Borrower shall make principal payments on the Term Loans to the Agent for the pro rata benefit of the Lenders in monthly installments equal to (i) with respect to any Payment Date that occurs on or prior to the date that is twenty-four (24) months following the Closing Date, 2.7777% of the aggregate principal amount of the Term Loans outstanding at such time, and (ii) with respect to any Payment Date that occurs after the date that is twenty-four (24) months after the Closing Date, 4.1666% of the aggregate principal amount of the Term Loans outstanding at such time.

(iii) Subject to Section 1.2, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Maturity Date. Amounts repaid or prepaid on any of the Term Loans may not be reborrowed.

1.2 Term and Prepayment.

(a) Upon the Maturity Date of the Loan, Borrower shall pay to Agent for the pro rata benefit of the Lenders (i) all outstanding principal and accrued but unpaid interest on the Loan and (ii) all other Obligations relating to the Loan then due to or incurred by Agent or the Lenders.

(b) On any Payment Date, Borrower shall have the right upon five (5) calendar days’ prior written notice to Agent, to make a voluntary prepayment (a “Voluntary Prepayment”) of the Term Loans then outstanding in whole or in part. If the Borrower elects to prepay the Term Loans in whole or in part pursuant to this Section 1.2(b) or otherwise, or if the Term Loans are mandatorily prepaid in whole or in part pursuant to Sections 1.2(c) through 1.2(g) (each, a “Mandatory Prepayment” and together with any Voluntary Prepayment, the “Prepayments”), the Borrower shall pay to the Agent for the benefit of the Lenders a prepayment fee of (i) two percent (2%) of the principal Loan amount being prepaid on the date of such Prepayment if such date occurs after the Ninth Amendment Effective Date and on or prior to June 19, 2023, or (ii) one percent (1%) of the principal Loan amount being prepaid on the date of such Prepayment if such date is after June 19, 2023.

(c) Asset Sales or Casualty Events. Not later than five (5) Business Days following the receipt of any Net Cash Proceeds of any Asset Sale (other than the Permitted Brookfield Sales or Other Permitted Sales) or any Casualty Event by any Credit Party or its Subsidiaries, Credit Parties shall make Mandatory Prepayments of the Obligations to be applied thereto in accordance with Section 1.8 in an aggregate amount equal to such Net Cash Proceeds; provided, that such Net Cash Proceeds shall not be required to be so applied on such date to the extent that (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) Credit Parties shall have delivered an Officers’ Certificate to the Agent on or prior to such date stating that such Net Cash Proceeds are expected to be reinvested in fixed or capital assets within six (6) months following the date of such Asset Sale or Casualty Event (which Officers’ Certificate shall set forth the estimates of the proceeds to be so expended); provided, that if all or any portion of such Net Cash Proceeds is not so reinvested within such six-month period, such unused portion shall be applied on the last day of such period as a Mandatory Prepayment as provided in this Section 1.2(c); provided, further, that if the property subject to such Asset Sale or such Casualty Event constituted Collateral, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be subject to the Lien created pursuant to this Agreement in favor of the Agent for the benefit of the Lenders in accordance with Sections 3.20 and 3.28; provided, further, so long as no Material Event of Default has occurred and is continuing, no Mandatory Prepayment shall be required to be made with the Net Cash Proceeds received by Parent from any ATM Transaction. Nothing contained in this Section 1.2(c) shall permit any Credit Party or any of its Subsidiaries to effect any Asset Sale other than in accordance with Section 5.4.

(d) Debt Issuance. Not later than one (1) Business Day following the receipt of any Net Cash Proceeds of any Debt Issuance by Borrower or any of its Subsidiaries (other than a Debt Issuance that is permitted under Section 5.1), Borrower shall make Mandatory Prepayments of the Obligations to be applied thereto in accordance with Section 1.8 in an aggregate amount equal to 100% of such Net Cash Proceeds. The provisions of this Section 1.2(d) shall not be an implied consent to any such issuance otherwise prohibited by the terms of this Agreement.

(e) Repayments in Connection with Permitted Sales. If at the end of any Fiscal Quarter any Eligible Capital Expenditures that formed the basis of any Delayed Draw Term Loan made in the Fiscal Quarter immediately preceding such Fiscal Quarter no longer constitute Eligible Capital Expenditures because the applicable electric vehicle charging stations have been sold or financed pursuant to, or are otherwise the subject of, any Permitted Brookfield Sale or any Other Permitted Sale, the Borrower shall, within three (3) Business Days after the end of such Fiscal Quarter, make a Mandatory Prepayment of the Obligations in an amount equal to the amount of such ineligible capital expenditures that formed the basis of such Delayed Draw Term Loan unless such ineligible capital expenditures have been netted out of the Delayed Draw Term Loan Available Amount in accordance with clause (y) of the definition thereof in respect of any Delayed Draw Term Loan made, if any, during such Fiscal Quarter.

(f) Qualified IPO or Change of Control. Simultaneously with the occurrence of a Qualified IPO or a Change of Control, Borrower shall make Mandatory Prepayments of the Obligations to be applied thereto in accordance with Section 1.8 in an aggregate amount equal to the amount of all Obligations then outstanding.

(g) Intentionally Omitted.

1.3 Use of Proceeds. Borrower shall only use the proceeds of the Loan (i) to purchase, install, operate and maintain the Borrower’s electric vehicle charging stations in the United States (other than any electric vehicle charging stations to be sold, transferred, licensed or financed pursuant to the Brookfield Master Sale Agreement or pursuant to agreements governing Other Permitted Sales), (ii) for other general corporate purposes and (iii) to pay any fees or expenses associated with transactions contemplated under this Agreement and the other Loan Documents.

1.4 Single Loan. The Loan and all of the other Obligations shall constitute one general obligation of Borrower secured by all of the Collateral.

1.5 Interest.

(a) Borrower shall pay interest to Agent for the pro rata benefit of the Lenders on the outstanding balance of the Loan at a fixed rate equal to twelve percent (12.0%) per annum. All computations of interest on the Loan shall be made by Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. In no event will Agent charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

(b) Interest shall be payable on the balance of the Loan (i) quarterly in arrears and shall be due on the first Business Day of each Fiscal Quarter, (ii) on the Maturity Date of the Loan, and (iii) if any interest accrues or remains payable after the Maturity Date of the Loan, upon demand by Agent.

(c) Effective automatically upon the occurrence of any Event of Default arising under Section 7.1(a), 7.1(h) or 7.1(i), or in the case of any other Event of Default upon written notice from Agent to Borrower, and in each case for so long as any such Event of Default shall be continuing, the interest rate applicable to the Loan shall be increased by three percentage points (3.0%) per annum (such increased rate, the “Default Rate”), and all outstanding Obligations, including accrued but unpaid interest (to the extent permitted under applicable law), shall continue to accrue interest from the date of such Event of Default until the earlier of (x) the date on which such Obligations are paid in full and (y) the date on which such Event of Default ceases to be continuing, at the Default Rate applicable to such Obligations.

(d) On the earlier to occur of (i) the Maturity Date, or (ii) the date that Borrower prepays the Loans in whole, Borrower shall pay to Agent for the pro rata benefit of the Lenders additional deferred interest in an amount equal to $2,000,000 (such amount, the “Deferred Interest”); provided that if the Borrower prepays the Loans in part, then simultaneously with each such prepayment in part Borrower shall pay to Agent for the pro rata benefit of the Lenders a ratable portion of the Deferred Interest in an amount equal to (x) $2,000,000, multiplied by (y) the dollar amount of the prepayment being made at such time, divided by (z) $12,923,423.42 (such amount constituting the principal amount of Loans outstanding as of the Ninth Amendment Effective Date); provided further, and for the avoidance of doubt, in the event that there are multiple prepayments of the Loans after the Ninth Amendment Effective Date, and thus multiple payments by Borrower to Agent of a ratable portion of the Deferred Interest (“Partial Deferred Interest Payments”), in no event shall the aggregate amount of the Partial Deferred Interest Payments exceed $2,000,000. The Deferred Interest shall be deemed fully earned by Agent and the Lenders as of the Closing Date and non-refundable.

(e) If any payment to the Agent or any Lender under this Agreement becomes due and payable on a day other than a Business Day, such Payment Date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

(f) Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent for the pro rata benefit of the Lenders is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. In no event shall the total interest received by Agent for the pro rata benefit of the Lenders pursuant to the terms hereof exceed the amount that Agent could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

(g) On the earlier to occur of (i) the Maturity Date, (ii) the Termination Date or (iii) the closing of a Change of Control event or the receipt by Borrower of Net Cash Proceeds in an aggregate amount of at least $750,000 from any Indebtedness issued by a Credit Party or any Equity Issuance, the Borrower shall make a one-time payment to the Agent for the pro rata benefit of the Lenders additional deferred interest in an amount equal to $130,000. For the avoidance of doubt, the amount due under this Section 1.5(g) shall be in addition to, and not in lieu of, amounts due under Section 1.2 of this Agreement, if any. Such additional deferred interest shall be deemed fully earned by Agent and the Lenders as of the Ninth Amendment Effective Date and non-refundable.

1.6 Fees.

Borrower agrees to pay to Agent for the pro rata benefit of the Lenders:

(a) the fees set forth in (i) that certain Fee Letter, dated as of the Closing Date, by and among Agent and the Borrower and (ii) that certain CION Fee Letter, dated as of the Third Amendment Effective Date, by and among Agent and the Borrower (collectively, the “Fee Letter”); and

(b) all reasonable and documented out-of-pocket fees, costs and expenses of closing due and owing and presented as of the Closing Date, including those relating to (i) Agent’s due diligence review and evaluation of the transaction, (ii) the preparation, negotiation, execution and delivery of the Loan Documents, (iii) the closing of the Transactions, (iv) all appraisal, audit, environmental, title work, travel (including, without limitation, travel expenses incurred by Co-Lead Arranger), inspection, surveys, filing, search and registration fees, (v) any loan, escrow, recording and transfer fees and taxes (as applicable), and (vi) Agent’s and Co-Lead Arranger’s reasonable and documented out-of-pocket counsel fees and expenses relating to any of the foregoing (it being acknowledged that Co-Lead Arranger’s counsel fees shall not exceed $10,000 in the aggregate); provided that Agent agrees to apply the Term Sheet Deposit to any amounts payable by Borrower pursuant to Section 1.6(b).

1.7 Receipt of Payments; Taxes. Borrower shall make each payment under this Agreement (not otherwise made pursuant to Section 1.8) without set-off, counterclaim or deduction and free and clear of all Taxes not later than 3:00 PM New York City time on the day when due in lawful money of the United States of America in immediately available funds to an account specified by the Agent in writing, except as required by applicable law. If a Withholding Agent shall be required by applicable law to deduct any Taxes from any payment to any Recipient under any Loan Document, then the applicable Withholding Agent shall be entitled to make such deduction and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased so that, after making all required deductions (including such deductions applicable to additional sums payable under this Section 1.7), the applicable Recipient receives an amount equal to that which it would have received had no such deductions been made. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 1.7, Borrower shall deliver to Agent a certified copy of a receipt issued by such Governmental Authority evidencing such payment or a copy of the return reporting such payment.

1.8 Application and Allocation of Payments. Except as otherwise provided in the Intercreditor Agreement, Borrower irrevocably agrees that Agent shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations; provided, unless the Required Lenders determine otherwise, all payments against the Obligations shall be applied (a) first, to payment of costs and expenses, including attorneys’ fees, of Agent payable or reimbursable by Credit Parties under the Loan Documents; (b) second, to payment of all accrued unpaid interest on the Obligations; (c) third, to payment of principal on all remaining installments of the Loans in inverse order of maturity; (d) fourth, to payment of any other amounts owing constituting Obligations; and (e) fifth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto. Each of Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses second, third, fourth or fifth above.

1.9 Accounting. Each Lender is authorized to record on its books and records the date and amount of the Loan and each payment of principal thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.

1.10 Indemnity. Borrower and each other Credit Party executing this Agreement jointly and severally agree to indemnify and hold each Recipient and their Affiliates, and their respective employees, attorneys and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including reasonable and documented out-of-pocket attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement and the other Loan Documents or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any and all product liabilities, Environmental Liabilities, Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 1.7 or Section 1.10) and reasonable legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”), except to the extent that any such Indemnified Liability is finally determined by a non-appealable court order by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct or arises solely out of disputes between and among the Agent and the Lenders. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

1.11 Intentionally Omitted.

1.12 Joinder of New Subsidiaries as a Credit Party, Etc. As soon as possible (and in any event within twenty (20) days) after the formation of any new Subsidiary of a Credit Party and in any event prior to the transfer of any material assets to such new Subsidiary or simultaneously with the consummation of acquisition of any new Subsidiary of a Credit Party, Borrower shall take such actions as required by Section 3.28 and cause such new Subsidiary to become a Guarantor and a Grantor under this Agreement by having the following documents delivered to the Lenders: (i) a Secretarial Certificate, a Power of Attorney and a Joinder Agreement in the forms of Exhibits C, D and H attached hereto, respectively, duly completed, executed and delivered by such new Subsidiary, (ii) agreements and documents with respect to such new Subsidiary of the types described under the defined term Collateral Documents, (iii) an opinion of counsel to such new Subsidiary, in form, substance and scope comparable to the legal opinion of Grantor’s counsel delivered to Agent and Lenders on the Closing Date and (iv) an updated Disclosure Schedule (3.7).

1.13 Non-Funding Lenders. Unless Agent shall have received notice from any Lender prior to the date such Lender is required to make any payment hereunder with respect to the Loan that such Lender will not make such payment (or any portion thereof) available to Agent, Agent may assume that such Lender has made such payment available to Agent on the date such payment is required to be made in accordance with this Section 1 and Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. Borrower agrees to repay to Agent on demand such amount (until repaid by such Lender) with interest thereon for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, at the interest rate applicable to the Obligation that would have been created when Agent made available such amount to Borrower had such Lender made a corresponding payment available; provided, however, that such payment shall not relieve such Lender of any obligation it may have to Borrower. In addition, any Lender that shall not have made available to Agent any portion of any payment described above (any such Lender, a “Non-Funding Lender”) agrees to pay such amount to Agent on demand together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, at the interest rate applicable at the time to the Term Loan. Such repayment shall then constitute the funding of the corresponding Loan (including any Loan deemed to have been made hereunder with such payment) or participation. The existence of any Non-Funding Lender shall not relieve any other Lender of its obligations under any Loan Document, but no other Lender shall be responsible for the failure of any Non-Funding Lender to make any payment required under any Loan Document.

(b) Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be, or have its Term Loans and Commitments, included in the determination of “Required Lenders” or “Lenders directly affected” pursuant to Section 10.1(b)) for any voting or consent rights under or with respect to any Loan Document, provided that (A) the Commitment of a Non-Funding Lender may not be increased, extended or reinstated, (B) the principal of a Non-Funding Lender’s Loans may not be reduced or forgiven, and (C) the interest rate applicable to Obligations owing to a Non-Funding Lender may not be reduced, in each case, without the consent of such Non-Funding Lender. Moreover, for the purposes of determining Required Lenders and the Loans and Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.

1.14 Substitution of Lenders.

(a) Substitution Right. In the event that any Lender, other than Agent, that is not an Affiliate of Agent (any such Lender, an “Affected Lender”), (i) becomes a Non-Funding Lender with respect to the Loan or (ii) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Required Lenders is obtained but that requires the consent of all Lenders, Borrower may either pay in full such Affected Lender with respect to amounts due on the Term Loan of such Lender without premium or penalty and with the consent of Agent or substitute for such Affected Lender any Lender or any Affiliate of any Lender or any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to Agent (in each case, a “Substitute Lender”).

(b) Procedure. To substitute such Affected Lender or pay in full the Obligations owed to such Affected Lender under such Lender’s Term Loan, Borrower shall deliver a notice to Agent and such Affected Lender. The effectiveness of such payment or substitution shall be subject to the delivery to Agent by Borrower (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Lender with respect to such Lender’s Term Loan (including those that will be owed because of such payment and all Obligations that would be owed to such Lender as if it was solely a Lender hereunder), and (ii) in the case of a substitution, (A) payment of the assignment fee set forth in Section 8(a) and (B) an assumption agreement in form and substance satisfactory to Agent whereby the Substitute Lender shall, among other things, agree to be bound by the terms of the Loan Documents and assume the Term Loan Commitment of the Affected Lender.

(c) Effectiveness. Upon satisfaction of the conditions set forth in clause (b) above, Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full of all Obligations owing to such Affected Lender, such Affected Lender’s Term Loan Commitments shall be terminated and (ii) in the case of any substitution, (A) the Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents with respect to such Lender’s Term Loan, except that the Affected Lender shall retain such rights expressly providing that they survive the repayment of the Obligations and the termination of the Term Loan Commitments, (B) the Substitute Lender shall become a “Lender” hereunder having a Term Loan Commitment in the amount of such Affected Lender’s Term Loan Commitment and (C) the Affected Lender shall execute and deliver to Agent an Assignment Agreement to evidence such substitution and deliver any Note in its possession with respect to its Term Loan; provided, however, that the failure of any Affected Lender to execute any such Assignment Agreement or deliver any such Note shall not render such sale and purchase (or the corresponding assignment) invalid.

2. CONDITIONS PRECEDENT

2.1 Conditions to the Loan. No Lender shall be obligated to make a Closing Date Term Loan on the Closing Date, unless and until all of the following conditions have been satisfied in a manner satisfactory to Agent in its sole discretion, or waived in writing by Agent:

(a) Closing Checklist. The documents and other items or actions set forth on the Closing Checklist (Schedule D) shall have been duly executed and delivered, or completed by the appropriate parties, except where such Closing Checklist expressly indicates that such document item or action may be delivered or completed after the Closing Date;

(b) Insurance. Agent shall have received evidence satisfactory to it that the insurance policies provided for in Section 3.16 are in full force and effect;

(c) Opinions of Counsel. Agent shall have received opinions of counsel to the Credit Parties with respect to this Agreement, the Notes and the other Loan Documents in form and substance reasonably satisfactory to Agent;

(d) Fees. Borrower has paid the fees set forth in the Fee Letter and shall have reimbursed Agent and Co-Lead Arranger for all reasonable and documented out-of-pocket attorneys’ fees (it being acknowledged that Co-Lead Arranger’s counsel fees shall not exceed $10,000 in the aggregate), and other costs and expenses of closing due and owing and presented as of the Closing Date, each in immediately available funds, or authorized the Agent to deduct the fees under the Fee Letter and such other fees, costs and expenses of closing from the amount of the Term Loan made on the Closing Date;

(e) Intentionally Omitted.

(f) Representations and Warranties. Any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be true and correct (x) as stated as to representations and warranties which contain materiality limitations, and (y) in all material respects as to all other representations and warranties; except to the extent that any such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date (x) as stated as to representations and warranties which contain materiality limitations, and (y) in all material respects as to all other representations and warranties;

(g) Material Adverse Effect. No event or circumstance that has had or reasonably could be expected to have a Material Adverse Effect has occurred;

(h) Default. No Default has occurred or is continuing or would result after giving effect to the Loan;

(i) Intentionally Omitted.

(j) Indebtedness and Minority Interests. After giving effect to the Transactions and the other transactions contemplated hereby, no Credit Party shall have outstanding any Indebtedness or preferred stock other than (i) the Loans hereunder, (ii) the Indebtedness and preferred stock listed on Disclosure Schedule (3.18), and (iii) any Indebtedness otherwise permitted under Section 5.1;

(k) Requirements of Law. The Credit Parties and the Transactions shall be in full compliance with all material Requirements of Law, including Regulations T, U and X of the Federal Reserve Board, and shall have received satisfactory evidence of such compliance reasonably requested by them;

(l) Consents. All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions, and there shall be no governmental or judicial action, actual or threatened in writing, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby;

(m) Litigation. There shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or could materially and adversely affect the ability of the Credit Parties to fully and timely perform their respective obligations under the Loan Documents or the ability of the parties to consummate the financings contemplated hereby or the other Transactions;

(n) Sources and Uses. The sources and uses of the Loan shall be as set forth in Section 1.3;

(o) Personal Property Requirements. The Agent shall have received:

(i) (A) originals of all certificates, agreements or instruments representing or evidencing the Pledged Securities and (B) original instruments of transfer and stock powers undated and endorsed in blank with respect to such certificates, agreements and instruments;

(ii) Intentionally omitted;

(iii) all other certificates, agreements, or instruments necessary to perfect the Agent’s security interest in all Chattel Paper, all Instruments, and all Investment Property of each Credit Party (to the extent required hereunder);

(iv) UCC financing statements in appropriate form for filing under the Code, filings with the United States Patent and Trademark Office, United States Copyright Office, and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Agent, desirable to perfect the Liens created, or purported to be created, hereunder;

(v) copies (to the extent applicable) of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy, execution and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Credit Party as debtor and that are filed in those Federal, provincial, state and county jurisdictions in which any Credit Party is organized or maintains its chief executive office, principal place of business, property and such other searches that are required by the Perfection Certificate or that the Agent reasonably deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered hereunder (other than Permitted Liens or any other Liens acceptable to the Agent); and

(vi) evidence acceptable to the Agent of payment or arrangements for payment by the Credit Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of Liens.

(p) USA PATRIOT Act. The Lenders and the Agent shall have timely received the information required under Section 10.13 and background investigations of the Guarantors and the Borrower’s management and the results thereof shall be satisfactory to Agent in its sole discretion;

(q) Intentionally Omitted.

(r) Capitalization Information. Agent shall have received from the Borrower an accurate and complete capitalization table reflecting all of the direct and indirect owners of each Credit Party (including the applicable ownership percentages) as of: (i) the date immediately prior to the Closing Date (the “Pre-Closing Cap Table”), and (ii) the date immediately following the Closing Date (the “Post-Closing Cap Table”) (collectively, the “Cap Tables”);

(s) Organization Chart. Agent shall have received from the Borrower an accurate and complete organization chart reflecting all of the direct and indirect Subsidiaries of the Borrower (including the applicable ownership percentages) as of: (i) the date immediately prior to the Closing Date (the “Pre-Closing Organization Chart”), and (ii) the date immediately following the Closing Date (the “Post-Closing Organization Chart”) (collectively, the “Organization Charts”). To the extent that the Pre-Closing Organization Chart is identical to the Post-Closing Organization Chart, the Borrower may certify to Agent that the Post-Closing Organization Chart is identical to the Pre-Closing Organization Chart; and

(t) Delivery of SBA Documents. The Borrower shall have delivered the following documents in form and substance reasonably satisfactory to Agent and each Lender that is an SBIC (and, as applicable, duly executed and dated as of the Closing Date or an earlier date satisfactory to such SBIC):

(i) a Note;

(ii) the SBA Side Letter;

(iii) each duly executed and completed SBA Form; and

(iv) such other documents or instruments as reasonably requested by such SBIC to comply with the Act.

(u) Minimum Qualified Capital Stock Contribution. On or before the Closing Date, Parent shall have received not less than $12,000,000 of proceeds of the issuance of its Qualified Capital Stock pursuant to its recent equity issuance of Class C-2 stock.

(v) Advisor Engagement. The Borrower shall have consented to and approved the engagement of HunterPoint LLC as advisor to Agent, at the sole cost and expense of the Borrower, to perform the services described in the memorandum delivered to Borrower for a period of three (3) months following the Closing Date; provided that the term of such engagement may be extended at the discretion of Agent for no longer than three (3) months and any further extensions thereafter shall be subject to the mutual consent of Borrower and Agent.

(w) Closing Certificate. The Borrower shall have delivered to Agent a duly executed Closing Certificate.

(x) Projections and Quality of Earnings. The Borrower shall have delivered to Agent (i) reasonably detailed projections for the succeeding five (5) years, with monthly projections of not less than the first twenty-four (24) months following the Closing Date and (ii) quality of earnings report conducted by a firm reasonably acceptable to Agent.

3. REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS

To induce Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Loan, Borrower and each other Credit Party executing this Agreement, jointly and severally, represent and warrant to Agent and each Lender (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promise to and agree with Agent and each Lender until the Termination Date as follows:

3.1 Corporate Existence; Compliance with Law. Each Grantor: (a) is, as of the Closing Date, and will continue to be (i) (A) a corporation, limited liability company or limited partnership, as applicable, duly organized, and validly existing and (B) in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Requirements of Law and Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have (i) the requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) except as could not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect, all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Grantor that are necessary or appropriate for the conduct of its business.

3.2 Executive Offices; Corporate or Other Names. (a) Each Grantor’s name as it appears in official filings in the state of its incorporation or organization, (b) the type of entity of each Grantor, (c) the organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued, (d) each Grantor’s state of organization or incorporation, and (e) the location of each Grantor’s chief executive office and locations of Collateral when not in use by a customer of any Grantor are as set forth in Disclosure Schedule (3.2) and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve (12) months. As of the Closing Date, during the prior five (5) years, except as set forth in Disclosure Schedule (3.2), no Grantor has been known as or conducted business in any other name (including trade names) than the name of such Grantor set forth on the signature page hereto. Borrower has only one state of incorporation or organization.

3.3 Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by each Grantor of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within such Grantor’s power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of such Grantor; (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person other than any consent or approval that has been obtained. As of the Closing Date, each Loan Document shall have been duly executed and delivered on behalf of each Grantor party thereto, and each such Loan Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of such Grantor, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

3.4 Financial Statements; Books and Records.

(a) The annual and monthly Financial Statements of the Grantors delivered pursuant to Section 4.1 present fairly in all material respects the financial condition of such Grantors as of the date of each such Financial Statement in accordance with GAAP (subject to normal year-end adjustments and to the absence of footnotes in the case of unaudited statements).

(b) The Grantors shall keep proper Books and Records in which proper entries, reflecting all consolidated and consolidating financial transactions, will be made in accordance with GAAP and all Requirements of Law in all material respects of all financial transactions and the assets and business of each Grantor on a basis consistent with the Financial Statements.

3.5 Material Adverse Change. Between March 31, 2019 and the Closing Date, no events with respect to any Grantor have occurred that alone or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect. No Requirement of Law or Contractual Obligation of any Grantor has or has had or would reasonably be expected to have a Material Adverse Effect. No Grantor is in default, and to such Grantor’s knowledge no third party is in default, under or with respect to any of its Contractual Obligations, that alone or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

3.6 Collection of Accounts. Credit Parties will continue to collect on their Accounts in accordance with customary practices in the media industry and consistent with the normal collection policy of the Credit Parties as in effect in the period prior to the Closing Date.

3.7 Subsidiaries. Except as set forth in Disclosure Schedule (3.7), as of the Closing Date, Borrower does not have any Subsidiaries. The issued and outstanding Stock of Borrower and its Subsidiaries (excluding all rights to purchase, options, warrants or similar rights or agreements pursuant to which Borrower or such Subsidiaries’ may be required to issue, sell, repurchase or redeem any of its Stock) as of the Closing Date is accurately reflected in the organizational chart delivered pursuant to Section 3.29(c) and set forth on Schedule 10(a) to the Perfection Certificate or any Perfection Certificate Supplement (whichever was most recently delivered to Agent).

3.8 Government Regulation; Margin Regulations. No Grantor is subject to or regulated under any Federal or state statute, rule or regulation that restricts or limits such Person’s ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Loan Documents. The making of the Loan, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any Requirement of Law. No Grantor is engaged, nor will it engage, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and hereafter in effect (such securities being referred to herein as “Margin Stock”). No Grantor owns any Margin Stock, and none of the proceeds of the Loan or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock. No Grantor will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.9 Taxes; Charges. Except as disclosed in Disclosure Schedule (3.9), all tax returns, reports and statements required by any Governmental Authority to be filed by Borrower or any other Grantor have, as of the Closing Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority and no tax Lien has been filed against any Grantor or any Grantor’s property. Disclosure Schedule (3.9) sets forth as of the Closing Date those taxable years for which any Grantor’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. As of the Closing Date, no Grantor has agreed or been requested to make any adjustment under Section 481(a) of the IRC, by reason of a change in accounting method or otherwise, which would reasonably be expected to have a Material Adverse Effect.

3.10 Payment of Obligations. Each Grantor will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material Charges and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and none of the Collateral is or would reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

3.11 ERISA.

(a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other existing ERISA Events, would reasonably be expected to have a Material Adverse Effect. Except as disclosed in Disclosure Schedule (3.11), (i) the present value of all accumulated benefit obligations of the Grantors under each Plan (based on the assumptions used for purposes of ASC 715) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than $500,000, and (ii) the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of ASC 715) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such underfunded Plans by more than $500,000. No Grantor or ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability in excess of $500,000.

(b) Each Grantor shall furnish to the Agent (x) as soon as possible after, and in any event within five (5) days after any Responsible Officer of any Credit Party knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event would reasonably be expected to result in liability of the Credit Parties or any of their ERISA Affiliates in an aggregate amount exceeding $500,000 or the imposition of a Lien, a statement of a Responsible Officer of such Credit Party setting forth details as to such ERISA Event and the action, if any, that such Credit Party or such ERISA Affiliate proposes to take with respect thereto; (y) upon request by the Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party or any ERISA Affiliate with the Department of Labor with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan (or employee benefit plan sponsored or contributed to by any Credit Party) as the Agent shall reasonably request and (z) promptly following any request therefor, copies of (i) any documents described in Section 101(k) of ERISA that any Credit Party or its ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(1) of ERISA that any Credit Party or its ERISA Affiliate may request with respect to any Multiemployer Plan; provided, that if any Credit Party or its ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Credit Party or ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

3.12 Litigation. Except as specifically disclosed in Disclosure Schedule (3.12), there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of each Credit Party, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party or any of their respective Properties which:

(a) purport to affect or pertain to this Agreement, any other Loan Document, or any of the Transactions contemplated hereby or thereby; or

(b) would reasonably be expected to result in equitable relief or monetary judgment(s), individually or in the aggregate, in excess of $500,000 and unless fully covered by insurance and the issuer(s) of the applicable policies have not disclaimed coverage.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. As of the Closing Date, except with respect to matters set forth on Disclosure Schedule (3.12), no Credit Party or any Subsidiary of any Credit Party is the subject of an audit or, to each Credit Party’s knowledge, any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation of any Requirement of Law. Each Grantor shall notify Agent promptly in writing upon learning of the existence, threat or commencement of any such Litigation or any such order, investigation or audit.

3.13 Intellectual Property. Each Grantor owns, or is licensed to use, all such Intellectual Property material to its business as currently conducted, except for such Intellectual Property the failure of which to so own or be so licensed would not reasonably be expected to have a Material Adverse Effect. Each Grantor will take all necessary steps to preserve its ownership and licenses in such Intellectual Property so as to permit Agent to sell, transfer, rent, or use the Collateral upon the occurrence and during the continuation of an Event of Default. To permit Agent to sell, transfer, rent, or use the Collateral upon the occurrence and during the continuation of an Event of Default, each Grantor hereby grants to Agent an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof. As of the Closing Date, the Grantors own or are licensed to use the Intellectual Property as set forth in Disclosure Schedule (3.13). Each Grantor shall maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority. In the event that any Grantor becomes aware that any Intellectual Property material to the conduct of its business has been infringed, misappropriated or diluted by a third party in any material respect, such Grantor promptly shall notify the Agent and shall take such actions as are appropriate under the circumstances to protect such Intellectual Property. Notwithstanding the foregoing, each Grantor may transfer, abandon, or otherwise dispose of Intellectual Property that is, in the applicable Grantor’s reasonable business judgment, no longer economically practicable or commercially desirable to maintain, or used or useful in its business, in each case, in the ordinary course of business; provided that in the case of registered Intellectual Property, Agent has given prior written consent (email acceptable) to such transfer, abandon or disposition, which consent shall not be unreasonably withheld, delayed or denied.

3.14 Full Disclosure. No information contained in any Loan Document, the Financial Statements or any written statement furnished by or on behalf of any Grantor under any Loan Document, or to induce Agent and the Lenders to execute the Loan Documents (as such information has been amended, supplemented or superseded by any other information later delivered to the same parties receiving such information, provided that the delivery of such amended, supplemented or superseding information shall not cure any Event of Default arising under Section 7.1(b) other than with respect to this Section 3.14), contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which they were made.

3.15 Environmental Liabilities. Except as set forth in Disclosure Schedule (3.15), as of the Closing Date, (a) no Grantor is subject to any Environmental Liabilities or, to any Grantor’s knowledge, potential Environmental Liabilities, that would reasonably be expected to result in Environmental Liabilities to Grantors in excess of $500,000 in the aggregate and (b) no written notice has been received by any Grantor identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of any Grantor, there are no facts, circumstances or conditions that would reasonably be expected to result in any Grantor being identified as a “potentially responsible party” under CERCLA or analogous state statutes, in each such case if such circumstance would reasonably be expected to result in Environmental Liabilities in excess of $500,000 in the aggregate. Each Grantor: (i) shall comply in all material respects with all applicable Environmental Laws and environmental permits, except for any such non-compliance that could not reasonably be expected to result in Environmental Liabilities to Grantors in excess of $500,000, (ii) shall notify Agent in writing within thirty (30) days if and when it becomes aware of any Release, on, at, in, under, above, to, from or about any real property owned, leased or occupied by a Grantor if such Release would reasonably be expected to result in Environmental Liabilities to Grantors in excess of $500,000 in the aggregate, (iii) shall notify Agent in writing within thirty (30) days if and when it becomes aware of any claims that could form the basis for any Environmental Liabilities that would reasonably be expected to result in Environmental Liabilities in excess of $500,000 in the aggregate, and (iv) shall notify Agent in writing within thirty (30) days if and when it becomes aware of any occurrences of non-compliance with Environmental Laws or environmental permits, except for any such non-compliance that could not reasonably be expected to result in Environmental Liabilities to Grantors in excess of $500,000. Each Credit Party has made available to Agent copies of all existing environmental reports, reviews and audits and all documents prepared since January 1, 2010 pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody, control or otherwise available to the Credit Parties.

3.16 Insurance. As of the Closing Date, Disclosure Schedule (3.16) lists all insurance of any nature maintained by Borrower with respect to the Collateral as well as all liability insurance maintained by the Grantors, as well as a summary of the terms of such insurance.

(a) Coverage. Without limiting any of the other obligations or liabilities of the Grantors under this Agreement, the Grantors shall, during the term of this Agreement, carry and maintain, at its own expense, at least the minimum insurance coverage set forth in this Section 3.16. All insurance carried pursuant to this Section 3.16 shall be placed with such insurers having a minimum A.M. Best rating of A-:VIII (or as may be otherwise reasonably acceptable to the Agent) and be in such form, with terms, conditions, limits and deductibles as shall be reasonably acceptable to Agent. The insurance required to be carried and maintained by Grantors hereunder shall, in all events, include, without limitation, the following:

(i) All Risk Property Insurance. The Grantors shall maintain, all risk property insurance covering against physical loss or damage, including but not limited to fire and extended coverage, and collapse coverage. Coverage shall be written on a replacement cost basis in an amount reasonably acceptable to Agent; and,

(ii) Commercial General Liability Insurance. The Grantors shall maintain comprehensive general liability insurance written on an occurrence basis with a limit of not less than $2,000,000. Such coverage shall include, but not be limited to, premises/operations, broad form contractual liability, products/completed operations, property damage and personal injury liability; and,

(iii) Excess/Umbrella Liability Insurance. The Grantors shall maintain excess and/or umbrella liability insurance written on an occurrence basis in an amount not less than $5,000,000 providing coverage limits excess of the insurance limits required under subsection (a)(ii). Such insurance shall follow the form of the primary insurances and drop down in case of exhaustion of underlying limits and/or aggregates.

(b) Endorsements. The Grantors shall cause all insurance policies carried and maintained in accordance with this Section 3.16 to be endorsed as follows:

(i) Agent, on behalf of Lenders, shall be an additional insured and loss payee with respect to property policy described in subsection (a)(i). Agent, on behalf of Lenders, shall be an additional insured with respect to liability policies described in subsections (a)(ii) and, to the extent allowed by law (iii). It shall be understood that any obligation imposed upon the Grantors, including but not limited to the obligation to pay premiums, shall be the sole obligation of the Grantors and not that of the Agent; and,

(ii) With respect to property policy described in subsection (a)(i), the interests of the Agent shall not be invalidated by any action or inaction of any Grantor or any other Person, and shall insure the Agent regardless of any breach or violation by any Grantor or any other Person, of any warranties, declarations or conditions of such policies; and,

(iii) The insurers thereunder shall waive all rights of subrogation against Agent, any right of setoff or counterclaim and any other right to deduction, whether by attachment or otherwise; and,

(iv) If such insurance is canceled for any reason whatsoever, including nonpayment of premium, such cancellation shall not be effective as to the Agent until thirty (30) days after receipt by Agent of written notice from such insurer.

(c) Certifications. On the Closing Date, and at each policy renewal, but not less than annually, the Grantors shall provide to the Agent a certification from each insurer or by an authorized representative of each insurer. Such certification shall identify the underwriters, the type of insurance, the limits, deductibles, and term thereof and shall specifically list the special provisions delineated in section (b) above for such insurance required for this Section 3.16.

(d) Intentionally Omitted.

(e) Notice to Agent. The Grantors shall notify the Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 3.16 is taken out by any Credit Party; and promptly deliver to the Agent a copy of such policy or policies.

Borrower shall direct all present and future insurers under its policies of insurance to pay all proceeds payable thereunder with respect to the Collateral directly to Agent for application pursuant to Section 1.2(f). If any insurance proceeds are paid by check, draft or other instrument payable to Borrower and Agent jointly, Agent may endorse Borrower’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash.

3.17 Solvency. Both before and after giving effect to (a) the Loan, the issuance of the Guarantees of the Obligations and the pledge of assets as security therefor by all of the Grantors, (b) the disbursement of the proceeds of the Loan pursuant to the instructions of the Borrower, and (c) the payment and accrual of all transaction costs in connection with the foregoing, the Credit Parties taken as a whole are Solvent.

3.18 Other Financings. Except as disclosed in Disclosure Schedule (3.18) attached hereto, none of the Credit Parties has outstanding as of the Closing Date any Indebtedness.

3.19 Conduct of Business. Each Grantor (a) shall conduct its business substantially as now conducted or as reasonably related, ancillary, complementary, or incidental thereto or as otherwise permitted hereunder, and (b) shall at all times maintain, preserve and protect all of the Collateral and keep the same in good repair, working order and condition and make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with manufacturer specifications and industry practices; provided such Grantor shall not be obligated to comply with the foregoing covenant if, (i) in such Grantor’s reasonable business judgment, such Collateral is no longer economically practicable or commercially desirable to maintain, or used or useful in its business, in each case, in the ordinary course of business and (ii) in the event fair market value of such Collateral, individually or in the aggregate, exceeds $500,000, Agent has given prior written consent (email acceptable) which consent shall not be unreasonably withheld, delayed or denied.

3.20 Further Assurances. At any time and from time to time, upon the written request of Agent and at the sole expense of the Grantors, the Grantors shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Agent may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Loan Documents, (b) to protect, preserve and maintain Agent’s rights in any Collateral and security interests or the equivalent under any foreign law, or (c) to enable Agent to exercise all or any of the rights and powers herein granted.

3.21 Collateral/Maintenance of Property.

(a) Each Grantor holds and will continue to hold good title to any of its property constituting the Collateral and none of such property is or will be subject to any Liens except Permitted Liens.

(b) Each Grantor shall (i) maintain and preserve in all material respects in good working order and condition the Collateral and all other of its property necessary in the conduct of its business, and such Collateral shall be maintained in accordance with all manufacturer’s suggested and recommended maintenance procedures, including preventive maintenance, (ii) obtain, maintain and preserve all material rights, permits, licenses, approvals and privileges (including all Permits) necessary, used or useful, whether because of its ownership, lease, sublease or other operation or occupation of property or other conduct of its business, and shall make all necessary or appropriate filings with, and give all required notices to, Governmental Authorities, and (iii) maintain the Collateral in compliance with all statutes, laws, ordinances, regulations, standards, directives, orders, judgments and permits (including environmental) issued by any Governmental Authority.

(c) Collateral shall not be located in, in transit to or used by a customer, in any country, state, nation, or territory (i) listed on the Lists or otherwise under United States sanctions for conducting business or (ii) set forth on Schedule E hereto (as such Schedule E may be amended by written notice from time to time by Agent to Borrower on a prospective basis) (each a “Restricted Location”). Upon an amendment to Schedule E pursuant to the forgoing sentence such that Collateral is located in a Restricted Location that was not located in a Restricted Location prior to such amendment, no Grantor shall extend or renew any rental agreements or enter into any new rental agreements which would cause the Collateral to be located in, in transit to or in use in a Restricted Location by a customer of such Grantor and such Grantor shall remove such Collateral from such Restricted Location within fifteen (15) days from the delivery of such notice or, if such Collateral is subject to a rental agreement with a customer of such Grantor at such time, fifteen (15) days from the end of the then current term of such rental agreement.

(d) Real Property. Schedules 8(a) and 8(b) to the Perfection Certificate dated the Closing Date contain a true and complete list of each interest in Real Property (i) owned by any Credit Party as of the date hereof and describes the type of interest therein held by such Credit Party and whether such owned Real Property is leased and if leased whether the underlying lease contains any option to purchase all or any portion of such Real Property or any interest therein or contains any right of first refusal relating to any sale of such Real Property or any portion thereof or interest therein and (ii) leased, subleased or otherwise occupied or utilized by any Credit Party, as lessee, sublessee, franchisee or licensee, as of the date hereof and describes the type of interest therein held by such Credit Party and, in each of the cases described in clauses (i) and (ii) of this Section 3.21(d), whether any lease requires the consent of the landlord or tenant thereunder, or other party thereto, to the Transactions.

(e) Collateral located outside the United States. If the Credit Parties collectively own in excess of $1,000,000 in the aggregate of assets or property in any jurisdiction or jurisdictions outside of the United States of America, then the Credit Parties shall promptly (and in any event within 5 Business Days thereafter) notify the Agent in writing of the existence, value, nature and location of such assets. If the Required Lenders request in their absolute discretion, then the Credit Parties shall (i) execute and deliver to the Agent such other documents as the Required Lenders shall reasonably deem necessary to grant to the Agent for the benefit of the Lenders, a Lien on any assets or property in any foreign jurisdiction, which shall be subject to no Liens other than Permitted Liens, (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required hereunder in accordance with all applicable Requirements of Law (including any requirements under the law of any applicable foreign jurisdiction), including the filing of financing statements in such jurisdictions as may be reasonably requested by the Agent, and (iii) otherwise take such actions and execute and/or deliver to the Agent such documents as the Agent shall require to confirm the validity, perfection and priority of the Lien hereunder on such assets or properties. The Credit Parties shall also provide Agent with such information as Agent may reasonably request from time to time regarding any Accounts that are owed to a Credit Party by any account debtor that is not a Person organized under the laws of the United States of America.

3.22 Anti-Terrorism and Anti-Money Laundering Compliance.

(a) No Credit Party and, to the knowledge of the Credit Parties, no Person who owns a controlling interest in or otherwise controls a Credit Party, and no customer of a Credit Party, is (i) listed on the Specially Designated Nationals and Blocked Persons List (the “SDN List”) maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or on any other similar list (“Other Lists” and, collectively with the SDN List, the “Lists”) maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, “OFAC Laws and Regulations”); or (ii) a Person (a “Designated Person”) either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the “Executive Orders”). The OFAC Laws and Regulations and the Executive Orders are collectively referred to in this Agreement as the “Anti-Terrorism Laws”. Each of the Credit Parties represents and warrants that it requires, and has taken reasonable measures to ensure compliance with the requirement, that no Person who owns any other direct interest in a Credit Party is or shall be listed on any of the Lists or is or shall be a Designated Person. This Section 3.22 shall not apply to any Person to the extent that such Person’s interest in the Borrower is through a U.S. Publicly-Traded Entity. As used in this Agreement, “U.S. Publicly-Traded Entity” means a Person (other than an individual) whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a Person.

(b) Each Credit Party represents and warrants that it has taken reasonable measures appropriate to the circumstances (and in any event as required by law), with respect to each holder of a direct or indirect interest in such Credit Party, to assure that funds invested by such holders in the Credit Parties are derived from legal sources (“Anti-Money Laundering Measures”). The Anti-Money Laundering Measures have been undertaken in accordance with the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq. (“BSA”), and all applicable laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations under 18 U.S.C. §§ 1956 and 1957 (collectively with the BSA, “Anti-Money Laundering Laws”).

(c) Each Credit Party represents and warrants to Agent and each Lender, to its actual knowledge after making due inquiry, that no such Credit Party or any holder of a direct or indirect interest in such Credit Party (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. §§ 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA, (ii) has been assessed civil penalties under any Anti-Money Laundering Laws, or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.

(d) Each Credit Party represents and warrants to Agent and each Lender that it has taken reasonable measures appropriate to the circumstances (in any event as required by law), to ensure that such Credit Party is in compliance with all current and future Anti-Money Laundering Laws and laws, regulations and government guidance for the prevention of terrorism, terrorist financing and drug trafficking.

(e) Each Credit Party and its respective directors, officers and employees and, to the knowledge of the applicable Credit Party, the agents of each Credit Party and their Subsidiaries, are in compliance with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law, including without limitation the UK Bribery Act, in all material respects. The Credit Parties and their Subsidiaries have instituted and maintained, and shall maintain, policies and procedures designed to ensure continued compliance with the FCPA and any other applicable anti-corruption laws.

3.23 Maintenance of Corporate Existence. Each Credit Party shall preserve and maintain (a) its legal existence and good standing under the laws of the jurisdiction of its incorporation or organization and (b) it rights (charter and statutory), privileges, franchises and Permits necessary or desirable in the conduct of its business, except, in the case of this clause (b), where the failure to do so would not, in the aggregate, have a Material Adverse Effect.

3.24 Compliance with Laws, Etc. Each Credit Party shall comply with all applicable Requirements of Law, Contractual Obligations and Permits, except for such failures to comply that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.25 Landlord Agreement. Grantors shall use commercially reasonable best efforts to obtain a landlord waiver from the landlord of their Chief Executive Office, which landlord waiver shall be reasonably satisfactory in form and substance to Agent, within the time period set forth on Schedule F.

3.26 Deposit Accounts; Cash Collateral Accounts.

(a) Borrower and each Guarantor shall maintain a cash management system which is reasonably acceptable to Agent (the “Cash Management System”), which shall operate as set forth in this Section 3.26.

(b) All Proceeds of Collateral held by any Credit Party (other than funds being collected pursuant to the provisions stated below) shall be deposited in one or more bank accounts or securities investment accounts, as set forth on Disclosure Schedule (3.26) or other accounts in form and substance reasonably satisfactory to Agent subject to the terms of this Agreement and the applicable Control Agreements.

(c) On the Closing Date, the Credit Parties shall deliver, or cause to be delivered, to Agent a Control Agreement duly authorized, executed and delivered by each bank where each deposit account (other than an Excluded Account) for the benefit of a Credit Party is maintained (each such account, a “Controlled Account”). None of the Credit Parties shall establish any deposit accounts after the Closing Date into which Proceeds of any Collateral are deposited without the prior consent of Agent. Borrower shall promptly (but in no event later than ten (10) Business Days, or such later date as agreed by the Administrative Agent with Required Lender consent) deliver, and shall cause each other Credit Party to deliver, to Agent a Control Agreement covering each new deposit account (other than an Excluded Account) that is established after the Closing Date; provided that until such time as such Control Agreement is delivered to Agent, such new deposit account shall have a cash balance not to exceed $10,000 at any time.

(d) The Credit Parties and their respective directors, employees and agents shall promptly deposit or cause the same to be deposited, any monies, checks, notes, drafts or any other payment relating to and/or Proceeds of Collateral which come into their possession or under their control in the applicable Controlled Accounts.

(e) Notwithstanding anything to the contrary contained herein, Parent shall (i) establish a new deposit account, which account shall not be subject to a Control Agreement, to receive and hold exclusively the proceeds of the PPP Loan, (ii) not comingle the proceeds of the PPP Loan in such account with any other funds and only to make transfers or disbursements from such account for PPP Forgivable Uses and (iii) maintain all records required to be submitted in connection with the forgiveness of the PPP Loan.

3.27 Assets of Parent.Parent represents and warrants that, as of the Closing Date, it has no material assets other than its Ownership Interests of the Borrower and the other assets and contracts described on Disclosure Schedule (3.27). The Parent covenants and agrees to transfer and assign free and clear of any Liens and without monetary consideration to one of the Borrowers any Intellectual Property it owns within thirty (30) days after the Closing Date.

3.28 After-acquired Property; Additional Collateral. Each Grantor shall:

(a) Subject to this Section 3.28, with respect to any property acquired after the Closing Date by any Credit Party that is intended to be subject to the Lien created by any of the Loan Documents but is not so subject, promptly (and in any event within thirty (30) days after the acquisition thereof) (i) execute and deliver to the Agent such other documents as the Agent shall reasonably deem necessary or advisable to grant to the Agent for the benefit of the Lenders, a Lien on such property subject to no Liens other than Permitted Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required hereunder in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Agent. The Borrower shall otherwise take such actions and execute and/or deliver to the Agent such documents as the Agent shall reasonably require to confirm the validity, perfection and priority of the Lien hereunder on such after-acquired properties.

(b) As soon as possible (and in any event within twenty (20) days) after the formation of any new Subsidiary (including any Foreign Subsidiary) of a Credit Party and in any event prior to the transfer of any material assets to such new Subsidiary, or simultaneously with the consummation of acquisition of any new Subsidiary of a Credit Party, (i) deliver to the Agent the original certificates, if any, representing all of the Equity Interests of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Credit Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Credit Party and (ii) cause such new Subsidiary (A) to execute a Joinder Agreement in the form of Exhibit H or such comparable documentation to become a Grantor and Guarantor under this Agreement, and (B) to take all actions necessary or advisable in the opinion of the Agent to cause the Lien created hereunder to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law (including any applicable foreign laws), including the execution by Borrower or the applicable Credit Party of a Joinder Agreement in the form of Exhibit H or such comparable documentation to the applicable Pledge Agreement and the filing of financing statements (or foreign equivalents) in such jurisdictions as may be reasonably requested by the Agent and to the extent such new Subsidiary owns Collateral which is located in the United States.

(c) Promptly grant to the Agent, within thirty (30) days of the acquisition thereof, a security interest in and Mortgage on (i) each Real Property owned in fee by such Credit Party as is acquired by such Credit Party after the Closing Date and that, together with any improvements thereon, individually has a fair market value of at least $500,000, as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by Section 5.2). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Liens or other Liens acceptable to the Agent. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Credit Party shall otherwise take such actions and execute and/or deliver to the Agent such documents as the Agent shall require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a survey and local counsel opinion (in form and substance reasonably satisfactory to the Agent) in respect of such Mortgage).

3.29 Equity Interests and Subsidiaries.

(a) Equity Interests. Schedules 1(a) and 10(a) to the Perfection Certificate dated the Closing Date set forth a list of (i) all the Subsidiaries of Borrower and the other Credit Parties and their jurisdictions of organization as of the Closing Date and (ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date. All Equity Interests of each Credit Party are duly and validly issued and are fully paid and non-assessable, and, other than the Equity Interests of Borrower, are owned by Borrower, directly or indirectly through Wholly Owned Subsidiaries. Each Credit Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it hereunder, free of any and all Liens, rights or claims of other persons, except the security interest created by the Loan Documents or by the Subordinated Loan Documents, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests.

(b) No Consent of Third Parties Required. Other than the approval of the Board of Directors of the issuer of the Equity Interests, no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or reasonably desirable (from the perspective of a secured party) in connection with the creation, perfection or priority status of the security interest of the Agent in any Equity Interests pledged to the Agent for the benefit of the Lenders hereunder or the exercise by the Agent of the voting or other rights provided for hereunder or the exercise of remedies in respect thereof.

(c) Organizational Chart. Schedule 10(a) to the Perfection Certificate or any Perfection Certificate Supplement (whichever was most recently delivered to Agent) sets forth an accurate organizational chart, showing the ownership structure of Borrower and each Subsidiary on the Closing Date, and after giving effect to the Transactions, is set forth on Schedule 10(a) to the Perfection Certificate dated the Closing Date.

3.30 Security Documents. Each Loan Document, including any such document delivered pursuant to Sections 3.20 and 3.28 will, upon execution and delivery thereof, be effective to create in favor of the Agent, for the benefit of the Lenders, legal, valid and enforceable perfected Liens on, and security interests in, all of the Credit Parties’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Agent to the extent required hereunder), such Loan Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Credit Parties in such Collateral, in each case subject to no Liens other than the applicable Permitted Liens.

3.31 Intentionally Omitted.

3.32 Government Contracts. Except as set forth in Disclosure Schedule (3.32), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party’s Collateral is subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

3.33 Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, written threatened termination or cancellation of, or any material adverse modification or change in (a) the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve (12) calendar months caused them to be ranked among the ten (10) largest customers of such Credit Party or (b) the business relationship of any Credit Party with any supplier essential to its operations.

3.34 Bonding; Licenses. Except as set forth in Disclosure Schedule (3.34), as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement, indemnification agreement therefor or bonding requirement with respect to products or services sold by it.

3.35 Affiliate Transactions. No Credit Party is party to any transaction with any Affiliate of the Borrower or of any Subsidiary of the Borrower, except those permitted by Section 5.7 hereof and those set forth on Disclosure Schedule (3.35).

3.36 Post-Closing Matters. The Credit Parties shall deliver to the Agent, in form and substance reasonably satisfactory to the Agent, the documents or items, or complete the actions, described on Schedule F on or before the dates specified thereon.

3.37 Investment Company Act. No Credit Party is an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

3.38 Notice of Change in Investment Company Status. The Borrower shall provide Agent with prompt written notice of any change with respect to its representation in Section 3.37 above, but in no event later than fifteen (15) days following any such change.

3.39 Notice of Change in Ownership. The Borrower shall provide Agent with an updated Cap Table within ten (10) Business Days following a change in ownership of any Credit Party.

3.40 Notice of Change in Organization Chart. The Borrower shall provide Agent with an updated Organization Chart within ten (10) Business Days following a change in the organization of any Credit Party.

3.41 On or prior to May 1, 2022, the Credit Parties shall deposit into an escrow account with an escrow agent satisfactory to Agent, pursuant to an escrow agreement in form and substance satisfactory to Agent, an amount equal to (x) 1,797,605.82, plus (y) $1,530,000.00, which is the projected amount of each Foreign Investment to be made by the Credit Parties in accordance with Section 5.3 from January 1, 2022 through June 30, 2022. Thereafter, on the first day of each Fiscal Quarter, commencing with the Fiscal Quarter beginning July 1, 2022, the Credit Parties shall deposit with such escrow agent an amount equal to (a) the projected aggregate amount of Foreign Investments for such Fiscal Quarter, (b) the aggregate amount expended in the immediately preceding Fiscal Quarter in respect of Foreign Investments in excess of the amount (if any) on deposit in such escrow account based on the projected aggregate amount of Foreign Investments for such Fiscal Quarter, less (c) an amount (if any) equal to any unexpended portion held in such escrow account of in respect of the projected Foreign Investments from the immediately preceding Fiscal Quarter. Amounts on deposit with such escrow agent will be held for the benefit of the Agent and the Lenders until the Maturity Date and will be promptly released to the Agent upon request of the Agent after the occurrence and continuance of an Event of Default.

4. FINANCIAL MATTERS; REPORTS

4.1 Reports, Notices, and Related Rights.

The Credit Parties shall furnish to the Agent and each Lender:

(a) Monthly Reports. Within thirty (30) days after the last day of each Fiscal Month of the Credit Parties, the balance sheets of the Credit Parties on a consolidated and consolidating basis as at the end of such Fiscal Month and as of the end of the preceding Fiscal Year, and the related statements of operations, the related statements of profits and losses and related statements of cash flows of the Credit Parties on a consolidated basis for such Fiscal Month and for the elapsed portion of the Fiscal Year ended with the last day of such Fiscal Month, and, beginning with the Fiscal Month ending January 31, 2020 and thereafter, which shall set forth in comparative form such figures as at the end of and for such Fiscal Month and appropriate prior period and shall be certified by the Chief Financial Officer of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Credit Parties on a consolidated basis as at the end of such period and the results of operations for such period, and for the elapsed portion of the Fiscal Year ended with the last day of such period, subject only to normal year-end and audit adjustments and the absence of footnotes;

(b) Annual Reports. Within one hundred twenty (120) days after the end of each Fiscal Year of the Credit Parties (or one hundred eighty (180) days after the end of the Fiscal Year ending December 31, 2019), the audited consolidated balance sheet of the Credit Parties as of the end of such Fiscal Year and the related audited consolidated statements of operations for such Fiscal Year and for the previous Fiscal Year, the related audited consolidated statements of profits and losses and the related audited consolidated statements of cash flows and stockholders’ equity for such Fiscal Year and for the previous Fiscal Year, which shall be accompanied by an opinion, without a going concern or similar qualification or an exception as to scope, prepared by an independent certified public accountant of recognized national standing reasonably acceptable to Agent;

(c) Cash Balance. Within two (2) Business Days after the end of each Fiscal Month (or, solely in the case of the month ending December 31, 2022, by January 24, 2023), Borrower will deliver a certificate reporting to Agent the Cash Balance as of the last day of the Fiscal Month just ended, which certificate shall be executed and certified by a Responsible Officer of the Borrower as true and correct;

(d) Average Revenue Per Unit. Concurrently with any delivery of Financial Statements under Section 4.1(a) and regardless of whether compliance with the Performance Metrics is required at such time, Borrower will deliver a certificate reporting to Agent the Average Revenue Per Unit calculations, which certificate shall be executed and certified by a Responsible Officer of the Borrower as true and correct;

(e) Compliance Certificate. At the time the financial statements are furnished pursuant to Section 4.1(a), a Compliance Certificate in the form attached as Exhibit E executed by a Responsible Officer of the Borrower as to the financial performance of the Credit Parties. The Compliance Certificate shall include a listing of government contracts of the Borrower subject to the Federal Assignment of Claims Act of 1940 or any similar state or municipal law;

(f) Cashflow Report. Borrower shall deliver to Agent and the Lenders (i) a 13-week cash flow forecast for the Credit Parties on a weekly basis, on or prior to the last Business Day of each week for the period of 13 weeks beginning on the first day of the next week (or, solely in the case of the week commencing, January 15, 2023, on or prior to Tuesday, January 17, 2023, for the period of 13 weeks beginning on January 15, 2023), such forecast to be accompanied by a certificate signed by a Responsible Officer of Borrower, in such Person’s capacity as such, to the effect that such forecast has been prepared in good faith consistent with past financial statements of the Credit Parties and based on assumptions believed by such Person to be reasonable as of such date and (ii) such other information as may reasonably be requested by the Agent and the Lenders in connection therewith;

(g) Responsible Officer’s Certificate Regarding Collateral. Concurrently with any delivery of Financial Statements under Section 4.1(a), a certificate of a Responsible Officer setting forth the information required pursuant to the Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement;

(h) Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Credit Party with any provincial securities commission or the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said commissions, or with any national securities exchange, or distributed to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be;

(i) Management Letters. Promptly after the receipt thereof by any Credit Party, a copy of any “management letter” received by any such Person from its independent chartered accountants and the management’s responses thereto;

(j) Budgets. Promptly (and in any event within 2 Business Days) after approval by the Board of Directors of Parent (and in no event later than February 28 of each Fiscal Year), (i) a consolidated budget for Credit Parties in form reasonably satisfactory to the Agent, but to include balance sheets, statements of income and sources and uses of cash, capital expenditures, and projected borrowing availability on a consolidated basis under this Agreement, for each Fiscal Quarter of such Fiscal Year prepared in detail and (ii) a financial model for the subsequent Fiscal Year, in each case, prepared in summary form, with appropriate presentation and discussion of the principal assumptions upon which such budget or model is based, accompanied by the statement of a Responsible Officer of Borrower to the effect that each budget and model has been prepared in good faith and based on assumptions believed to be reasonable and, promptly when available, any significant revisions of such budget or model;

(k) Organization. Concurrently with any delivery of Financial Statements under Section 4.1(a), an accurate organizational chart as required by Section 3.29(c), or confirmation that there are no changes to Schedule 10(a) to the Perfection Certificate dated the Closing Date or since the most recent organization chart delivered to Agent under this Section 4.1(k);

(l) Organizational Documents. Promptly provide copies of any Organizational Documents that have been amended or modified in accordance with the terms hereof and deliver a copy of any notice of default given or received by any Credit Party under any Organizational Document within fifteen (15) days after such Credit Party gives or receives such notice;

(m) Appraisals. At any time after the occurrence of an Event of Default promptly upon the request of the Agent, an appraisal report performed at the expense of Borrower by a nationally recognized appraiser satisfactory to Agent, setting forth in reasonable detail the orderly liquidation value of the Collateral; and

(n) Inspection of Property; Field Examinations and Audits. Each Credit Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled property, (a) provide access to such property to Agent as frequently as Agent determines to be appropriate; and (b) permit Agent to conduct field examinations, audit, inspect and make extracts and copies from all of such Credit Party’s books and records, including invoices from and payments to the Credit Parties’ vendors, and evaluate and make verifications of the Eligible Capital Expenditures and any Collateral in any manner and through any medium that Agent considers advisable, in each instance, at the Credit Parties’ expense; provided the Credit Parties shall only be obligated to reimburse Agent for the expenses for one (1) such field examination, audit and inspection per year or at any time if an Event of Default has occurred and is continuing or Agent reasonably suspects fraudulent activity in connection with the Eligible Capital Expenditures.

4.2 Financial Covenants.

(a) Minimum Cash Balance. As of the last day of each Fiscal Month, Credit Parties shall not permit Cash Balance to be less than (i) at any time from the Eleventh Amendment Effective Date until the expiration of the Forbearance Period, $1,250,000 and (ii) at all other times, $6,000,000.

(b) Performance Metrics. Commencing with the Fiscal Quarter ending on September 30, 2019, if as of the last day of any Fiscal Quarter the Credit Parties have a Cash Balance of less than $9,000,000, the Credit Parties shall not permit (i) the Total Revenue (measured as of the trailing twelve (12) month period ending on each date set forth in the table below) to be less than the amount set forth in the table below and (ii) Average Revenue Per Unit to be less than the amount set forth in the table below (collectively clauses (i) and (ii), the “Performance Metrics”).

Period	Total Revenue	Average Revenue Per Unit
August 31, 2019	$17,000,000	$20,000
November 30, 2019	$20,000,000	$20,000
February 29, 2020	$28,000,000	$22,000
May 31, 2020	$33,000,000	$22,000
August 31, 2020	$39,000,000	$22,000
November 30, 2020	$44,000,000	$22,000
February 28, 2021	$52,000,000	$25,000
May 31, 2021	$67,000,000	$25,000
August 31, 2021	$83,000,000	$25,000
November 30, 2021	$100,000,000	$25,000
February 28, 2022	$117,000,000	$30,000
May 31, 2022	$132,000,000	$30,000
August 31, 2022	$132,000,000	$30,000
November 30, 2022	$132,000,000	$30,000
February 28, 2023	$132,000,000	$30,000
May 31, 2023	$132,000,000	$30,000
August 31, 2023	$132,000,000	$30,000
November 30, 2023	$132,000,000	$30,000
February 29, 2024	$132,000,000	$30,000

If the Credit Parties are not in compliance with the Performance Metrics at the end of any Fiscal Quarter in which compliance with the Performance Metrics is required, the Parent shall promptly (and in any event within 60 days after delivery of the Compliance Certificate that evidenced non-compliance with the Performance Metrics) issue Qualified Capital Stock (the “Mandatory Equity Issuance”) in an amount as reasonably acceptable to Agent and promptly contribute the proceeds of such Mandatory Equity Issuance to the Borrower. If the Parent fails to complete the Mandatory Equity Issuance within 60 days after delivery of the Compliance Certificate that evidenced non-compliance with the Performance Metrics, the Borrower shall make mandatory prepayments of the Loans in accordance with Section 1.1(c)(ii).

4.3 Other Reports and Information. The Grantors shall advise Agent and each Lender in reasonable detail promptly after becoming aware of: (a) any Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; (b) any material change in the composition of the Collateral; and (c) the occurrence of any Default or other event that has had or would reasonably be expected to have a Material Adverse Effect. The Grantors shall, upon the reasonable request of Agent or any Lender, furnish to Agent and Lenders such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of Borrower or any other Grantor or the Collateral, all in reasonable detail.

4.4 Subordinated Loan Agreement Notices.

(a) The Credit Parties shall provide to Agent (i) simultaneously with its delivery to the Subordinated Agent, any material notices required to be delivered pursuant to the Subordinated Loan Agreement, (ii) promptly, but no later than three (3) Business Days after receipt thereof, any notice from the Subordinated Agent or any subordinated lender that a default or event of default has occurred under the Subordinated Loan Agreement and (iii) at least two (2) Business Days’ prior notice of any proposed amendment, waiver, consent or other modification or indulgence under or with respect to the Subordinated Loan Documents, and a fully executed copy thereof promptly after its execution.

(b) To the extent that any Subordinated Loan Document has been amended to change any existing financial covenants therein or any section or other provision thereof is amended to include any additional financial covenants or there has been any modification or addition of any event of default or modification of any condition to an event of default or addition or modification of any covenant in a manner adverse or more restrictive to Borrower or Parent in any Subordinated Loan Document, Borrower and Parent shall, at the request of Agent, execute and deliver to Agent such amendments, modifications or related documents as Agent may reasonably request to incorporate such amendments into the Loan Documents (subject to the limitations set forth in Section 3.2 of the Intercreditor Agreement).

5. NEGATIVE COVENANTS

Borrower and each Credit Party executing this Agreement covenants and agrees (for itself and each other Credit Party) that, without Agent’s prior written consent, from the Closing Date until the Termination Date, neither Borrower nor any other Credit Party shall, directly or indirectly, by operation of law or otherwise:

5.1 Indebtedness. Create, incur, assume or permit to exist any Indebtedness, except: (a) the Obligations, (b) Indebtedness existing as of the Closing Date set forth in Disclosure Schedule (3.18), (c) by endorsement of instruments or items of payment for deposit to the general account of such Credit Party, (d) for Guaranteed Indebtedness incurred for the benefit of Borrower if the primary obligation is permitted by this Agreement, (e) Indebtedness arising under that certain Note Purchase Agreement in an amount not to exceed $30,000,000, provided that such Indebtedness is at all times subordinated to the Obligations pursuant to the terms of the Subordination Agreement and provided that each of the holders thereof have executed and delivered the Subordination Agreement, (f) the PPP Loan, provided that Parent shall (i) use all of the proceeds of the PPP Loan exclusively for the PPP Forgivable Uses in the manner required under the PPP Rule to obtain forgiveness of the largest possible amount of the PPP Loan, (ii) use commercially reasonable efforts to conduct its business in a manner that maximizes the amount of the PPP Loan that is forgiven, (iii) apply for forgiveness of the PPP Loan in accordance with regulations implementing Section 1106 of the PPP Rule within thirty (30) days (or such longer period as the Agent may agree to in its sole discretion) after the last day of the eight (8) week period immediately following the date of funding of the PPP Loan and (iv) provide the Agent with a copy of its application for forgiveness and all supporting documentation required by the Small Business Administration or Continental Bank in connection with the forgiveness of the PPP Loan, ~~and~~ (g) additional Indebtedness (including Purchase Money Obligations) incurred after the Closing Date in an aggregate outstanding amount for all such Credit Parties combined not exceeding $500,000, and (h) Indebtedness outstanding under the Subordinated Loan Agreement in an aggregate amount not to exceed the Subordinated Cap, to the extent subject to the Intercreditor Agreement.

5.2 Liens. Incur, maintain or otherwise suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign any right to receive income or profits, except for Permitted Liens.

5.3 Investments; Fundamental Changes. Merge or amalgamate with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or make any investment in or make any loan or advance to, any Person; except,

(a) the De-SPAC First Merger and the De-SPAC Second Merger,

(b) as expressly permitted by Section 5.7 below,

(c) investments or loans existing as of the Closing Date and set forth in Disclosure Schedule (5.3),

(d) any Credit Party may form any direct or indirect Subsidiary after the Closing Date so long as within ten (10) Business Days after such formation, such Subsidiary becomes a Guarantor hereunder and grants to Agent a Lien in all of its rights, title and interests in, to and under its Collateral to secure the Obligations for the benefit of the Lenders, all pursuant to written documentation in form and substance reasonably satisfactory to Agent in accordance with Sections 1.12 and 3.28; provided, that no Credit Party shall transfer any assets or property to a new Subsidiary until all requirements of Sections 1.12 and 3.28 have been met for such new Subsidiary,

(e) any capital contributions in, or loans or advances to, Volta Canada Inc., a corporation organized under the laws of Quebec, Canada (“Volta Canada”) (“Volta Canada Investments”), (i) that have been made prior to the Fourth Amendment Effective Date in an aggregate amount not exceeding an estimated $171,474.00, or (ii) made after January 1, 2022 to the extent the aggregate amount of Volta Canada Investments made after January 1, 2022 do not exceed $6,856,459 in the aggregate at any time, provided that (x) immediately before and immediately after giving pro forma effect to the making of any such Volta Canada Investment, no Default or Event of Default shall have occurred and be continuing and (y) the Credit Parties shall not make Foreign Investments in an aggregate amount in any Fiscal Quarter in excess of 125% of the amount held in escrow for the benefit Agent pursuant to Section 3.41 during such Fiscal Quarter without the prior written consent the Required Lenders,

(f) any capital contributions in, or loans or advances to, Volta Charging Germany GmbH, , a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany (“Volta Germany”) (“Volta Germany Investments”), (i) that have been made prior to the Fourth Amendment Effective Date in an aggregate amount not exceeding an estimated $874,537.00 , or (ii) made after January 1, 2022 to the extent the aggregate amount of Volta Germany Investments made after January 1, 2022 do not exceed $89,229,382 in the aggregate at any time, provided that (x) immediately before and immediately after giving pro forma effect to the making of any such Volta Germany Investment, no Default or Event of Default shall have occurred and be continuing, and (y) the Credit Parties shall not make Foreign Investments in an aggregate amount in any Fiscal Quarter in excess of 125% of the amount held in escrow for the benefit Agent pursuant to Section 3.41 during such Fiscal Quarter without the prior written consent the Required Lenders;

(g) any capital contributions in, or loans or advances to, Volta France SARL, , a limited liability company (Société A Responsabilité Limitée) organized under the laws of France (“Volta France”) (“Volta France Investments”), (i) that have been made prior to the Fourth Amendment Effective Date in an aggregate amount not exceeding an estimated $51,086.00, or (ii) made after January 1, 2022 to the extent the aggregate amount of Volta France Investments made after January 1, 2022 do not exceed $78,329,815 in the aggregate at any time, provided that (x) immediately before and immediately after giving pro forma effect to the making of any such Volta France Investment, no Default or Event of Default shall have occurred and be continuing and (y) the Credit Parties shall not make Foreign Investments in an aggregate amount in any Fiscal Quarter in excess of 125% of the amount held in escrow for the benefit Agent pursuant to Section 3.41 during such Fiscal Quarter without the prior written consent the Required Lenders; or

(h) any capital contributions in, or loans or advances to, Rakko Holding B.V., a private limited liability company organized under the laws of the Netherlands, and Volta Rakko B.V., a private limited liability company organized under the laws of the Netherlands (such entities, individually and collectively, “Volta Netherlands”) (“Volta Netherlands Investments”), (i) to the extent the aggregate amount of Volta Netherlands Investments made, whether prior to or after the Sixth Amendment Effective Date, do not exceed $250,000 in the aggregate at any time, provided that (x) immediately before and immediately after giving pro forma effect to the making of any such Volta Netherlands Investment after the Sixth Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing and (y) the Credit Parties shall not make Foreign Investments in an aggregate amount in any Fiscal Quarter in excess of 125% of the amount held in escrow for the benefit Agent pursuant to Section 3.41 during such Fiscal Quarter without the prior written consent the Required Lenders.

For the avoidance of doubt, no Credit Party shall make any investment in or make any loan or advance to, any Person located outside of the United States without the prior written consent of Required Lenders other than as expressly set forth above in this Section 5.3.

5.4 Asset Sales. Sell, transfer, convey, assign, issue or otherwise dispose any of its assets or properties (including its accounts or any shares of its Stock) or engage in any sale-leaseback, synthetic lease or similar transaction, including without limitation the Collateral or Loan proceeds; provided, however, that (i) any Grantor may transfer any of its Collateral to any other Grantor, provided such Collateral remains subject to the Liens of Agent under this Agreement to secure the Obligations, (ii) Volta Services may enter into the Permitted Brookfield Sales and Other Permitted Sales, (iii) any Grantor may dispose of Collateral that is, in the applicable Grantor’s reasonable business judgment, no longer economically practicable or commercially desirable to maintain, or used or useful in its business, in each case, in the ordinary course of business; provided that, with respect to Collateral that has a fair market value in excess of $500,000, Agent has given prior written consent (email acceptable) which consent shall not be unreasonably withheld, delayed or denied and (iv) Parent may issue Stock pursuant to an ATM Transaction, the Net Cash Proceeds of which shall be used for general corporate purposes to the extent not otherwise prohibited by this Agreement, provided that, if required under Section 1.2(c), the Credit Parties shall apply the Net Cash Proceeds of such ATM Transaction as a Mandatory Prepayment in accordance with Section 1.2(c).

5.5 Restricted Payments. Make or permit any Restricted Payment.

5.6 Changes in Nature of Business. Make any changes in any of its business that would reasonably be expected to adversely affect repayment of the Obligations or would reasonably be expected to have a Material Adverse Effect, or engage in any business other than (a) that presently engaged in or (b) any business reasonably related, ancillary, complementary, or incidental thereto and reasonable extensions thereof.

5.7 Transactions with Affiliates. Enter into any lending, borrowing or other commercial transaction with any of its employees, directors, or Affiliates other than (a) loans or advances to employees in the ordinary course of business in an aggregate outstanding amount not exceeding $500,000 at any time and (b) transactions entered on arms-length terms as would be obtained in a transaction between parties that are not Affiliates or set forth on Disclosure Schedule (3.35).

5.8 Third-Party Restrictions on Indebtedness, Liens, Investments or Restricted Payments. Incur or otherwise suffer to exist or become effective or remain liable on or responsible for any Contractual Obligation limiting or restricting the ability of (a) any Credit Party to make Restricted Payments to, or investments in, or repay Indebtedness of, or otherwise sell property to, any Credit Party or (b) any Credit Party to incur or suffer to exist any Lien upon any property of any Credit Party, whether now owned or hereafter acquired, securing any of its Obligations (including any such limitation or restriction in the form of any “equal and ratable” clause and any similar Contractual Obligation requiring, when a Lien is granted on any property, another Lien to be granted on such property or any other property), except, for each of clauses (a) and (b) above, (x) pursuant to the Loan Documents, (y) pursuant to the Subordinated Loan Agreement and (~~y~~z) limitations on Liens (other than those securing any Obligation) on any property whose acquisition, repair, improvement or construction is financed by Purchase Money Indebtedness in reliance upon Section 5.1(b) or (e) set forth in the Contractual Obligations governing such Indebtedness with respect thereto.

5.9 Modification of Certain Documents. Amend, waive, or otherwise modify (a) its charter or by-laws or other Organizational Documents other than in connection with the issuance of Equity Interests by Parent permitted by this Agreement or (b) the Brookfield Master Sale Agreement or any agreements governing Other Permitted Sales in a manner material and adverse to the Agent or the Lenders.

5.10 Accounting Changes; Fiscal Year. Change its (a) accounting treatment or reporting practices, except as required by GAAP or any Requirement of Law or (b) its Fiscal Year or its method for determining Fiscal Quarters.

5.11 Changes to Name, Locations, Etc. Change (i) its name, Chief Executive Office, corporate offices from those set forth on Disclosure Schedule (3.2), (ii) its warehouses or other Collateral locations, or location of its records concerning the Collateral from those locations set forth on Disclosure Schedule (3.2); provided, that any Credit Party may change the location of electric charging stations in the ordinary course of business, (iii) the type of legal entity that it is, (iv) its organization identification number, if any, issued by its state of incorporation or organization or (v) its state of incorporation or organization from that set forth on Disclosure Schedule (3.2).

5.12 Bank Accounts. ~~(a)~~ Establish any depository or other bank account of any kind with any financial institution (other than the accounts set forth on Disclosure Schedule (3.26)) or (b) close or permit to be closed any of the accounts listed on Disclosure Schedule (3.26) in each case, without Agent’s prior written consent.

5.13 Margin Regulations. Use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock in contravention of Regulation U of the Federal Reserve Board.

5.14 Compliance with ERISA. No Credit Party or ERISA Affiliate shall cause or suffer to exist( a) any event that would reasonably be expected to result in the imposition of a Lien upon the assets of any Credit Party with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, reasonably be expected to result in liabilities of the Credit Parties in excess of $500,000.

5.15 Hazardous Materials. Cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Property owned, leased, subleased or otherwise operated by any Credit Party that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Credit Party), other than such violations, Environmental Liabilities and effects that would not, in the aggregate, have a Material Adverse Effect.

5.16 Parent. Parent shall not (a) acquire any intellectual property, electric vehicle charging stations or other material assets with an aggregate fair market value in excess of $1,000,000 or enter into any new agreements other than (x) the Subordinated Loan Documents and merger, acquisition and/or other agreements entered into with the Subordinated Agent (or an affiliate thereof) in connection with the acquisition of Parent by Subordinated Agent (or an affiliate thereof) (and, in each case under this clause (x), ancillary documents related thereto or contemplated thereby (including in connection with any Subordinated Debt Transfer); with it being understood and agreed that the foregoing shall not be interpreted or construed to modify, vitiate or impair any other provisions of this Agreement that concern a Change of Control) and (y) agreements related to employment, administrative operations, issuance of equity, Parent’s ownership of the Borrowers, or other agreements similar in subject matter to those agreements described on Disclosure Schedule (3.27), and (b) accept or receive any dividends, property, cash or Cash Equivalents or other assets from any other Credit Party other than in the ordinary course of business.

5.17 Use of Proceeds. Use all or any of the proceeds of any Loans other than as set forth in Section 1.3. For the avoidance of doubt, no proceeds of the Loans shall be used to finance any electric charging stations in connection with the Brookfield Master Sale Agreement or the agreements governing Other Permitted Sales.

5.18 Compliance with Anti-Terrorism Laws.

(a) Directly or indirectly, in connection with the Loans, knowingly (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b) Directly or indirectly, in connection with the Loans, knowingly cause or permit any of the funds of such Credit Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Anti-Terrorism Law.

(c) Knowingly cause or permit (i) an Embargoed Person to have any direct or indirect interest in or benefit of any nature whatsoever in the Credit Parties or (ii) any of the funds or properties of the Credit Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, an Embargoed Person.

(d) Deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Credit Parties’ compliance with this Section 5.18.

(e) The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law.

5.19 Sale-Leasebacks. Permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets. For the avoidance of doubt, Permitted Brookfield Sales and Other Permitted Sales shall not be prohibited by this Section 5.19.

5.20 Leases. Enter as lessee into any lease arrangement for real property to be used by any Credit Party as a Chief Executive Office, other office space or warehouse, if after giving effect thereto, the aggregate annual rental payments for all such leased properties would exceed $700,000 in the aggregate in Fiscal Year 2019 and $1,200,000 in the aggregate in any Fiscal Year thereafter. For the avoidance of doubt, this Section 5.20 shall not apply to any lease arrangement for real property used as an electric vehicle charging station location.

5.21 Compensation. Except as set forth on Disclosure Schedule (5.21), no Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, pay any management, consulting or similar fees to any Affiliate of any Credit Party or to any officer, director or employee of any Credit Party or any Affiliate of any Credit Party except, in each case, payment of reasonable compensation for actual services rendered to the Credit Parties and their Subsidiaries in the ordinary course of business.

5.22 Modifications to Subordinated Loan Agreement and Subordinated Debt. Without the prior written consent of the Agent, permit any changes, amendments or modifications to the Subordinated Loan Documents that (i) would be adverse to the Agent or the Lenders, or (ii) would result in a material increase in any facility fee or other fee applicable to Indebtedness under the Subordinated Loan Agreement, provided that such prohibition shall not apply to customary amendment fees paid in consideration for a modification or amendment of the Subordinated Loan Agreement obligations of Borrower and Parent, or (iii) modify the prepayment provisions of the Subordinated Loan Agreement. Without the prior written consent of the Agent, permit any changes, amendments or modifications to the Subordinated Debt that are prohibited by the Intercreditor Agreement.

5.23 Payments under the Subordinated Loan Agreement. Other than as permitted pursuant to the Intercreditor Agreement, at any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment of Indebtedness under the Subordinated Loan Documents.

6. SECURITY INTEREST

6.1 Grant of Security Interest.

(a) As collateral security for the prompt and complete payment and performance of the Obligations, each of Borrower and each other Credit Party executing this Agreement hereby grants to Agent for the benefit of the Lenders a security interest in and Lien upon all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest:

(i) all Accounts;

(ii) all deposit accounts;

(iii) all other bank accounts and all funds on deposit therein; all money, cash and cash equivalents;

(iv) all investment property;

(v) all Stock and all Distributions in respect thereof;

(vi) all goods (including, without limitation, inventory, equipment, and fixtures);

(vii) all chattel paper, documents and instruments;

(viii) all Books and Records;

(ix) all general intangibles (including, without limitation, all Intellectual Property, Intellectual Property applications, contract rights, choses in action, payment intangibles, licenses, Permits, and software, and all rights and interests under any key man life insurance policies);

(x) all letter-of-credit rights;

(xi) all commercial tort claims;

(xii) all property, including all property of every description, in custody or in transit for any purpose, including safekeeping, collection or pledge, for the account of Borrower or any Credit Party or to which Borrower or any Credit Party may have any right or power, including but not limited to cash;

(xiii) all other goods (including but not limited to fixtures) and personal property, whether tangible or intangible and wherever located;

(xiv) all supporting obligations and consents and agreements of any kind or nature that are material to the operation, management, maintenance and conduct of any Credit Party;

(xv) all Real Property of every kind and nature, including leases; and

(xvi) to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of all and any of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing (all of the foregoing, collectively, the “Collateral”).

Notwithstanding the foregoing, “Collateral” shall not include: (i) any property, aircraft, motor vehicles and other assets subject to certificates of title; (ii) any “intent-to-use” application unless and until a “statement of use” or “amendment to allege use” is filed and accepted by the U.S. Patent and Trademark Office or any other filing is made or circumstances otherwise change so that the interests of the applicable Grantor in such trademarks is no longer on an “intent-to-use” basis, at which time such trademarks shall automatically be deemed “Collateral” hereunder; (iii) (A) assets if the granting of a security interest in such asset would (x) be prohibited by Applicable Law or (y) trigger termination of any agreement, document or instrument pursuant to any “change of control” or similar provision and (B) any contract, license, franchise or other agreement to the extent the pledge of such agreement is expressly prohibited by the terms thereof (provided that such contractual restriction shall not have been created in contemplation of this restriction); provided, however, the foregoing exclusions in this clause (iii) shall in no way be construed (A) to apply if any such prohibition would be rendered ineffective under the UCC (including Sections 9-406, 9-407 and 9-408 thereof) or other Applicable Law (including the United States bankruptcy code) or principles of equity, (B) so as to limit, impair or otherwise affect Agent’s unconditional continuing Liens upon any rights or interests of any Grantor in or to the Proceeds thereof (including proceeds from the sale, license, lease or other disposition thereof), including monies due or to become due under any such lease, license, contract, or agreement (including any Accounts or other Receivables), or (C) to apply at such time as the condition causing such prohibition shall be remedied and, to the extent severable, “Collateral” shall include any portion of such lease, license, franchise, contract, or agreement, or assets subject thereto that does not result in such prohibition; (iv) Excluded Accounts; (v) any property and assets the pledge of which would require governmental consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained); (vi) unless such assets are required to be subject to a Lien in favor of the Agent for the benefit of the Lenders pursuant to Section 3.21(e), assets located outside the United States or the pledge of which would require registration or other action outside the United States; (vii) [reserved]; (viii) [reserved]; and (ix) assets in circumstances where Borrower and Agent determine in their reasonable discretion that the cost, burden or consequences (including material adverse tax consequences) of obtaining or perfecting a security interest in such assets is excessive in relation to the practical benefit afforded thereby; provided, that for the avoidance of doubt, no Grantor shall be required to enter into any foreign-law governed security documents in connection with any share pledge, intellectual property registered in any non-U.S. jurisdiction or any other grant of security interest, in each case under this provided clause except if assets of a Grantor are required to be subject to a Lien in favor of the Agent for the benefit of the Lenders pursuant to Section 3.21(e). Notwithstanding anything herein to the contrary or any other Loan Document, no Grantor shall be required to make any filings, enter into any documents or agreements or take any other actions to grant, record or perfect a security interest or Lien in the Collateral in, or deliver any legal opinions covered by, any jurisdiction other than in the United States or any of its states, including on any Collateral located outside of the United States, except if assets of a Grantor are required to be subject to a Lien in favor of the Agent for the benefit of the Lenders pursuant to Section 3.21(e).

(b) Borrower, Agent, each Lender and each other Grantor agrees that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Agent for the benefit of the Lenders. Each Grantor represents, warrants and promises to Agent and each Lender that: (i) such Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to this Agreement, free and clear of any and all Liens or claims of others, other than Permitted Liens; (ii) the security interests granted pursuant to this Agreement, upon completion of the filings and other actions listed on Disclosure Schedule (6.1) (which, in the case of all filings and other documents referred to in said Schedule, have been delivered to the Agent in duly executed form) and the filing of UCC-1 financing statements with respect to the Collateral, will constitute valid perfected security interests in all of the Collateral in favor of Agent for the benefit of the Lenders as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from any Grantor and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens that have priority by operation of law; and (iii) no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Liens. Each Grantor promises to defend the right, title and interest of Agent in and to the Collateral against the claims and demands of all Persons.

(c) Each Credit Party confirms that value has been given by the Agent to each such Credit Party, that each Credit Party has rights in the Collateral (other than after-acquired property) and that each Credit Party and the Agent have not agreed to postpone the time for attachment of the security interests created by this Agreement to any of the Collateral. The security interests created by this Agreement are intended to attach to: (i) existing Collateral when each Credit Party executes this Agreement, and (ii) Collateral subsequently acquired by each Credit Party immediately upon each such Credit Party acquiring any rights in such Collateral.

6.2 Intentionally Omitted.

6.3 Agent’s Appointment as Attorney-in-fact. On the Closing Date, each Grantor shall execute and deliver a Power of Attorney in the form attached as Exhibit D. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Loan Document are powers coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Agent under each Power of Attorney are solely to protect Agent’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent agrees not to exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing. Each Grantor also hereby (i) authorizes Agent to file any financing statements, continuation statements or amendments thereto that (x) cover the Collateral, and (y) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Agent to have filed any such financing statements, if filed prior to the date hereof. Each Grantor acknowledges that, until the Obligations have been repaid in full, it is not authorized to file any financing statement or amendment or termination statement with respect to any such financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

6.4 Grant of License to Use Intellectual Property Collateral. Solely for the purpose of enabling Agent to exercise rights and remedies under Section 7.2 hereof for the benefit of the Lenders (including, without limiting the terms of Section 7.2 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) upon the occurrence and during the continuation of an Event of Default, each Grantor hereby grants to Agent an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to such Grantor) to use, transfer, license or sublicense any Intellectual Property relating to any of the Collateral now owned, licensed to, or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the Termination Date.

6.5 Commercial Tort Claims. As of the date hereof, each Credit Party hereby represents and warrants that it holds no commercial tort claims other than those listed in Schedule 13 to the Perfection Certificate. If any Credit Party shall at any time hold or acquire a commercial tort claim, such Credit Party shall immediately notify Agent in writing signed by such Credit Party of the brief details thereof and grant to Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Agent. The requirement in the preceding sentence shall not apply to the extent that the amount of such commercial tort claim, together with the amount of all other commercial tort claims held by any Credit Party in which Agent does not have a security interest, does not exceed $500,000 in the aggregate for all Credit Parties.

6.6 Duties of Agent. Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Agent deals with similar property for its own account. The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral and shall not impose any duty upon Agent to exercise any such powers. Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by Agent in good faith.

7. EVENTS OF DEFAULT: RIGHTS AND REMEDIES

7.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder which shall be deemed to be continuing until waived in writing by Agent in accordance with Section 9.3 or cured in accordance with the terms and conditions of this Agreement:

(a) Borrower shall fail to pay the principal in respect of the Loan when due and payable or declared due and payable in accordance with the terms hereof; or the Borrower shall fail to pay interest in respect of the Loan within three (3) Business Days after such interest becomes due and payable in accordance with the terms hereof; or Borrower shall fail to pay any other Obligations within five (5) Business Days after any such other Obligation becomes due and payable in accordance with the terms hereof or any other Loan Document; or

(b) any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Agent by any Borrower or any other Credit Party shall be untrue or incorrect in any material respect as of the date when made or deemed made, regardless of whether such breach involves a representation or warranty with respect to a Credit Party that has not signed this Agreement; or

(c) any Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, or other terms or provisions contained in Section 3.1(a)(i)(A), Section 3.16, Section 3.21, Section 3.22, Section 3.23, Section 3.36, Section 4.1, Section 4.2, Section 4.3, each subsection of Section 5, and each subsection of Section 6 of this Agreement, or the SBA Side Letter; or

(d) any Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, or other terms or provisions contained in Section 3.28 of this Agreement, and such failure or neglect shall continue unremedied for a period of five (5) Business Days; or

(e) any Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, or other terms or provisions contained in this Agreement or any of the other Loan Documents (other than as specified in paragraphs (a) through (d) above), and such failure or neglect shall continue unremedied for a period of thirty (30) days; or

(f) an event of default shall occur under any Contractual Obligation of any Borrower or any other Credit Party (other than this Agreement and the other Loan Documents), and such event of default (i) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate original principal amount exceeding $500,000, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate original principal amount exceeding $500,000 to become due prior to its stated maturity or prior to its regularly scheduled date of payment; or

(g) there shall be commenced against any Borrower or any other Credit Party any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that remains unstayed, undismissed or unbonded for sixty (60) consecutive days; or any Borrower or any other Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud any of its creditors or made or suffered a transfer of any of its property or the incurring of an obligation that may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

(h) a case or proceeding shall have been commenced involuntarily against any Borrower or any other Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, and seeking either (x) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (y) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed, unstayed or unbonded for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person’s right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

(i) any Borrower or any other Credit Party shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraph (h) of this Section 7.1 or clauses (i) and (ii) of this paragraph (i), or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

(j) a final judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered against any Borrower or any other Credit Party, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies have not disclaimed coverage, or (ii) vacated, stayed, bonded, paid or discharged within a period of thirty (30) days from the date of such judgment; or

(k) any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Agent for the benefit of the Lenders shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral (or any Credit Party shall so assert any of the foregoing); or

(l) a Change of Control shall have occurred with respect to any Credit Party; or

(m) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred and are then continuing, would reasonably be expected to have Material Adverse Effect; or

(n) any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed with respect to any property or facilities of the Credit Parties generating more than fifty percent (50%) of Borrower’s consolidated revenue for the Fiscal Year preceding such event and such cessation or curtailment continues for more than thirty (30) days; or

(o) an event of default shall occur under any other Loan Document; or

(p) if the obligation of any Guarantor under its Guarantee or under any of the Loan Documents is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement); or

(q) an “Event of Default” as defined in the Subordinated Loan Agreement occurs, without regard to whether or not such “Event of Default” is waived, suspended or cured by the Subordinated Agent or the requisite lenders party thereto or whether or not the Subordinated Agent or lenders party thereto choose to exercise or forbear or forgo their remedies under the Subordinated Loan Agreement or the other agreements entered into in connection therewith, with respect to such “Event of Default”, or if any Person (other than Agent or any Lenders) party to the Intercreditor Agreement breaches or violates in any material respect, or attempts to terminate or challenge the validity of, such Intercreditor Agreement.

7.2 Remedies.

(a) If any Default shall have occurred and be continuing, then each Lender may suspend its commitment hereunder to make the Term Loan. In addition, if any Event of Default shall have occurred and be continuing, Agent may, and at the direction of Required Lenders, shall, take any one or more of the following actions: (i) by notice to Borrower declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be due and payable; or (ii) exercise any rights and remedies provided to Agent for the benefit of the Lenders under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of any Event of Default specified in clause (i) of either Sections 7.1(h) or (i), the Obligations shall become immediately due and payable (and any obligation of the Lenders to make the Loan, if not previously terminated, shall immediately be terminated) without declaration, notice or demand by Agent.

(b) Without limiting the generality of the foregoing, each Grantor expressly agrees that upon the occurrence and during the continuance of any Event of Default, Agent may collect, receive, assemble, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Agent shall have the right upon any such public sale, to the extent permitted by law, to purchase for the benefit of the Lenders the whole or any part of said Collateral so sold, free of any right of equity of redemption, which right each Grantor hereby releases. Such sales may be adjourned, or continued from time to time with or without notice. Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without rent or other charge for such sales or other action with respect to the Collateral for such time as Agent deems necessary or advisable.

(c) Upon the occurrence and during the continuance of an Event of Default and at Agent’s request, Borrower and each other Grantor further agrees, to assemble the Collateral and make it available to Agent at places that Agent shall reasonably select, whether at its premises or elsewhere. During the continuance of an Event of Default, until Agent is able to effect a sale, lease, or other disposition of the Collateral, Agent shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Agent deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Agent shall have no obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of Agent. During the continuance of an Event of Default, Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Agent’s or the Lenders’ remedies with respect thereto without prior notice or hearing. To the maximum extent permitted by applicable law, Borrower and each other Grantor waives all claims, damages, and demands against Agent, each Lender, their Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Borrower and each other Grantor agrees that ten (10) days’ prior notice by Agent to such Grantor of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower and each other Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Agent and each Lender are entitled.

(d) Agent’s and each Lender’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent and each Lender may have under any Loan Document or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

7.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, Borrower and each other Credit Party executing this Agreement waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents; (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing Agent or any Lender to exercise any of their remedies; and (c) the benefit of all valuation, appraisal, marshaling and exemption laws. Borrower and each other Credit Party executing this Agreement acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

7.4 Proceeds. The Proceeds of any sale, disposition or other realization upon any Collateral during the continuance of an Event of Default shall be applied by Agent upon receipt to the Obligations as set forth in Section 1.8 of this Agreement and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Agent of any other amount required by any provision of law, including Sections 9-608(a)(1) and 9-615(a)(3) of the Code (but only after Agent has received what Agent considers reasonable proof of a subordinate party’s security interest), the surplus, if any, shall be paid to the applicable Grantor or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. In the event that any such Proceeds are insufficient to pay the Obligations in full, the Credit Parties shall remain liable, jointly and severally, for any deficiency.

8. SUCCESSORS AND ASSIGNS

(a) Each Loan Document shall be binding on and shall inure to the benefit of Borrower and each other Credit Party executing such Loan Document, Agent, each Lender, and their respective successors and assigns, except as otherwise provided herein or therein. If more than one party signs this instrument as Borrower, then the term “Borrower” as used herein shall mean all of such parties, jointly and severally. Neither Borrower nor any other Credit Party may assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of Agent (at the direction of Required Lenders). Any such purported conveyance by Borrower or such Credit Party without the prior express written consent of Agent shall be void. There shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents. Each Lender reserves the right at any time create and sell participations in the Loan and the Loan Documents to any other Person (a “Participant”) without the consent of any Credit Party and, with the prior written consent of Borrower (provided such consent shall (i) not be unreasonably withheld, conditioned or delayed, (ii) be deemed given if Borrower does not respond to a request for consent within five (5) Business Days from the date of such request, (iii) not be required in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund and (iv) not be required if an Event of Default has occurred and is continuing) to sell, transfer or assign any or all of its rights in the Loan and under the Loan Documents to any other Person (an “Assignee”). Any such sale, transfer or assignment shall be effected by a written assignment agreement substantially in the form of Exhibit J attached hereto (an “Assignment Agreement”) delivered by such Assignee to Agent and such Assignee shall pay to Agent an assignment fee in the amount of $3,500, which shall be paid to the Agent on the effective date of each such Assignment Agreement. Agent shall, acting solely for this purpose as an agent of Borrower, maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender and the principal amount of the Term Loan owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Any assignment of the Term Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of the Term Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of such Note evidencing the Loan, accompanied by a duly executed Assignment Agreement or transfer; thereupon a new Note in the same aggregate principal amount shall be issued to the designated Assignee, and the old Note shall be returned to Borrower marked “canceled.” The Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant'’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(b) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (i), (ii) and (iv) of this Section 8(b)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Borrower:

(i) any Lender that is a U.S. Person shall deliver to Borrower and Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii) any Lender that is not a U.S. Person (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(A)	in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)	executed copies of IRS Form W-8ECI;

(C)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the IRC, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or

(D)	to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(iii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and

(iv) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (~~iii~~iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.

9. AGENT

9.1 Appointment and Duties.

(a) Appointment of Agent. Each Lender hereby appoints EICF AGENT LLC (together with any successor Agent pursuant to Section 9.9) as Agent hereunder and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b) Duties as Collateral and Disbursing Agent. Without limiting the generality of clause( a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 7.1(h) or (i) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Lender is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Lenders with respect to any Obligation in any proceeding described in Section 7.1(h) or (i) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Lender), (iii) act as collateral agent for each Lender for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Lenders with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c) Limited Duties. Under the Loan Documents, Agent (i) is acting solely on behalf of the Lenders, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

9.2 Binding Effect. Each Lender agrees that (i) any action taken by Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

9.3 Use of Discretion.

(a) No Action without Instructions. Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b) Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, Agent receives an indemnification satisfactory to it from the Lenders against all costs, expenses, claims, actions or liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against Agent or any Related Person thereof or (ii) that is, in the opinion of Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

9.4 Delegation of Rights and Duties. Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender). Any such Person shall benefit from this Section 9 to the extent provided by Agent.

9.5 Reliance and Liability.

(a) Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 8(a), (ii) rely on the Register to the extent set forth in Section 8(a), (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b) None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.1(b)) or (y) in the absence of its own gross negligence or willful misconduct, and each Lender, Borrower and each other Credit Party to this Agreement hereby waive and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, Agent:

(i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent);

(ii) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii) makes no warranty or representation, and shall not be responsible, to any Lender for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and

(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower or any Lender describing such Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender and Borrower and each other Credit Party to this Agreement hereby waives and agrees not to assert any right, claim or cause of action it might have against Agent based thereon, except to the extent such right, claim or cause of action arises from the gross negligence or willful misconduct of Agent, as determined in a final, non-appealable judgment by a court of competent jurisdiction.

9.6 Agent Individually. Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor. To the extent Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders.

9.7 Intentionally Omitted.

9.8 Expenses; Indemnities.

(a) Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand for such Lender’s pro rata share with respect to the Loan of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b) Each Lender further agrees to indemnify Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), from and against such Lender’s aggregate pro rata share with respect to the Loan of the costs, expenses, claims and liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

9.9 Resignation of Agent.

(a) Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrower, effective on the date set forth in such notice or, if not such date is set forth therein, upon the date such notice shall be effective. If Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent. If, within forty-five (45) days after the retiring Agent having given notice of resignation, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders. Each appointment under this clause (a) shall be subject to the prior consent of Borrower, which may not be unreasonably withheld but shall not be required during the continuance of a Default.

(b) Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents and (iv) subject to its rights under Section 9.3, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

9.10 Release of Collateral. Each Lender hereby consents to the release and hereby directs Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by Agent for the benefit of the Lenders against (i) any Collateral that is sold by a Credit Party in an Asset Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), (ii) any property subject to a Lien permitted hereunder to secure Purchase Money Obligations, ~~and~~ (iii) any Collateral to the extent that the Agent is required to release such Lien pursuant to the terms of the Intercreditor Agreement in connection with the exercise by the Subordinated Agent of rights and remedies against the Collateral, and (iv) all of the Collateral and all Credit Parties, upon the Termination Date. Each Lender hereby directs Agent, and Agent hereby agrees, upon receipt of reasonable advance notice from Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the Liens when and as directed in this Section 9.10.

10. MISCELLANEOUS

10.1 Complete Agreement; Modification of Agreement.

(a) This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied). Borrower and each other Credit Party executing this Agreement or any other Loan Document shall have all duties and obligations under this Agreement and such other Loan Documents from the date of its execution and delivery, regardless of whether the Loan has been funded at that time.

(b) No amendment or waiver of any provision of any Loan Document and no consent to any departure by any Credit Party therefrom shall be effective unless the same shall be in writing and signed (1) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Lenders or extending an existing Lien over additional property, by Agent and Borrower and any other Credit Party which is a party to such agreement, (2) in the case of any other waiver or consent, by the Required Lenders (or by Agent with the consent of the Required Lenders) and (3) in the case of any other amendment, by the Required Lenders (or by Agent with the consent of the Required Lenders) and Borrower and any other Credit Party which is a party to such agreement; provided, however, that no amendment, consent or waiver described in clause (2) or (3) above shall, unless in writing and signed by each Lender directly affected thereby (or by Agent with the consent of such Lender), in addition to any other Person the signature of which is otherwise required pursuant to any Loan Document, do any of the following:

(i) waive any condition specified in Section 2.1, except any condition referring to any other provision of any Loan Document;

(ii) increase the Term Loan Commitment of such Lender or subject such Lender to any additional material obligation;

(iii) reduce (including through release, forgiveness, assignment or otherwise) (A) the principal amount of, the interest rate on, or any obligation of Borrower to repay (whether or not on a fixed date), any outstanding Loan owing to such Lender, or (B) any Fee or accrued interest payable to such Lender; provided, however, that this clause (iii) does not apply to any change to any provision increasing any interest rate or Fee during the continuance of a Default or to any payment of any such increase;

(iv) waive or postpone any scheduled maturity date or other scheduled date fixed for the payment, in whole or in part, of principal of or interest on any Term Loan or Fee owing to such Lender or for the reduction of such Lender’s Term Loan Commitment; provided, however, that this clause (iv) does not apply to any change to Mandatory Prepayments, including those required under Section 1.2, or to the application of any payment, including as set forth in Section 1.8;

(v) except as provided in Section 9.10, release any material portion of the Collateral or any Guarantor from its guarantee of any Obligation of Borrower;

(vi) reduce or increase the proportion of Lenders required for the Lenders (or any subset thereof) to take any action hereunder or change the definition of the term “Required Lenders”; or

(vii) amend Section 10.14 or this Section 10.1;

and provided, further, that (x)(A) any waiver of any payment applied pursuant to Section 1.8 to, and any modification of the application of any such payment to the Term Loan shall require the consent of the Required Lenders, and (B) any change to the definition of the term “Required Lenders” shall require the consent of the Required Lenders, (y) no amendment, waiver or consent shall affect the rights or duties under any Loan Document of, or any payment to, Agent (or otherwise modify any provision of Section 9 or the application thereof) unless in writing and signed by Agent in addition to any signature otherwise required and (z) the consent of Borrower shall not be required to change any order of priority set forth in Section 1.8.

(c) Anything in this Section 9.2 to the contrary notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lenders among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower; provided, however, that Agent shall promptly give notice to Borrower of any agreement pursuant to this provision.

(d) Each waiver or consent under any Loan Document shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party shall entitle any Credit Party to any notice or demand in the same, similar or other circumstances. No failure on the part of any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

10.2 Expenses. Borrower agrees to pay or reimburse Agent (but not any Assignee or Participants) for reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented out-of-pocket fees and expenses of all counsel retained in connection therewith), incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder; (b) collection, including deficiency collections; (c) any amendment, waiver or other modification with respect to any Loan Document or advice in connection with the administration of the Loan or the rights thereunder; and (d) any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of Agent, any Lender, Borrower or any other Person), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise, provided however, that upon the occurrence and during the continuation of an Event of Default, Borrower agrees to pay or reimburse Agent (but not any Assignee or Participants) for all additional costs and expenses (including the reasonable fees and expenses of all counsel, advisors, consultants and auditors retained in connection therewith), incurred in connection with any effort (i) to monitor the Loan, (ii) to evaluate, observe or assess Borrower or any other Credit Party or the affairs of such Person, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

10.3 No Waiver. Neither Agent’s failure, at any time, to require strict performance by Borrower or any other Credit Party of any provision of any Loan Document, nor Agent’s or any Lender’s failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof or waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance and performance therewith. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default or other provision under the Loan Documents shall not suspend, waive or affect any other Default or other provision under any Loan Document, and shall not be construed as a bar to any right or remedy that Agent or any Lender would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of Borrower or any other Credit Party to Agent or any Lender contained in any Loan Document and no Default by Borrower or any other Credit Party under any Loan Document shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Agent or the Lenders, as applicable, and directed to Borrower, specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and neither Agent nor any Lender shall, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

10.4 Severability; Section Titles. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of Borrower or any other Credit Party or the rights of Agent or any Lender relating to any unpaid Obligation, (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Maturity Date, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that all indemnity obligations of the Credit Parties under the Loan Documents shall survive the Termination Date. The Section titles contained in any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between parties hereto.

10.5 Authorized Signature. Until Agent shall be notified in writing by Borrower or any other Credit Party to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Agent or any of Agent’s officers, agents, or employees to be that of an officer of Borrower or such other Credit Party shall bind Borrower and such other Credit Party and be deemed to be the act of Borrower or such other Credit Party affixed pursuant to and in accordance with resolutions duly adopted by Borrower’s or such other Credit Party’s Board of Directors, and Agent shall be entitled to assume the authority of each signature and authority of the Person whose signature it is or appears to be unless the Person acting in reliance thereon shall have actual knowledge to the contrary.

10.6 Notices. Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement or any other Loan Document, each communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 10.6), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule C or to such other address (or facsimile number) as may be substituted by notice given as herein provided. Failure or delay in delivering copies of any such communication to any Person (other than Borrower, any other Credit Party, Agent or any Lender) designated in Schedule C to receive copies shall in no way adversely affect the effectiveness of such communication.

10.7 Counterparts. Any Loan Document may be authenticated in any number of separate counterparts by any one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument. Any Loan Document may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

10.8 Time of the Essence. Time is of the essence for performance of the Obligations under the Loan Documents.

10.9 GOVERNING LAW. THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATION LAWS OF NEW YORK.

10.10 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) AGENT, LENDERS, BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EACH HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND SUCH CREDIT PARTY AND ANY LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT THE LENDERS, BORROWER AND EACH CREDIT PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH LENDER. AGENT, LENDERS, BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EACH EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER AND SUCH CREDIT PARTY HEREBY WAIVE ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. AGENT, LENDERS, BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EACH HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO AGENT, SUCH LENDER, BORROWER OR SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SCHEDULE C OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF AGENT, SUCH LENDER, BORROWER’S OR SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.

(b) THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN ANY LENDER, BORROWER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

10.11 Press Releases. Neither any Credit Party nor any of its Affiliates will in the future issue any press release or other public disclosure using the name of Energy Impact Credit Fund I LP or its Affiliates without at least two (2) Business Days’ prior notice to Agent and without the prior written consent of Agent unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with Agent before issuing such press release or other public disclosure; provided that for purposes of this Section 10.11 only, the term “Affiliate” shall refer to any Person that, directly or indirectly, owns or controls, whether beneficially, or as trustee, guardian or other fiduciary, twenty percent (20%) or more of Stock having ordinary voting power for the election of directors of any Credit Party or (ii) each other Person that controls, is controlled by or is under common control with such Credit Party or any Affiliate of such Credit Party. Notwithstanding anything to the contrary in this Section 10.11, any Credit Party may make such public disclosures with respect to the transactions contemplated by the Loan Documents in connection with all regular and periodic reports (including without limitation any Form 8-Ks) and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority. The Borrower hereby authorizes Agent to disclose Agent’s participation in this Agreement or the other Loan Documents in its marketing, sales materials, printed media, tombstones or web-based material.

10.12 Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by Agent or the Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any other Credit Party, or otherwise, all as though such payments had not been made.

10.13 USA PATRIOT Act Notice and Customer Verification. Each Lender that is subject to the USA PATRIOT Act and the Agent (for itself and not on behalf of such Lender) hereby notify Borrower that pursuant to the “know your customer” regulations and the requirements of the USA PATRIOT Act, they are required to obtain, verify and record information that identifies each Credit Party, which information includes the name, address and tax identification number (and other identifying information in the event this information is insufficient to complete verification) that will allow such Lender or Agent, as applicable, to verify the identity of each Credit Party. This information must be delivered to such Lender and Agent no later than five days prior to the Closing Date and thereafter promptly upon request. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and the Agent.

10.14 Sharing of Payments, Etc. If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the Code) of Collateral) other than pursuant to Section 1.14 and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

10.15 ~~Intentionally Omitted.~~ Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Lien and security interest granted to Agent pursuant to this Agreement and the exercise of any right or remedy by Agent on behalf of the Lenders hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

10.16 Confidentiality Agreements. With respect to any confidentiality agreements between the Parties, notwithstanding any requirements or obligations of Agent to destroy or return documentation or proprietary information related to Credit Parties, Agent will retain copies of any such documentation or information necessary to comply with the Investment Company Act of 1940 or other applicable laws.

11. GUARANTEE

11.1 The Guarantee. The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to Agent and the Lenders and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest on (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code whether or not any such interest, fees, costs or charges are allowed in any proceeding thereunder) the Loan made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Obligations from time to time owing to Agent and the Lenders by any Credit Party under any Loan Document (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

11.2 Obligations Unconditional. The obligations of the Guarantors under Section 11.1 shall constitute a guarantee of payment and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d) any Lien or security interest granted to, or in favor of any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(e) the release of any other Guarantor pursuant to Section 11.9.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Agent or any Lender exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by Agent or any Lender upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and Agent or any Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Agent or any Lender, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by Agent or any Lender or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of Agent and the Lenders, and their respective successors and assigns.

11.3 Reinstatement. The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Credit Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

11.4 Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.1, whether by subrogation or otherwise, against Borrower or any Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Credit Party permitted pursuant to Section 5.1(d) shall be subordinated to such Credit Party’s Obligations in the manner set forth in the intercompany note, if any, evidencing such Indebtedness.

11.5 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 7.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 7.2) for purposes of Section 11.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.1.

11.6 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

11.7 Continuing Guarantee. The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

11.8 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.1, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Credit Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

11.9 Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is Borrower or a Subsidiary, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement (including under Section 10.2 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Loan Document and the pledge of such Equity Interests to Agent pursuant to the Loan Documents shall be automatically released, and, so long as Borrower shall have provided Agent such certifications or documents as Agent shall reasonably request, Agent shall take such actions as are necessary to effect each release described in this Section 11.9 in accordance with the relevant provisions of the Loan Documents, so long as Borrower shall have provided Agent such certifications or documents as Agent shall reasonably request in order to demonstrate compliance with this Agreement.

11.10 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.4. The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Guarantor to Agent and the Lenders, and each Guarantor shall remain liable to Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

[Remainder of Page Intentionally Left Blank, Next Page is Signature Page]

IN WITNESS WHEREOF, this Term Loan, Guarantee and Security Agreement has been duly executed as of the date first written above.

VOLTA CHARGING, LLC, as Borrower and Grantor

By:
Name:
Title:

VOLTA MEDIA LLC, as Borrower and Grantor

By:
Name:
Title:

VOLTA CHARGING SERVICES LLC, as Borrower and Grantor

By:
Name:
Title:

VOLTA INDUSTRIES, INC., as Guarantor and Grantor

By:
Name:
Title:

Signature page

term loan, guarantee and security agreement

EICF AGENT LLC, as Agent for the Lenders

By:
Name:
Title:

Signature page

term loan, guarantee and security agreement

ENERGY IMPACT CREDIT FUND I LP, as a Lender

By:
Name:
Title:

Signature page

term loan, guarantee and security agreement

CION INVESTMENT CORPORATION, as Co-Lead Arranger and a Lender

By:
Name:
Title:

Signature page

term loan, guarantee and security agreement

SCHEDULE A

DEFINITIONS

Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement or in the other Loan Documents) the following respective meanings:

“Accounts” means, as at any date of determination, all “accounts” (as such term is defined in the Code) of the Credit Parties, including, without limitation, the unpaid portion of the obligation of a customer of a Credit Party in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by a Credit Party, as stated on the respective invoice of a Credit Party, net of any credits, rebates or offsets owed to such customer.

“Act” means the Small Business Investment Act of 1958, as amended and in effect from time to time, and the regulations promulgated thereunder.

“Activation Notice” has the meaning set forth in Section 3.26(d).

“Affected Lender” has the meaning given to such term in Section 1.14(a).

“Affiliate” means, with respect to any Person: (i) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power for the election of directors of such Person or (ii) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means the Person identified as such in the preamble of this Agreement.

“Agreement” means this Agreement including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as effect at the time such reference becomes operative; provided, that except as specifically set forth in this Agreement, any reference to the Disclosure Schedules to this Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the Closing Date or in a written amendment thereto delivered by Borrower to Agent.

“Anti-Money Laundering Laws” has the meaning given to such term in Section 3.22.

“Anti-Money Laundering Measures” has the meaning given to such term in Section 3.22.

“Anti-Terrorism Laws” has the meaning given to such term in Section 3.22.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Schedule a - 1

“Asset Sale” shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger, amalgamation or consolidation and including any sale and leaseback transaction) of any property by any Credit Party, excluding sales of inventory and dispositions of cash and Cash Equivalents in the ordinary course of business in an aggregate outstanding amount not to exceed $250,000 in any Fiscal Year and $1,000,000 in the aggregate over the term of this Agreement, and (b) any issuance or sale of any Equity Interests of any Credit Party, in each case, to any Person other than (i) Borrower, (ii) any Guarantor or (iii) other than for purposes of Section 5.4, any other Subsidiary.

“Assignee” has the meaning given to such term in Section 8(a).

“Assignment Agreement” has the meaning given to such term in Section 8(a).

“ATM Transaction” means any issuance by the Parent of shares of its Class A common stock, par value $0.0001 per share, having an aggregate offering price of up to $150,000,000, as contemplated by that certain Controlled Equity OfferingSM Sales Agreement, dated September 26, 2022 (as amended from time to time, the “Sales Agreement”), by and between the Parent and Cantor Fitzgerald & Co.

“Attributable Indebtedness” shall mean, when used with respect to any sale and leaseback transaction, as at the time of determination, the present value (discounted at a rate equivalent to the applicable Borrower’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such sale and leaseback transaction.

“Average Number of Stations” means, as of any date of determination, the average number of electric charging stations installed and operated by the Borrower during the trailing twelve (12) Fiscal Month period most recently ended.

“Average Revenue Per Unit” means, as of any date of determination, the revenue per unit calculated by dividing Total Revenue by the Average Number of Stations.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation or unlimited liability corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the board of directors or the board of managers, as applicable, of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Books and Records” means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or each Grantor’s business.

Schedule a - 2

“Borrower” means the Persons identified as such in the preamble of this Agreement.

“Brookfield Master Sale Agreement” means that certain Master Electric Vehicle Charging Station Sale and License Agreement, dated as of November 19, 2018, by and between Volta Charging Services LLC and GGPLP REIT Services, LLC, together with any and all related purchase and license addendums, as the same may be amended or modified in accordance with the terms of Section 5.9.

“BSA” has the meaning given to such term in Section 3.22.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Business Loan Agreement” means that certain Business Loan Agreement, dated April 27, 2020, by and between Parent and Continental Bank.

“Cap Tables” has the meaning ascribed to such term in Section 2.1(r).

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise would be disclosed as such in a note to such balance sheet, other than, in the case of Borrower, any such lease under which Borrower is the lessor.

“Capital Lease Obligation” means, of any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Balance” means, as of any date of determination, the balance of unrestricted cash of Credit Parties on such date that is (x) not subject to any Lien other than a Lien in favor of Agent or in favor of the Subordinated Agent, and (y) held in Deposit Accounts over which Agent has a first priority perfected Lien by virtue of “control” (as defined in the UCC) of such accounts for its benefit. For the avoidance of doubt, no proceeds of the PPP Loan shall be included in the calculation of Cash Balance.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

Schedule a - 3

“Cash Management System” has the meaning ascribed to such term in Section 3.26(a).

“Casualty Event” shall mean any involuntary loss of title or ownership, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of a Credit Party. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof. “Casualty Event” shall not include any of the foregoing events to the extent the Net Cash Proceeds received by a Credit Party in connection with such event do not exceed $250,000 in any Fiscal Year and $1,000,000 in the aggregate over the term of this Agreement.

“Change of Control” means any of:

(a) Parent ceasing to own, directly or indirectly, 100% of the capital stock of each Borrower,

(b) a liquidation, dissolution or winding up of any Credit Party,

(c) (i) at any time prior to the consummation of the De-SPAC Transaction, a consolidation, merger, amalgamation, acquisition, sale of all or substantially all of the stock or assets of any Credit Party, exclusive license of all or substantially all of any Credit Party’s owned intellectual property rights, a sale of voting control or any other corporate reorganization in which the capital stock of any Credit Party immediately prior to such consolidation, merger, amalgamation or reorganization represents less than 50% of the voting power of the surviving entity (or if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger, amalgamation or reorganization or the entity acquiring such Credit Party’s assets or the exclusive license to such Credit Party’s owned intellectual property rights; provided, for the avoidance of doubt, none of a Qualified IPO, the De-SPAC First Merger and the De-SPAC Second Merger shall constitute a Change in Control, or

(ii) at any time after consummation of the De-SPAC Transaction, the Permitted Investors ceasing to own at any time, directly or indirectly, at least 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Parent, or

Schedule a - 4

(d) a majority of the members of the board of directors or other equivalent governing body of Parent ceases to be composed of individuals who were members of the board or equivalent governing body of Parent following the consummation of the De-SPAC Transaction.

“Charges” means all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of any Credit Party, (iv) the ownership or use of any assets by any Credit Party, or (v) any other aspect of any Credit Party’s business.

“Chief Executive Office” means the chief executive office of any Credit Party as set forth on Disclosure Schedule 3.2 hereto.

“Closing Certificate” means that certain closing certificate of Borrower delivered to Agent as of the Closing Date in substantially the form of Exhibit G.

“Closing Date” means the Business Day on which the conditions precedent set forth in Section 2 have been satisfied or specifically waived in writing by Agent and the Term Loan has been made.

“Closing Date Term Loan” has the meaning assigned thereto in Section 1.1(a).

“Closing Date Term Loan Commitment” means the commitment of each Lender under this Agreement to make or otherwise fund its portion of the Closing Date Term Loan as set forth on Schedule B attached hereto. The aggregate amount of the Closing Date Term Loan Commitments as of the Closing Date is $20,000,000.

“Co-Lead Arranger” means the Person identified as such in the preamble of this Agreement.

“Code” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

“Collateral” has the meaning assigned to it in Section 6.1.

Schedule a - 5

“Collateral Documents” means, collectively, the Pledge Agreements, the Mortgages, the Assignments of Leases and Rents set forth in Schedule D, the Collateral Assignment of Leases set forth on Schedule D, each Control Agreement, and all other U.S. and foreign law security agreements, pledge agreements, patent and trademark security agreements, lease assignments, guarantees and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Credit Party, any of their respective Subsidiaries or any other Person pledging or granting a Lien on Collateral or guaranteeing the payment and performance of the Obligations, and any Lender or Agent for the benefit of Agent, the Lenders and other Secured Parties now or hereafter delivered to the Lenders or Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Code or comparable law) against any such Person as debtor in favor of any Lender or Agent for the benefit of Agent, the Lenders and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.

“Compliance Certificate” means a compliance certificate in the form attached as Exhibit E hereto executed by a Responsible Officer of the Borrower relating to the financial performance of the Credit Parties.

“Consolidated After-Tax Operating Cash Flow” shall mean, with respect to any Person for any measuring period of twelve (12) Fiscal Months, (i) Consolidated EBITDA minus (ii) Consolidated Tax Expense minus (iii) capital expenditures incurred.

“Consolidated Amortization Expense” shall mean, for any period, the amortization expense of the Credit Parties for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of the Credit Parties for mined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income and without duplication (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary of any Credit Party only if a corresponding amount would be permitted at the date of determination to be distributed to such Credit Party by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its Organizational Documents and all agreements, instruments and Requirement of Law applicable to such Subsidiary or its equity holders):

(a) ~~(a)~~ Consolidated Interest Expense for such period,

(b) Consolidated Amortization Expense for such period,

(c) Consolidated Depreciation Expense for such period,

(d) Consolidated Tax Expense for such period,

(e) expenses incurred in connection with the underwriting, diligence, negotiation and documentation of this Agreement and the other Loan Documents, including without limitation attorney fees and expenses of counsel to the parties to this Agreement and the fees of any diligence providers;

Schedule a - 6

(f) the aggregate amount of all other non-cash charges, expenses or losses reducing Consolidated Net Income (including for certainty all unrealized foreign exchange losses but excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period, and

(y) subtracting therefrom the aggregate amount of all non-cash items increasing Consolidated Net Income (including for certainty all unrealized foreign exchange gains but excluding the accrual of revenue or recording of receivables in the ordinary course of business) for such period.

“Consolidated Fixed Charges” means, for any period, the sum of (a) Consolidated Interest Expense and (b) the aggregate amount of scheduled principal payments in respect of Indebtedness, determined on a consolidated basis for the Credit Parties and their respective Subsidiaries in conformity with GAAP.

“Consolidated Indebtedness” shall mean, as at any date of determination, the aggregate amount of all Indebtedness of the Credit Parties, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense of the Credit Parties for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the Credit Parties determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a) ~~(a)~~ the net income (or loss) of any Person (other than a Subsidiary of any Credit Party) in which any Person other a Credit Party or its Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by such Credit Party or (subject to clause (b) below) any of its Subsidiaries during such period;

(b) the net income of any Subsidiary of any Credit Party during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement, instrument or Requirement of Law applicable to that Subsidiary during such period, except that such Credit Party’s equity in net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income;

(c) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by any Credit Party upon any Asset Sale (other than any dispositions in the ordinary course of business) by any Credit Party;

Schedule a - 7

(d) gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period;

(e) earnings resulting from any reappraisal, revaluation or write-up of assets;

(f) unrealized gains and losses with respect to Hedging Obligations for such period; and

(g) any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by any Credit Party during such period.

“Consolidated Tax Expense” shall mean, for any period, the tax expense of the Credit Parties, for such period, determined on a consolidated basis in accordance with GAAP.

“Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means a deposit account control agreement among any financial institution at which a Controlled Account is maintained, the Agent and the applicable Credit Party, which shall provide, among other things, that such financial institution executing such agreement has no rights of setoff or recoupment or any other claim against such Controlled Account other than for payment of its service fees and other charges directly related to the administration of such account, shall give the Agent “control” of such Controlled Account as such term is defined in Section 9-104 of the Code and shall be in form and substance reasonably satisfactory to Agent.

Schedule a - 8

“Controlled Account” has the meaning assigned to it in Section 3.26(c).

“Copyrights” shall mean all of the following now owned or hereafter adopted or acquired by any Person: (i) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (ii) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

“Credit Parties” means the Borrower and the Guarantors.

“Debt Issuance” shall mean the incurrence by any Credit Party of any Indebtedness after the Closing Date (other than as permitted by Section 5.1).

“Default” means any Event of Default or any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning assigned to it in Section 1.5(c).

“Deferred Interest” has the meaning assigned to it in Section 1.5(d).

“Delayed Draw Borrowing Request” means each Delayed Draw Borrowing Request delivered to Agent in substantially the form of Exhibit K pursuant to Section 1.1(b) and executed by a Responsible Officer of the Borrower, which shall include the calculation of the Delayed Draw Term Loan Available Amount and all of the supporting documentation for such calculation, including reports, statements and reconciliations with respect to the Eligible Capital Expenditures (including invoices underlying the purchase, installation and maintenance of electric charging stations with station-level detail), delivered to Agent in form and substance acceptable to Agent. The Delayed Draw Borrowing Request shall separately identify all allocations of capital expenditures made during the previous Fiscal Quarter pursuant to and in respect of the Brookfield Master Sale Agreement and Other Permitted Sales. For the avoidance of doubt, none of such capital expenditures made pursuant to and in respect of the Brookfield Master Sale Agreement and Other Permitted Sales shall constitute Eligible Capital Expenditures.

“Delayed Draw Term Loan” has the meaning assigned to it in Section 1.1(b).

“Delayed Draw Term Loan Available Amount” means, as of any funding date, an amount equal to (a) 90% of Eligible Capital Expenditures made by the Borrower in the immediately preceding Fiscal Quarter minus (b) Reserves established by Agent at such time; provided that the amount subtracted pursuant to clause (b) of this definition shall be no greater than 25% of Eligible Capital Expenditures made by the Borrower in the immediately preceding Fiscal Quarter; provided, further, that if any Eligible Capital Expenditures that formed the basis of any Delayed Draw Term Loan made prior to such funding date no longer constitute Eligible Capital Expenditures as of such funding date because the applicable electric vehicle charging stations have been sold or financed pursuant to, or are otherwise the subject of, any Permitted Brookfield Sale or any Other Permitted Sale, the amount of such ineligible capital expenditures shall be deducted from the Delayed Draw Term Loan Available Amount as of such funding date unless a Mandatory Prepayment of the Obligations has been made in respect of such ineligible capital expenditures in accordance with the terms of Section 1.2 (e).

Schedule a - 9

“Delayed Draw Term Loan Commitment” means the commitment of each Lender under this Agreement to make or otherwise fund its portion of the Delayed Draw Term Loans as set forth on Schedule B hereto. The aggregate amount of the Delayed Draw Term Loan Commitments as of the Closing Date is $24,000,000.

“Delayed Draw Term Loan Commitment Expiration Date” means the earliest of (a) the date on which the Delayed Draw Term Loan Commitment is terminated and has been reduced to zero (0), (b) the date on which the entire amount of the Delayed Draw Term Loan Commitment has been borrowed, or (c) the date that is two (2) years after the Closing Date.

“Delayed Draw Term Loan Funded Amount” means, with respect to any Lender at any time, the aggregate principal amount of the Delayed Draw Term Loan funded by such Lender.

“Delayed Draw Term Note” has the meaning given to such term in Section 1.1(b).

“Designated Person” has the meaning assigned to it in Section 3.22(a).

“De-SPAC Transaction” means the series of related transactions pursuant to which (a) Volta Industries, Inc., a Delaware corporation, shall merge with and into SNPR Merger Sub I, Inc., a Delaware corporation, with Volta Industries, Inc. being the surviving entity (the “First Surviving Entity”) in such transaction (the “De-SPAC First Merger”), (b) promptly after the De-SPAC First Merger referred to in the foregoing clause (a), Volta Industries, Inc. as the First Surviving Corporation shall merge with and into SNPR Merger Sub II, LLC, a Delaware limited liability company, with Volta Charging Industries, LLC (f/k/a SNPR Merger Sub II, LLC), being the surviving entity (the “Second Surviving Entity”) in such transaction (the “De-SPAC Second Merger”), and (c) upon consummation of both of the foregoing De-SPAC First Merger and De-SPAC Second Merger, Volta Charging Industries, LLC (f/k/a SNPR Merger Sub II, LLC) shall (i) become a wholly-owned subsidiary of Tortoise Acquisition Corp. II, and (ii) Tortoise Acquisition Corp. II shall be immediately renamed Volta Inc., as such series of related transactions is set forth in greater detail in that certain Business Combination Agreement and Plan of Reorganization, dated as of February 7, 2021, by and among Tortoise Acquisition Corp. II, SNPR Merger Sub I, Inc., SNPR Merger Sub II, LLC, and Volta Industries, Inc.

Schedule a - 10

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to the first anniversary of the Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations; provided, however, that any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring shall not constitute Disqualified Capital Stock.

“Distributions” shall mean, collectively, with respect to each Credit Party, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity), or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Credit Party in respect of or in exchange for any or all of the Pledged Securities.

“Dollars” or “$” means lawful currency of the United States of America.

“Eleventh Amendment Effective Date” means January 17, 2023.

“Eligible Capital Expenditures” means, with respect to the Borrower, as of any date of determination for any Fiscal Quarter, all documented capital expenditures made by the Borrower during such Fiscal Quarter to purchase, install and maintain electric vehicle charging stations located in the United States (including third party labor costs paid in connection therewith) paid for in cash, as set forth in the Delayed Draw Borrowing Request, but not including any such capital expenditures made by the Borrower to purchase, install and maintain electric vehicle charging stations that are sold or financed pursuant to, or are otherwise the subject of, any Permitted Brookfield Sale or any Other Permitted Sale.

“Embargoed Person” means any party that (i) is publicly identified on any List, including on the most current list of “Specially Designated Nationals and Blocked Persons” published by the OFAC or resides, is organized or chartered in a country or territory subject to OFAC sanctions or embargo programs or (ii) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Requirement of Law.

“Environmental Laws” means all applicable Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable binding judicial or administrative interpretation thereof relating to the regulation and protection of human health as it relates to Hazardous Materials, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

Schedule a - 11

“Environmental Liabilities” means all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages of whatever nature, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any written claim, suit, action or demand of whatever nature by any Person and which relate to any environmental condition regulated under any Environmental Law, environmental permits or in connection with any Release, threatened Release, or the presence of a Hazardous Material.

“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

“Equity Issuance” shall mean, without duplication, (i) any issuance or sale by a Credit Party after the Closing Date of any Equity Interests in such Credit Party (including any Equity Interests issued upon exercise of any warrant or option) or any warrants or options to purchase Equity Interests or (ii)  any contribution to the capital of a Credit Party; provided, however, that an Equity Issuance shall not include (x) any Preferred Stock Issuance or Debt Issuance, or (y) any such sale or issuance by Borrower of not more than an aggregate amount of five percent (5.0%) of its Equity Interests (including its Equity Interests issued upon exercise of any option, warrant, convertible security or option or warrants or options to purchase its Equity Interests but excluding Disqualified Capital Stock), in each case, to directors, officers or employees of any Credit Party.

“ERISA” means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b), (c), (m) or (o) of the IRC, or, solely for the purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure with respect to any Plan to meet the minimum funding standards of Section 412 of the Code, whether or not waived, or the failure to make by its due date a required installment under Section 430(j) of the Code; (c) the filing pursuant to Section 412(c) of the IRC or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan pursuant to Section 4041(c) of ERISA; (e) the receipt by any Credit Party or any ERISA Affiliate from (i) a plan administrator of any notice relating to an intention to terminate any Plan pursuant to Section 4041(c) of ERISA, or (ii) from the PBGC to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any ERISA Affiliate of any liability with respect to any withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be insolvent within the meaning of Title IV of ERISA.

Schedule a - 12

“Event of Default” has the meaning assigned to it in Section 7.1.

“Excluded Account” means (a) any deposit account the funds in which are used, in the ordinary course of business, exclusively for the payment of salaries, wages and benefits, workers’ compensation taxes and similar taxes, in each case to or for the benefit of employees of the Borrower provided that the aggregate balance in such accounts does not exceed the amount necessary to make the immediately succeeding payroll, payroll tax or benefit payment (or such minimum amount as may be required by any requirement of law with respect to such accounts), as applicable, (b) any deposit account the funds in which consist exclusively of funds held by any Credit Party in trust for any director, officer or employee of any Credit Party or for any employee benefit plan maintained by any Credit Party for the benefit of any of the foregoing, or (c) any deposit account that is a zero-balance disbursement account.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 1.7, amounts with respect to such Taxes were payable either to such Lender~~'~~’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 8(b); and (d) any withholding Taxes imposed under FATCA.

“Executive Orders” has the meaning given to such term in Section 3.22.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the IRC.

“Fee Letter” has the meaning assigned to it in Section 1.6.

“Fees” means any and all fees due to Agent as set forth in Section 1.6.

Schedule a - 13

“Financial Statements” means, with respect to any Person, the income statement, balance sheet and statement of cash flows of such Person, prepared for the time period specified and prepared in accordance with GAAP setting forth in each case in comparative form the figures for such time period the previous year.

“Fiscal Month” means any of the monthly accounting periods of Borrower.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrower.

“Fiscal Year” means the twelve (12) month period of Borrower ending December 31 of each year. Subsequent changes of the fiscal year of Borrower shall not change the term “Fiscal Year” unless Agent shall give Borrower prior written consent to such change.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any measuring period of twelve (12) Fiscal Months, the ratio of (i) Consolidated After-Tax Operating Cash Flow for such measuring period to (ii) Consolidated Fixed Charges for such measuring period.

“Forbearance Period” has the meaning assigned thereto in the Forbearance Agreement and Eleventh Amendment to this Agreement, dated as of the Eleventh Amendment Effective Date.

“Foreign Investment” means each of the Volta Canada Investments, the Volta France Investments, the Volta Germany Investments and the Volta Netherlands Investments.

“Foreign Lender” shall have the meaning ascribed to such term in Section 8(b)(ii).

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia or Canada or any province or territory thereof.

“Fourth Amendment Effective Date” means August 24, 2021.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grantor” means Borrower and each Guarantor.

Schedule a - 14

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such guaranteeing Person (whether or not contingent): (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

“Guaranteed Obligations” shall have the meaning ascribed to such term in Section 11.1.

“Guarantees” shall mean the guarantees issued pursuant to Article XI by the Guarantors.

“Guarantors” means the Parent and the Subsidiary Guarantors.

“Hazardous Material” means any substance, material or waste that is regulated as hazardous by or forms the basis of liability now or hereafter under, any Environmental Law, including any material or substance that is (a) defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Law, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCBs), or any radioactive substance.

“Hedging Agreement” shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid or accrued; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person; (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days); (f) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (g) all Capital Lease Obligations, Purchase Money Obligations and synthetic lease obligations of such Person; (h) all Hedging Obligations to the extent required to be reflected on a balance sheet of such Person; (i) all Attributable Indebtedness of such Person; (j) all obligations of such Person for the reimbursement of any obligor in respect of letters of credit, letters of guarantee, bankers’ acceptances and similar credit transactions; (k) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off-balance sheet financing product; (l) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the Stated Maturity Date valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends; and (m) all Contingent Obligations of such Person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (l) above. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such Person is not liable therefor. For the avoidance of doubt, the PPP Loan shall constitute “Indebtedness” for all purposes under this Agreement until such time and to the extent that such PPP Loan is forgiven.

Schedule a - 15

“Indemnified Liabilities” and “Indemnified Person” have the respective meanings assigned to them in Section 1.10.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Intercreditor Agreement” means that certain Subordination and Intercreditor Agreement, dated as of the Eleventh Amendment Effective Date, by and among Borrower, Parent, Agent and Subordinated Agent, as amended, restated, replaced or otherwise modified from time to time, including in connection with a Subordinated Debt Transfer.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

“IRC” and “IRS” mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successors thereto.

“Joinder Agreement” means each Joinder Agreement of a new Subsidiary delivered to the Agent after the Closing Date in substantially the form of Exhibit H pursuant to Sections 1.12 and 3.28(b).

“Lender” means each of those certain financial institutions set forth on Schedule B attached hereto, and if at any time any Lender shall decide to assign or syndicate all or any of the Obligations, such term shall include such assignee or such other members of the syndicate.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

Schedule a - 16

“Licenses” shall mean, with respect to each Grantor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Grantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.

“Lien” means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Lists” has the meaning given to such term in Section 3.22.

“Litigation” means any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

“Loan” has the meaning given to such term in Section 1.1.

“Loan Documents” means this Agreement, the Note, the Perfection Certificate, each Mortgage, the Pledge Agreement, the Control Agreements, each Power of Attorney, any waiver or consent of a landlord or mortgagee executed in favor of Agent for the benefit of the Lenders, and all other agreements, instruments, documents and certificates identified in Schedule D executed and delivered to, and in favor of, Agent and including all other agreements, pledges, consents, assignments, contracts and notices whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to, and in favor of, Agent in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Mandatory Equity Issuance” has the meaning assigned thereto in Section 4.2(b).

“Mandatory Prepayments” has the meaning given to such term in Section 1.2(b).

“Margin Stock” has the meaning given to such term in Section 3.8.

Schedule a - 17

“Material Adverse Effect” means: a material adverse effect on (a) the business, assets, operations, or financial condition of the Credit Parties taken as a whole, (b) the validity and enforceability of any Loan Document, (c) Borrower’s or any other Credit Party’s ability to pay or perform the Obligations under the Loan Documents to which such Credit Party is a party in accordance with the terms thereof, (d) the Collateral or Agent’s Liens on the Collateral or the priority of any such Lien, or (e) Agent’s or any Lender’s rights and remedies under this Agreement and the other Loan Documents.

“Material Event of Default” means any Event of Default under Section 7.1(a) (payment default), Section 7.1(h) or Section 7.1(i) (bankruptcy/insolvency default), Section 7.1(c) due to any breach of Section 4.2 (financial covenant default), Section 7.1(c) due to any breach of Article 5 (negative covenant default), or Section 7.1(c) due to any breach of Section 4.1 (reporting covenant default) that continues for a period of 10 days or more beyond the applicable due date in Section 4.1.

“Maturity Date” means, with respect to the Term Loan, the earliest to occur of (i) the date of the termination of the acceleration of the maturity of any Obligations pursuant to Section 7.2 and (ii) the Stated Maturity Date.

“Maximum Lawful Rate” has the meaning given to such term in Section 1.5(e).

“Mortgage” means any mortgage or deed of trust from the relevant Credit Party in favor of Agent for the benefit of the Lenders relating to such Credit Party’s real property owned or leased as of the Closing Date and any other mortgage or deed of trust delivered to the Agent pursuant to Section 3.28.

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA that is subject to Title IV of ERISA (a) to which any Grantor or any ERISA Affiliate is then making or accruing an obligation to make contributions; (b) to which any Grantor or any ERISA Affiliate has within the preceding five plan years made contributions; or (c) with respect to which any Grantor could reasonably be expected to incur liability.

“Net Cash Proceeds” shall mean:

(a)	with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the cash proceeds received by any Credit Party (including cash proceeds subsequently received (as and when received by any Credit Party) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and Credit Party’s good faith estimate of income taxes actually paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by any Credit Party associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) Credit Party’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within ninety (90) days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within ninety (90) days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties);

Schedule a - 18

(b)	with respect to any Debt Issuance, any Equity Issuance or any other issuance or sale of Equity Interests by any Credit Party, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith; and

(c)	with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

“Ninth Amendment Effective Date” means January 6, 2023.

“Non-Funding Lender” has the meaning given to such term in Section 1.13.

“Note” means any Term Note or Delayed Draw Term Note.

“Note Purchase Agreement” means that certain Convertible Note Purchase Agreement, dated as of March 26, 2020, by and among Parent, as issuer, and each of the purchasers listed on Exhibit A thereto or additional purchasers from time to time party thereto, as may be amended from time to time in accordance with the terms of the Subordination Agreement.

“Obligations” means all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower and any other Credit Party to the Lenders arising under any of the Loan Documents, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, and all covenants and duties regarding such amounts. This term includes all principal, interest, Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to Borrower under any of the Loan Documents (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loan, and Fees, Charges, costs, expenses and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest or a claim for such Fees, Charges, costs and expense is allowed in such proceeding), and all principal and interest due in respect of the Loan and all obligations and liabilities of any Guarantor under any Guarantee.

Schedule a - 19

“OFAC” has the meaning given to such term in Section 3.22.

“OFAC Laws and Regulations” has the meaning given to such term in Section 3.22.

“Officers’ Certificate” means a certificate executed by the chairman of the Board of Directors (if an officer), the Chief Executive Officer or the president and one of the Responsible Officers, each in his or her official (and not individual) capacity.

“Organization Charts” has the meaning ascribed to such term in Section 2.1(s).

“Organizational Documents” shall mean, with respect to any Person, (i) in the case of any corporation or unlimited liability corporation, the certificate or articles of incorporation, as applicable, and by-laws (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (v) in any other case, the functional equivalent of the foregoing.

“Other Lists” has the meaning given to such term in Section 3.22.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Permitted Sales” means the sale, transfer, assignment, license or financing of electronic charging stations on terms and conditions substantially similar to those in the Brookfield Master Sale Agreement and reasonably acceptable to Required Lenders.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Ownership Interests” means, as applied to any Person, corporate stock and any and all securities, shares, partnership interests (whether general, limited, special or other), limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated and of any character) of corporate stock of such Person or any of the foregoing issued by such Person (whether a corporation, a partnership, a limited liability company or another entity) and shall include securities convertible into Ownership Interests and rights, warrants or options to acquire Ownership Interests.

Schedule a - 20

“Parent” means (a) from the Closing Date until the consummation of the De-SPAC Transaction, VOLTA INDUSTRIES, INC., a Delaware corporation, and (b) from and after consummation of the De-SPAC Transaction, VOLTA INC., a Delaware corporation.

“Participant” has the meaning given to such term in Section 8(a).

“Participant Register” has the meaning given to such term in Section 8(a).

“Patents” means all of the following in which any Person now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

“Payment Date” means the first day of each calendar month (or, solely in the case of the calendar month commencing January 1, 2023, the earlier of (x) January 24, 2023 and (y) one (1) Business Day following the closing date of the Subordinated Loan Agreement) beginning on January 1, 2019.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Perfection Certificate” means a certificate in the form of Exhibit A attached to this Agreement or any other form approved by the Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” means a certificate supplement in the form of Exhibit I attached to this Agreement or any other form approved by the Agent.

“Performance Metrics” has the meaning given to such term in Section 4.2(b).

“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Investors” means, collectively, the Persons who held the Equity Interests of the Parent immediately prior to the commencement of the De-SPAC Transaction.

“Permitted Liens” means the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 3.10; (ii) carriers’, warehousemen’s, suppliers’, mechanics’, materialmen’s, repairmen’s or other similar liens arising in the ordinary course of business and securing indebtedness not yet due and payable or overdue for more than 30 days or being contested in good faith by appropriate proceedings and in either case in an outstanding aggregate amount not in excess of $500,000 at any time; (iii) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings, provided that the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within thirty (30) days or (in the case of any execution or enforcement pending appeal) such lesser time during which such appeal may be taken; (iv) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate; (v) Purchase Money Liens securing Purchase Money Obligations (or rent) to the extent permitted under Section 5.1; ~~and~~ (vi) Liens in favor of Agent for the benefit of the Lenders securing the Obligations; and (vii) Lien in favor of Subordinated Agent securing all obligations, indebtedness and liabilities of the Credit Parties under the Subordinated Loan Agreement in an amount not to exceed the Subordinated Cap, to the extent subject to the Intercreditor Agreement.

Schedule a - 21

“Permitted Brookfield Sales” means the sale, transfer, assignment, license or financing of electronic charging stations pursuant to the Brookfield Master Sale Agreement.

“Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the Closing Date, among the Credit Parties and the Agent pledging as Collateral for the Obligations any Ownership Interests of Subsidiaries owned by each Credit Party.

“Pledged Securities” shall mean, collectively, with respect to each Credit Party, (i) all issued and outstanding Equity Interests of each issuer set forth on Schedule 10(a) to the Perfection Certificate as being owned by such Credit Party and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Credit Party (including by issuance), together with all rights, privileges, authority and powers of such Credit Party relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Credit Party in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests of any Subsidiary, which Equity Interests are hereafter acquired by such Credit Party (including by issuance) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such Subsidiary acquired by such Credit Party (including by issuance), together with all rights, privileges, authority and powers of such Credit Party relating to such Equity Interests or under any Organizational Document of any such Subsidiary, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Credit Party in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Credit Party in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests; provided, however, that Pledged Securities shall not include any Equity Interests which are not required to be pledged pursuant to Section 3.28.

Schedule a - 22

“Post-Closing Cap Table” has the meaning ascribed to such term in Section 2.1(r).

“Post-Closing Organization Chart” has the meaning ascribed to such term in Section 2.1(s).

“Power of Attorney” means each Power of Attorney of the Credit Parties delivered to Agent as of the Closing Date in substantially the form of Exhibit D and any Power of Attorney delivered to the Agent after the Closing Date pursuant to Section 1.12.

“PPP Loan” means an unsecured loan in an aggregate principal amount not to exceed $3,193,300.00 incurred by Parent under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the PPP Rule) pursuant to the Business Loan Agreement and the Promissory Note.

“PPP Rule” means the Coronavirus Aid, Relief, and Economic Security Act and applicable rules and regulations, as amended from time to time. For the avoidance of doubt, references to specific sections of the PPP Rule shall also include applicable rules and regulations, as amended from time to time.

“Pre-Closing Cap Table” has the meaning ascribed to such term in Section 2.1(r).

“Pre-Closing Organization Chart” has the meaning ascribed to such term in Section 2.1(s).

“Preferred Stock” shall mean, with respect to any Person, any and all preferred or preference Equity Interests (however designated) of such Person whether now outstanding or issued after the Closing Date.

“Preferred Stock Issuance” shall mean the issuance or sale by any Credit Party of any Preferred Stock after the Closing Date.

“Prepayment” has the meaning given to such term in Section 1.2(b).

“Proceeds” means “proceeds,” as such term is defined in the Code and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to any Grantor from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority); (iii) any recoveries by any Grantor against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; and (iv) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral (excluding amounts and rights to payment arising from the rental of any of the Collateral to customers of the Borrower or any of its Subsidiaries or distributors) and all rights arising out of Collateral.

“Promissory Note” mean that certain Promissory Note, dated as of April 27, 2020, issued by Parent in favor of Continental Bank in an aggregate amount equal to $3,193,300.00.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Purchase Money Lien” means any Lien upon any fixed assets that secure the Purchase Money Obligations related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Obligations secured by such Lien (and the proceeds thereof) and only if such Lien secures only such Purchase Money Obligations.

“Purchase Money Obligations” means for any Person the obligations of such Person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any Person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property by such Person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

“Qualified Capital Stock” means of any Person any Equity Interests of such Person that are not Disqualified Capital Stock.

“Qualified IPO” means the initial firm commitment underwritten offering of any Credit Party’s common stock or common Equity Interests pursuant to (a) in the case of any such offering in the United States of America, a registration statement under the Securities Act of 1933 filed with and declared effective by the Securities and Exchange Commission or (b) in the case of any offering under the laws of any jurisdiction outside the United States of America, the applicable laws and/or regulations of such other jurisdiction.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

Schedule a - 23

“Recipient” means Agent and any Lender.

“Register” has the meaning given to such term in Section 8(a).

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Release” means as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

“Required Lenders” means, at any time, Lenders having at such time in excess of fifty percent (50%) of the sum of the aggregate Commitments (or, if such Commitments are terminated, the amount outstanding under the Term Loan) then in effect; provided that at any time that there are two (2) or more Lenders, the Required Lenders shall consist of not fewer than two (2) Lenders that are not Affiliates of one another.

“Requirement of Law” means as to any Person, the Certificate or Articles of Incorporation and By-Laws or other Organizational Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case, binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means the reserves established by Agent from time to time against the Delayed Draw Term Loan Availability or availability of credit under this Agreement that Agent may establish from time to time in the good faith exercise of its reasonable credit judgment. Without limiting the generality of the foregoing, Agent may establish Reserves to ensure the payment of accrued interest expenses or Indebtedness.

“Responsible Officer” means, with respect to any Person (other than an individual), any officer at the level of vice president or higher of, but in any event, with respect to financial matters, the chief financial officer, chief accounting officer, treasurer or controller of such Person.

“Restricted Locations” has the meaning ascribed to such term in Section 3.21(c).

“Restricted Payment” means: (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Borrower’s or any other Credit Party’s Stock, (b) any payment or distribution made in respect of any subordinated Indebtedness of Borrower or any other Credit Party in violation of any subordination or other agreement made in favor of Agent for the benefit of the Lenders, (c) other than with respect to the Subordinated Debt (which shall instead be subject to the preceding clause (b)) any payment on account of the purchase, redemption, defeasance or other retirement of Borrower’s or any other Credit Party’s Stock or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly; other than (i) that arising under this Agreement or (ii) interest and principal, when due without acceleration or modification of the amortization as in effect on the Closing Date, under Indebtedness (not including subordinated Indebtedness, payments of which shall be permitted only in accordance with the terms of the relevant subordination agreement made in favor of Agent for the benefit of the Lenders) permitted under Sections 5.1, or (d) any payment, loan, contribution, or other transfer of funds or other property to any holder of Stock of such Person which is not expressly and specifically permitted in this Agreement; provided that any payment by a Borrower to another Credit Party, Agent or any Lender shall not constitute a Restricted Payment.

Schedule a - 24

“SBA” means the United States Small Business Administration and any successor thereto.

“SBA Forms” means, collectively, SBA forms 480, 652 and 1031.

“SBA Side Letter” means a Small Business Investment Company side letter among the Borrower and the SBICs (as amended, restated, supplemented, or otherwise modified from time to time accordance with its terms) in form and substance reasonably satisfactory to Agent and the Borrower.

“SBIC” means Agent or certain of its Affiliates that is a Federal licensee under the Act.

“SDN List” has the meaning given to such term in Section 3.22.

“Secretarial Certificate” means each Secretarial Certificate of the Credit Parties delivered to Agent as of the Closing Date in substantially the form of Exhibit C and any Secretarial Certificate delivered to the Agent after the Closing Date pursuant to Section 1.12.

“Seventh Amendment Effective Date” means September 26, 2022.

“Sixth Amendment Effective Date” means May 11, 2022.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the assets of such Person, at a fair valuation, exceed its liabilities, including contingent liabilities, (b) the remaining capital of such Person is not unreasonably small to conduct its business and (c) such Person will not have incurred debts, and does not have the present intent to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, “debt” means any liability on a claim, and “claim” means any (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. In computing the amount of contingent liabilities of any Person on any date, such liabilities shall be computed at the amount that, in the judgment of the Agent in light of all facts and circumstances existing at such time, represents the amount of such liabilities that reasonably can be expected to become actual or matured liabilities.

“Stated Maturity Date” means June 19, 2024.

“Stock” means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, beneficial interests in a trust or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) or other equity interests in any Person.

Schedule a - 25

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Agent” means Equilon Enterprises LLC d/b/a Shell Oil Products US, together with its successors and assigns (including in connection with a Subordinated Debt Transfer).

“Subordinated Cap” has the meaning given to such term in the Intercreditor Agreement.

“Subordinated Debt” means the Indebtedness issued under the Subordinated Loan Documents.

“Subordinated Debt Transfer” means a “Transfer” (as defined in the Intercreditor Agreement), assignment or refinancing in full of the Subordinated Debt, as the case may be, in connection with a “New Buyer Event” (as defined in the Intercreditor Agreement), in any case as contemplated by Section 2.8 of the Intercreditor Agreement.

“Subordinated Loan Agreement” means that certain Term Loan, Guarantee and Security Agreement, ~~to be entered into on or about January 17, 2023~~dated as of the Eleventh Amendment Effective Date, by and among Borrower, Parent, the lenders from time to time party thereto and ~~Equilon Enterprise LLC, pursuant to which the lenders will provide $5,000,000 in term loans to Borrower~~Subordinated Agent, as amended, restated, replaced, refinanced or otherwise modified from time to time in accordance with this Agreement and ~~Parent at~~ the ~~closing of~~Intercreditor Agreement, and including any Subordinated Loan Agreement effectuated in connection with a Subordinated Debt Transfer.

“Subordinated Loan Documents” means the Subordinated Loan Agreement and ~~$15,000,000 in delayed draw term loans to Borrower and Parent as set forth~~the other “Loan Documents” (or similar term) (as defined in the Subordinated Loan Agreement).

“Subordination Agreement” means that certain Subordination and Intercreditor Agreement, dated as of March 26, 2020, by and among each of the parties thereto as Subordinated Creditors, the Credit Parties and Agent, as may be amended from time to time.

“Subsidiary” means, with respect to any Person, (i) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such Stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager. If “Subsidiary” or “Subsidiaries” is used in this Agreement or any other of the Loan Documents without reference to being the Subsidiary of any specific Credit Party or other Person, then that reference to “Subsidiary” or “Subsidiaries” shall be deemed to refer to any Subsidiary or the Subsidiaries of Borrower.

Schedule a - 26

“Subsidiary Guarantor” means each direct or indirect Subsidiary of the Borrower as of the Closing Date and each other direct or indirect Subsidiary that becomes a party to this Agreement pursuant to Section 1.12.

“Substitute Lender” has the meaning given to such term in Section 1.14(a).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” has the meaning given to such term in Section 1.1(b).

“Term Loan Commitments” means, collectively, the Closing Date Term Loan Commitments, the Delayed Draw Term Loan Commitments and the Third Amendment Term Loan Commitment.

“Term Note” has the meaning given to such term in Section 1.1(a).

“Term Sheet Deposit” means an amount equal to $75,000 paid by Borrower to Agent in connection with that certain Proposal Letter, dated April 12, 2019, from the Agent to Borrower.

“Termination Date” means the date on which all Obligations under this Agreement are paid in full, in cash (other than contingent obligations not yet due and payable), and Borrower shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations from the Lenders under this Agreement.

“Third Amendment” means that certain Third Amendment to Loan Agreement dated as of November 25, 2020, among Borrower, Parent, the Lenders signatory thereto and Agent.

“Third Amendment Effective Date” means November 25, 2020.

“Third Amendment Term Loan” has the meaning assigned thereto in Section 1.1(c).

“Third Amendment Term Loan Commitment” means the commitment of each Lender under this Agreement, to make or otherwise fund the Third Amendment Term Loans as set forth on Schedule B attached hereto. The aggregate amount of the Third Amendment Term Loans as of the Third Amendment Effective Date is $5,000,000.

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

Schedule a - 27

“Total Revenue” means, as of any date of determination, the total revenue of the Borrower for the trailing twelve (12) Fiscal Month period most recently ended (as determined in accordance with GAAP).

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Person: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered) all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof: (ii) all reissues, extensions or renewals thereof; and (iii) all goodwill associated with or symbolized by any of the foregoing.

“Transactions” means, collectively, the transactions to occur on or prior to the Closing Date pursuant to this Agreement, including (a) the execution, delivery and performance of the Loan Documents and the initial borrowings hereunder; and (b) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

“Transferred Guarantor” has the meaning given to such term in Section 11.9.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56).

“U.S. Borrower” means a Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the IRC.

“U.S. Publicly-Traded Entity” has the meaning given to such term in Section 3.22.

“U.S. Tax Compliance Certificate” shall have the meaning ascribed to such term in Section 8(b)(ii)(C).

“Volta Charging” means the Person identified as such in the preamble of this Agreement.

“Volta Media” means the Person identified as such in the preamble of this Agreement.

“Volta Services” means the Person identified as such in the preamble of this Agreement.

“Voluntary Prepayment” has the meaning given to such term in Section 1.2(b).

“Voting Stock” means, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

Schedule a - 28

“Wholly Owned Subsidiary” means, as to any Person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% equity interest at such time.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means Borrower and Agent.

Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Closing Date unless Borrower and Agent shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. All other capitalized terms contained in this Agreement or the other Loan Documents, but not defined herein or therein, shall, unless the context indicates otherwise, have the meanings provided for by the Code. The words “herein,” “hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural; (b) the term “or” is not exclusive; (c) the term “including” (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

[Remainder of Page Intentionally Blank]

Schedule a - 29

Annex B

Subordination Agreement

See attached.

[EXECUTION VERSION]

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of this January 17, 2023, by and among EQUILON ENTERPRISES LLC d/b/a Shell Oil Products US, a Delaware limited liability company (“Subordinated Creditor”), VOLTA CHARGING, LLC, a Delaware limited liability company (“Volta Charging”), VOLTA INC., a Delaware corporation (“Parent”), VOLTA MEDIA LLC, a Delaware limited liability company (“Volta Media”), and VOLTA CHARGING SERVICES LLC, a Delaware limited liability company (“Volta Services” and collectively with Volta Charging, Parent and Volta Media, “Company”), and EICF AGENT LLC, a Delaware limited liability company, as Agent for all Senior Lenders party to the Senior Loan Agreement described below.

R E C I T A L S

A. The Company, Agent and Senior Lenders (as hereinafter defined) have entered into a Term Loan, Guarantee and Security Agreement dated as of June 19, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Loan Agreement”) pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Loan Agreement, to make certain loans and financial accommodations to the Company. All of the Company’s obligations to Agent and Senior Lenders under the Senior Loan Agreement and the other Senior Loan Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of the Company (the “Collateral”).

B. The Company and Subordinated Creditor are entering into a Term Loan, Guarantee and Security Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time and, to the extent applicable, as refinanced in connection with a New Buyer Event, the “Subordinated Loan Agreement”), pursuant to which, among other things, Subordinated Creditor agrees, subject to the terms and conditions set forth in the Subordinated Loan Agreement, to make certain loans and financial accommodations to the Company. All of the Company’s obligations under the Subordinated Loan Agreement and the other Subordinated Loan Documents (as hereinafter defined) are secured by liens on and security interests in the Collateral.

C. As an inducement to and as one of the conditions precedent to the agreement of Agent and Senior Lenders to permit the Company to enter into the Subordinated Loan Agreement, Agent and Senior Lenders have required the execution and delivery of this Agreement by Subordinated Creditor and the Company in order to set forth the relative rights and priorities of Agent, Senior Lenders and Subordinated Creditor under the Senior Loan Documents and the Subordinated Loan Documents.

NOW, THEREFORE, in order to induce Agent and Senior Lenders to permit the Company to enter the Subordinated Loan Documents, and to continue to extend financial accommodations under and consummate the other transactions contemplated by the Senior Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions. The following terms shall have the following meanings in this Agreement:

“Adoption Agreement” shall have the meaning assigned to that term in Section 2.8(a).

“Agent” shall mean EICF Agent LLC, as Agent for the Senior Lenders, or any other Person appointed by the holders of the Senior Debt as administrative agent for purposes of the Senior Loan Documents and this Agreement.

“Bankruptcy Code” shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Capped Obligations” means, with respect to Senior Debt or Subordinated Debt, obligations in respect of principal of loans and interest, premium, if any, and fees (but not including out-of-pocket fees and disbursements) accruing or payable in respect thereof or in respect of commitments therefor.

“Distribution” means, with respect to any Senior Debt or Subordinated Debt, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such Senior Debt or Subordinated Debt, (b) any redemption, purchase or other acquisition of such Senior Debt or Subordinated Debt by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such Senior Debt or Subordinated Debt in or upon any property of any Person.

“Enforcement Action” shall mean (a) to take from or for the account of the Company or any guarantor of the Subordinated Debt or the Senior Debt (as the case may be) , by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company or any such guarantor with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Company or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or the Senior Debt (as the case may be) or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Loan Documents or the Senior Loan Documents (as the case may be) or applicable law with respect to the Subordinated Debt or the Senior Debt (as the case may be), (c) to exercise any put option or to cause the Company or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Loan Document or the Senior Loan Documents (as the case may be), (d) to notify account debtors or directly collect accounts receivable or other payment rights of the Company or any such guarantor, (e) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Company or any such guarantor including the Collateral or (f) the solicitation of bids from third parties to conduct in good faith the liquidation of all or a material portion of the Collateral within a commercially reasonable time or the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, and promoting the Collateral to conduct in good faith the sale of all or a material portion of the Collateral within a commercially reasonable time.

“Excess Senior Debt” means any Senior Debt that are included in the Capped Obligations and that are in excess of the Senior Cap.

“New Buyer Event” means that any person (such person, a “New Buyer”) not a party to the Merger Agreement (as defined in the Subordinated Loan Agreement) or affiliated with Shell USA, Inc. has made a Superior Proposal (as defined in the Merger Agreement) that has been accepted by Volta Inc., a Delaware corporation, in accordance with Section 9.1(d) of the Merger Agreement.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Permitted Payments” means (i) payments of interest in kind on the Subordinated Debt made as compounded interest, added to the aggregate principal amount of the Subordinated Debt, (ii) other payments in respect of Subordinated Debt that are not Capped Obligations in an amount not in excess of $25,000 per each Fiscal Quarter of the Borrower, and (iii) indefeasible payment in full in cash of all Subordinated Debt held by Equilon Enterprises LLC d/b/a Shell Oil Products US on or after the occurrence of a New Buyer Event in connection with a Transfer or refinancing thereof as contemplated by, and in accordance with the terms of, Section 2.8.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

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“Senior Cap” means the sum of:

(a) the difference of (1) the amount of unpaid principal of the loans outstanding under the Senior Loan Documents (“Senior Principal Obligations”) not to exceed in the aggregate $17,923,423.42, minus (2) the aggregate amount of all repayments of term indebtedness (Senior Principal Obligations in excess of the Senior Cap being the “Excess Senior Principal Obligations”), plus

(b) accrued but unpaid interest, commitment, facility, utilization, and other analogous fees and, if applicable, prepayment premiums on the Senior Principal Obligations referred to in clause (a) (at rates not in excess of three percent (3%) above the rates provided for under the Senior Loan Agreement as in effect on the date hereof), plus

(c) all fees, expenses, premium (if any), reimbursement obligations, and other amounts of a type not referred to in clause (a) or (b) payable in respect of the amounts referred to in clauses (a) and (b), in each case payable pursuant to the Senior Loan Documents; provided that the Senior Cap shall not apply to any Senior Debt other than Capped Obligations.

For purposes of this definition, all payments of Senior Principal Obligations will be deemed to be applied first to reduce the Senior Principal Obligations referred to in clause (a)(1) and thereafter to reduce any Excess Senior Principal Obligations.

“Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Company from time to time owed to Agent or any Senior Lender under the Senior Loan Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim. Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Loan Document is outstanding.

“Senior Default” shall mean any “Event of Default” under the Senior Loan Documents.

“Senior Default Notice” shall mean a written notice from Agent to Subordinated Creditor pursuant to which Subordinated Creditor is notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default and which notice expressly states that it is a “Senior Default Notice” hereunder.

“Senior Lenders” shall mean the holders of the Senior Debt.

“Senior Loan Documents” shall mean the Senior Loan Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

“Subordinated Creditor” shall have the meaning assigned to such term in the recitals, and shall include, for the avoidance of doubt, any New Buyer or an affiliate thereof that is a holder of Subordinated Debt that becomes a party hereto in connection with a New Buyer Event pursuant to an Adoption Agreement (thereby replacing the pre-existing Subordinated Creditor hereunder for all purposes of this Agreement).

“Subordinated Debt” shall mean all of the obligations of the Company to Subordinated Creditor evidenced by or incurred pursuant to the Subordinated Loan Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim. Subordinated Debt shall be considered to be outstanding whenever any loan commitment under the Subordinated Loan Document is outstanding.

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“Subordinated Cap” means the sum of:

(a) the difference of (1) the amount of unpaid principal of the loans outstanding under the Subordinated Loan Documents (“Subordinated Principal Obligations”) not to exceed in the aggregate $35,000,000 minus (2) the aggregate amount of all repayments of Subordinated Principal Obligations (other than repayments of Subordinated Principal Obligations made in connection with a refinancing pursuant to a New Buyer Event as contemplated by, and in accordance with the terms of, Section 2.8) (Subordinated Principal Obligations in excess of the Subordinated Cap being the “Excess Subordinated Principal Obligations”), plus

(b) accrued but unpaid interest, commitment, facility, utilization, and other analogous fees and, if applicable, prepayment premiums on the Subordinated Principal Obligations referred to in clause (a) (at rates not in excess of three percent (3%) above the rates provided for under the Subordinated Loan Agreement as in effect on the date hereof), plus

(c) all fees, expenses, premium (if any), reimbursement obligations, and other amounts of a type not referred to in clause (a) or (b) payable in respect of the amounts referred to in clauses (a) and (b), in each case payable pursuant to the Subordinated Loan Documents; provided that the Subordinated Cap shall not apply to any Subordinated Debt other than Capped Obligations.

For purposes of this definition, all payments of Subordinated Principal Obligations (for the avoidance of doubt, excluding repayments of Subordinated Principal Obligations made in connection with a refinancing pursuant to a New Buyer Event as contemplated by, and in accordance with the terms of, Section 2.8) will be deemed to be applied first to reduce the Subordinated Principal Obligations referred to in clause (a)(1) and thereafter to reduce any Excess Subordinated Principal Obligations.

“Subordinated Debt Default” shall mean any “Event of Default” under the Subordinated Loan Documents.

“Subordinated Debt Default Notice” shall mean a written notice from Subordinated Creditor or the Company to Agent pursuant to which Agent is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default and which notice states that it is a “Subordinated Debt Default Notice” hereunder.

“Subordinated Loan Agreement” shall have the meaning assigned thereto in the recitals and shall include, for the avoidance of doubt, any applicable loan agreement the proceeds of which are used to refinance in full an existing Subordinated Loan Agreement (thereby replacing the existing Subordinated Loan Agreement for all purposes of this Agreement) and pursuant to which a New Buyer or an affiliate thereof that has become a party to this agreement pursuant to an Adoption Agreement extends Subordinated Debt to the Company in connection with a New Buyer Event.

“Subordinated Loan Documents” shall mean the Subordinated Loan Agreement, any related guaranty with respect to the Subordinated Debt, any security agreement or other collateral document securing the Subordinated Debt and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement and excluding, for the avoidance of doubt, any applicable merger or other acquisition agreement (and related documentation) in relation to the acquisition of the Company by the Subordinated Creditor (or an affiliate thereof).

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“Uniform Commercial Code” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s lien on or security interest in any Collateral is governed by the Uniform Commercial Code or other applicable body of law as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code or other applicable body of law as in effect in such other jurisdiction for purposes of the provisions of this Agreement, if any, relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

2. Subordination.

2.1 Payment Subordination of Subordinated Debt to Senior Debt. The parties hereto hereby covenant and agree, notwithstanding anything to the contrary contained in any of the Senior Loan Documents or Subordinated Loan Documents, that (i) the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Senior Debt (in the case of Capped Obligations, up to but not in excess of the Senior Cap), and (ii) the payment of any and all of the Excess Senior Debt constituting Capped Obligations shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Subordinated Debt (in the case of Capped Obligations, up to but not in excess of the Subordinated Cap), (iii) the payment of any and all of the Excess Subordinated Debt constituting Capped Obligations shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Excess Senior Debt. Each holder of Senior Debt, whether such Senior Debt is now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement; each holder of Subordinated Debt, whether such Subordinated Debt is now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Subordinated Debt in reliance upon the provisions contained in this Agreement.

2.2 Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving the Company:

(a) All Senior Debt (in the case of Capped Obligations, up to but not in excess of the Senior Cap) shall first be indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents shall be terminated before any Distribution (other than Permitted Payments), whether in cash, securities or other property, shall be made to Subordinated Creditor on account of any Subordinated Debt. All Subordinated Debt shall first be indefeasibly paid in full in cash and all commitments to lend under the Subordinated Loan Documents shall be terminated before any Distribution, whether in cash, securities or other property, shall be made to holders of Senior Debt on account of any Excess Senior Debt constituting Capped Obligations. All Excess Senior Debt shall first be indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents shall be terminated before any Distribution, whether in cash, securities or other property, shall be made to Subordinated Creditor on account of any Excess Subordinated Debt.

(b) Any Distribution (other than Permitted Payments), whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Senior Loan Documents) until all Senior Debt (in the case of Capped Obligations, up to but not in excess of the Senior Cap) is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents shall have been terminated. Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Agent. Subordinated Creditor also irrevocably authorizes and empowers Agent, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions. Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Excess Senior Debt constituting Capped Obligations shall be paid or delivered directly to Subordinated Creditor (to be held and/or applied by Subordinated Creditor in accordance with the terms of the Subordinated Loan Documents) until all Subordinated Debt (in the case of Capped Obligations, up to but not in excess of the Subordinated Cap) is indefeasibly paid in full in cash and all commitments to lend under the Subordinated Loan Documents shall have been terminated. Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Excess Subordinated Debt constituting Capped Obligations shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Senior Loan Documents) until all Excess Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents shall have been terminated.

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(c) Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any perfected lien or security interest securing the Senior Debt.

(d) Subordinated Creditor agrees that Agent and Senior Lenders may consent to the use of cash collateral or provide financing to the Company on such terms and conditions and in such amounts as Agent and Senior Lenders, in their sole discretion, may decide and, in connection therewith, the Company may grant to Agent and Senior Lenders liens and security interests upon all of the property of the Company (which liens and security interests (i) shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by Senior Lenders during such Proceeding and (ii) shall be superior in priority to the liens and security interests, if any, in favor of Subordinated Creditor on the Collateral), so long as (A) Subordinated Creditor otherwise retains its lien on the Collateral junior and subordinate to the lien on the Collateral of the Agent securing the Senior Debt and all other financing provided by Senior Lenders during such Proceeding and (B) Subordinated Creditor may seek adequate protection as permitted by Section 2.2(f).

(e) Subordinated Creditor agrees that it will not object to or oppose a sale or other disposition of any property securing all or any part of the Senior Debt free and clear of security interests, liens or other claims of Subordinated Creditor under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if Agent and Senior Lenders have consented to such sale or disposition, so long as (i) pursuant to court order, the liens of Subordinated Creditor attach to the net proceeds of the disposition with the same priority and validity as the liens held by Subordinated Creditor on such Collateral, and the liens remain subject to the terms of this Agreement, (ii) the proceeds of a disposition of Collateral received by Agent and Senior Lenders in excess of those necessary to achieve the discharge of Senior Debt, up to the Senior Cap with respect to the Capped Obligations and in their entirety with respect to Senior Debt that are not Capped Obligations, are distributed in accordance with the UCC and applicable law, or (iii) the net cash proceeds of the disposition that are applied to Senior Debt permanently reduce the Senior Debt pursuant to Section 2.2 or if not so applied, are subject to the rights of Subordinated Creditor to object to any further use. Subject to the provisions of Section 2.4 (c) (iv), Subordinated Creditor shall not be deemed to have waived any rights to credit bid on the Collateral in any such disposition in accordance with Section 363(k) of the Bankruptcy Code. Subordinated Creditor may object to any disposition of Collateral that could be raised in a Proceeding by unsecured creditors generally provided such objections are not inconsistent with any other term or provision of this Agreement and are not based on the status of the Subordinated Creditor as a secured creditor (without limiting the foregoing, Subordinated Creditor may not raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or by any comparable provision of any bankruptcy law)).

(f) Subordinated Creditor agrees not to assert any right it may have to “adequate protection” of Subordinated Creditor’s interest in any Collateral in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of Agent; provided that in any Proceeding, (i) if the Agent on behalf of the Senior Lenders is granted adequate protection in the form of a lien on additional or replacement Collateral, Subordinated Creditor may seek or request adequate protection (and the Agent and the Senior Lenders hereby agree not to oppose) in the form of a lien on additional or replacement Collateral, which lien will be subordinated to the liens securing the Senior Debt on the same basis as the other liens securing the Subordinated Debt are subordinated to the liens securing Senior Debt under this Agreement, and (ii) if the Senior Lenders are receiving periodic cash payments of post-petition interest due under the Senior Loan Documents, Subordinated Creditor may seek (and the Agent and the Senior Lenders hereby agree not to oppose) and, subject to the terms below and the other terms of this Agreement, retain periodic cash payments of post-petition interest at the non-default rate specified in the Subordinated Loan Documents (“Second lien Adequate Protection Payments”). If Subordinated Creditor receives Second lien Adequate Protection Payments before the discharge of Senior Debt up to the Senior Cap with respect to the Capped Obligations and in their entirety with respect to Senior Debt that are not Capped Obligations, then upon the effective date of any plan of reorganization or the conclusion or dismissal of any Proceeding, Subordinated Creditor will pay over to Agent pursuant to Section 2.2(a), an amount equal to the lesser of (x) the Second lien Adequate Protection Payments received by Subordinated Creditor and (y) the amount necessary to discharge the Senior Debt. Subordinated Creditor waives any claim it may now or hereafter have arising out of Agent’s or Senior Lenders’ election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by Borrower, as debtor in possession. Subordinated Creditor further agrees that it will not seek to participate or participate on any creditor’s committee without Agent’s prior written consent.

(g) Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Creditor promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of Subordinated Creditor to do so prior to 15 days before the expiration of the time to vote any such claim; provided Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Agent votes any claim in accordance with the authority granted hereby, Subordinated Creditor shall not be entitled to change or withdraw such vote.

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(h) The Senior Debt shall continue to be treated as senior debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and Subordinated Creditor even if all or part of the Senior Debt or the liens securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

2.3 Payment Restrictions. Notwithstanding the terms of the Subordinated Loan Documents, the Company hereby agrees that it may not make, and Subordinated Creditor hereby agrees that it will not accept, any Distribution (other than Permitted Payments) with respect to the Subordinated Debt until the Senior Debt (in the case of Capped Obligations, up to but not in excess of the Senior Cap) is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents have terminated. Notwithstanding the terms of the Senior Loan Documents, the Company hereby agrees that it may not make, and Agent, for itself and on behalf of Senior Lenders, hereby agrees that it will not accept, any Distribution with respect to the Excess Senior Debt constituting Capped Obligations until the Subordinated Debt is indefeasibly paid in full in cash and all commitments to lend under the Subordinated Loan Documents have terminated. Notwithstanding the terms of the Subordinated Loan Documents, the Company hereby agrees that it may not make, and Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Excess Subordinated Debt until the Excess Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents have terminated.

2.4 Subordinated Debt Standstill Provisions.

(a) Subject to Sections 2.4(b) and (c), until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents shall be terminated, Subordinated Creditor shall not, without the prior written consent of Agent, take any Enforcement Action with respect to the Subordinated Debt. Any Distributions (other than Permitted Payments) or other proceeds of any Enforcement Action obtained by Subordinated Creditor in violation of this Agreement shall in any event be held in trust by it for the benefit of Agent and Senior Lenders and promptly paid or delivered to Agent for the benefit of Senior Lenders in the form received until all Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents shall have been terminated.

(b) Notwithstanding Section 2.4(a), Subordinated Creditor may commence an Enforcement Action or exercise rights with respect to a lien securing Subordinated Debt if:

(i) 180 days have elapsed since Subordinated Creditor notified Agent that the Subordinated Debt was due in full as a result of acceleration or otherwise (the “Standstill Period”);

(ii) Agent is not then diligently pursuing an Enforcement Action with respect to all or a material portion of the Collateral or diligently attempting to vacate any stay or prohibition against such exercise;

(iii) any acceleration of the Subordinated Debt has not been rescinded; and

(iv) no Company then is a debtor in a Proceeding.

(c) Notwithstanding Section 2.4(a), Subordinated Creditor may:

(i) file a proof of claim or statement of interest, vote on a plan of reorganization (including a vote to accept or reject a plan of partial or complete liquidation, reorganization, arrangement, composition, or extension, provided that Subordinated Creditor hereby agrees that it shall not propose, vote in favor of, or otherwise support any such plan that violates the payment and lien priorities of this Agreement.), and make other filings, arguments, and motions, with respect to the Subordinated Debt and the Collateral in any Proceeding commenced by or against any Company, in each case to the extent not inconsistent with the payment and lien priorities and other terms of this Agreement;

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(ii) take action to create, perfect, preserve, or protect its lien on the Collateral, so long as such actions are not adverse to the priority status in accordance with this Agreement of liens on the Collateral securing the Senior Debt or Agent’s or Senior Lenders’ rights to exercise remedies;

(iii) file necessary pleadings in opposition to a claim objecting to or otherwise seeking the disallowance of Subordinated Debt or a lien securing Subordinated Debt;

(iv) join (but not exercise any control over) a judicial foreclosure or lien enforcement proceeding with respect to the Collateral initiated by Agent or Senior Lenders, to the extent that such action could not reasonably be expected to interfere materially with the enforcement proceeding or Enforcement Action taken by the Agent or the Senior Lenders, but Subordinated Creditor may not receive any proceeds thereof unless expressly permitted under this Agreement; and

(v) bid for or purchase Collateral at any public, private, or judicial foreclosure upon such Collateral initiated by any Agent, or any sale of Collateral during a Proceeding; provided that such bid may not include a “credit bid” in respect of any Subordinated Debt unless the proceeds of such bid are otherwise sufficient to cause the payment in full in cash of Senior Debt up to the Senior Cap with respect to the Capped Obligations and in their entirety with respect to Senior Debt that is not Capped Obligations.

2.5 Incorrect Payments. If any Distribution (other than Permitted Payments) on account of the Subordinated Debt not permitted to be made by the Company or accepted by Subordinated Creditor under this Agreement is made and received by Subordinated Creditor, such Distribution shall be held in trust by Subordinated Creditor for the benefit of Agent and Senior Lenders and shall be promptly paid over to Agent for application (in accordance with the Senior Loan Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is paid in full. If any Distribution on account of Excess Senior Debt not permitted to be accepted by holders of Senior Debt under this Agreement is made and received by any such holder, such Distribution shall be held in trust by such holder for the benefit of Subordinated Creditor and shall be promptly paid over to Subordinated Creditor for application (in accordance with the Subordinated Loan Documents) to the payment of the Subordinated Debt (in the case of Capped Obligations, up to but not in excess of the Subordinated Cap) then remaining unpaid, until all of the Subordinated Debt (in the case of Capped Obligations, up to but not in excess of the Subordinated Cap) is paid in full.

2.6 Subordination of liens and Security Interests; Agreement Not to Contest; Agreement to Release liens.

(a) Regardless of the time, manner or order of perfection, or the validity or perfection of, of any such liens and security interests: (i) any lien on Collateral securing any Senior Debt up to the Senior Cap with respect to the Capped Obligations and in their entirety with respect to Senior Debt that are not Capped Obligations will at all times be senior and prior in all respects to any lien on such Collateral securing any Subordinated Debt, and any lien on Collateral securing any Subordinated Debt will at all times be junior and subordinate in all respects to any lien on such Collateral securing any Senior Debt up to the Senior Cap with respect to the Capped Obligations and in their entirety with respect to Senior Debt that are not Capped Obligations; (ii) any lien on Collateral securing any Senior Debt that is not included in the Capped Obligations will at all times be senior and prior in all respects to any lien on such Collateral securing any Subordinated Debt, and any lien on Collateral securing any Subordinated Debt will at all times be junior and subordinate in all respects to a lien on such Collateral securing any Senior Debt that is not included in the Capped Obligations; (iii) any lien on Collateral securing any Excess Senior Debt will at all times be senior and prior in all respects to any lien on such Collateral securing any Excess Subordinated Debt, and any lien on Collateral securing any Excess Subordinated Debt will at all times be junior and subordinate in all respects to a lien on such Collateral securing any Excess Senior Debt; and (iv) the lien on Collateral securing any Senior Debt comprised of Capped Obligations in excess of the Senior Cap will have the priority set forth in Section 2.6(b).

(b) All liens securing Subordinated Debt up to the Subordinated Cap with respect to the Capped Obligations and in their entirety with respect to Subordinated Debt that are not Capped Obligations will be senior in all respects and prior to any lien on the Collateral securing any Excess Senior Debt (but only with respect to such excess amounts), and all liens securing any Excess Senior Debt will be junior and subordinate in all respects to any lien securing Subordinated Debt up to the Subordinated Cap with respect to the Capped Obligations and in their entirety with respect to Subordinated Debt that are not Capped Obligations. Nothing in clauses (a) and (b) of this Section 2.6 will be deemed a waiver of any default or event of default under the Subordinated Loan Documents or the Senior Loan Documents resulting from (x) the incurrence of Senior Debt comprised of Capped Obligations in excess of the Senior Cap or the grant of liens under the Senior Loan Documents securing any such excess amounts, or (y) the incurrence of Subordinated Debt comprised of Capped Obligations in excess of the Subordinated Cap or the grant of liens under the Subordinated Loan Documents securing any such excess amounts.

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(c) Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt or the liens and security interests of Agent and Senior Lenders in the Collateral securing the Senior Debt; Agent, on behalf of itself and each Senior Lender, agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Subordinated Debt or the perfected liens and security interests of Subordinated Creditor in the Collateral securing the Subordinated Debt.

(d) In the event that Agent or Senior Lenders release or agree to release any of their liens or security interests in the Collateral in connection with the sale or other disposition thereof or any of the Collateral is sold or retained pursuant to a foreclosure or similar action, Subordinated Creditor shall (or shall cause its agent) to promptly execute and deliver to Agent such termination statements and releases as Agent shall reasonably request to effect the release of the liens and security interests of Subordinated Creditor in such Collateral. In furtherance of the foregoing, Subordinated Creditor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of Subordinated Creditor and in the name of Subordinated Creditor or otherwise, to execute and deliver any document or instrument which Subordinated Creditor may be required to deliver pursuant to this Section 2.6(d).

(e) Agent acknowledges that applicable provisions of the UCC may require, in order to properly perfect Subordinated Creditor’s security interest in the Collateral securing the Subordinated Debt, that Agent possess or control certain of such Collateral, and may require the execution of control agreements in favor of Agent concerning such Collateral. In order to help ensure that Subordinated Creditor’s security interest in such Collateral is properly perfected (but subject to and without waiving the other provisions of this Agreement), Agent agrees to hold both for itself and Senior Lenders and, to hold as “bailee-in possession” solely for the purposes of perfection and without incurring any duties, obligations or liabilities whatsoever to Subordinated Creditor as a result thereof or with respect thereto, for the benefit of Subordinated Creditor, any such Collateral, and agrees that the intent of this “bailee-in possession” arrangement is for the purpose of perfecting Subordinated Creditor’s lien in such Collateral in accordance with applicable law.

(f) The parties hereto agree that it is their intention that the Collateral securing the Senior Debt and the Subordinated Debt be identical. The parties hereto agree that the Company shall not grant or permit any additional Liens on any asset to secure any Subordinated Debt unless the Company grants a Lien on such asset to secure the Senior Debt concurrently with the grant of a Lien thereon in favor of the Subordinated Creditor. To the extent that the foregoing provision is not complied with for any reason, without limiting any other rights and remedies available to the Agent and the Senior Lenders, Subordinated Creditor agrees that any amounts received by or distributed to the Subordinated Creditor pursuant to or as a result of Liens granted in contravention of this Section 2.6(f) shall be subject to Sections 2.2 and 2.5.

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2.7 Application of Proceeds from Sale or other Disposition of the Collateral. In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Loan Documents or as otherwise consented to by Agent and Senior Lenders until such time as the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Loan Documents have been terminated.

2.8 Sale, Transfer or other Disposition of Subordinated Debt.

(a) Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer (each a “Transfer”) all or any portion of the Subordinated Debt or any Subordinated Loan Document; provided that (x) Subordinated Creditor may Transfer the Subordinated Debt and the Subordinated Loan Documents to a New Buyer or an affiliate thereof, on or after the occurrence of a New Buyer Event and/or (y) in connection with any New Buyer Event the existing Subordinated Debt may be refinanced in full, and, for purposes of the foregoing clauses (x) and (y), upon such Transfer or refinancing, as the case may be, the applicable New Buyer or an affiliate thereof shall, as a condition to such Transfer or refinancing, execute and deliver to Agent and the Credit Parties an Adoption Agreement to Subordination and Intercreditor Agreement in the form of Exhibit A (the “Adoption Agreement”).

(b) The subordination effected hereby shall survive any Transfer or refinancing of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor, as provided in Section 10 hereof.

2.9 Legends. Until the termination of this Agreement in accordance with Section 16 hereof, Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Loan Agreement, as well as any renewals or replacements thereof, the following legend:

“The rights and obligations evidenced hereby and by the other Loan Documents are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement, dated as of the date hereof (the “Intercreditor Agreement”), among Borrower, Agent and EICF Agent LLC, to the indebtedness (including interest) owed by the Credit Parties pursuant to that certain Term Loan, Guarantee and Security Agreement, dated as of June 19, 2019 (as amended, restated, supplemented or otherwise modified from time to time), among Borrower, the lenders party thereto and EICF Agent LLC, and Agent and each Lender irrevocably agrees to be bound by the provisions of the Intercreditor Agreement.”

3. Modifications.

3.1 Modifications to Senior Loan Documents. Senior Lenders may at any time and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt; provided that Agent and Senior Lenders shall not, without the prior written consent of Subordinated Creditor, agree to any such amendment, modification or supplement that would increase the amount of principal of the Senior Debt (other than by compounding of interest accruing thereunder) to an amount in excess of the Senior Cap.

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3.2 Modifications to Subordinated Loan Documents. Until the Senior Debt has been indefeasibly paid in full in cash and all lending commitments under the Senior Loan Documents have terminated, and notwithstanding anything to the contrary contained in the Subordinated Loan Documents, Subordinated Creditor shall not, without the prior written consent of Agent, agree to any amendment, modification or supplement to the Subordinated Loan Documents that would (i) increase the amount of principal of the Subordinated Debt (other than by compounding of interest accruing thereunder) to an amount in excess of $35,000,000, (ii) increase the rate of interest accruing on such principal, (iii) shorten the maturity date of the Subordinated Debt, (iv) amend, modify or supplement Sections 6.1 or 7.1 of the Subordinated Loan Agreement, or (v) make any other modification that would be adverse to the Agent or the Senior Lenders.

4. Waiver of Certain Rights by Subordinated Creditor.

4.1 Marshaling. Subordinated Creditor hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Agent or Senior Lenders to marshal any property of the Company or any guarantor of the Senior Debt for the benefit of Subordinated Creditor.

4.2 Rights Relating to Agent’s Actions with respect to the Collateral. Subordinated Creditor hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Agent or Senior Lenders from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, Subordinated Creditor hereby agrees (a) that it has no right to direct or object to the manner in which Agent and Lenders apply the proceeds of the Collateral resulting from the exercise by Agent and Senior Lenders of rights and remedies under the Senior Loan Documents to the Senior Debt and (b) that Agent has not assumed any obligation to act as the agent for Subordinated Creditor with respect to the Collateral. The Agent shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral until the Senior Debt is paid in full. In exercising rights and remedies with respect to the Collateral, the Agent and Senior Lenders may enforce the provisions of the Senior Loan Documents and exercise remedies thereunder, all in such order and in such manner as it or they may determine in the exercise of its or their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. In conducting any public or private sale under the Uniform Commercial Code, the Agent shall give the Subordinated Creditor such notice of such sale as may be required by the applicable Uniform Commercial Code; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice.

5. Representations and Warranties.

5.1 Representations and Warranties of Subordinated Creditor. Subordinated Creditor hereby represents and warrants to Agent and Senior Lenders that as of the date hereof: (a) Subordinated Creditor is a limited liability company duly formed and validly existing under the laws of the State of Delaware; (b) Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Subordinated Creditor will not violate or conflict with the organizational documents of Subordinated Creditor, any material agreement binding upon Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles; and (e) Subordinated Creditor is the sole owner, beneficially and of record, of the Subordinated Loan Documents and the Subordinated Debt.

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5.2 Representations and Warranties of Agent. Agent hereby represents and warrants to Subordinated Creditor that as of the date hereof: (a) Agent is a limited liability company duly formed and validly existing under the laws of the State of Delaware; (b) Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Agent will not violate or conflict with the organizational documents of Agent, any material agreement binding upon Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of Agent, enforceable against Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles.

6. Subrogation. Subject to the indefeasible payment in full in cash of all Senior Debt and the termination of all lending commitments under the Senior Loan Documents, Subordinated Creditor shall be subrogated to the rights of Agent and Senior Lenders to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full. Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution (other than Permitted Payments) received by Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by Subordinated Creditor in trust as property of the holders of the Senior Debt and Subordinated Creditor shall forthwith deliver the same to the Agent for the benefit of the Senior Lenders for application to the Senior Debt until the Senior Debt is paid in full. A Distribution made pursuant to this Agreement to Agent or Senior Lenders which otherwise would have been made to Subordinated Creditor is not, as between the Company and Subordinated Creditor, a payment by the Company to or on account of the Senior Debt.

7. Modification. Any modification of any provision of this Agreement shall not be effective in any event unless the same is in writing and signed by Agent and Subordinated Creditor, and any waiver of any provision of this Agreement or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the party against which such waiver or consent is to be enforced, and in each case, any such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

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8. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

9. Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. (New York time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to Subordinated Creditor:

Equilon Enterprises LLC d/b/a Shell Oil Products US

150 North Dairy Ashford Road

Houston, Texas 77079

Attention: Troy Eberhart

Telephone: (281) 216-4611

With a copy to:

Norton Rose Fulbright US LLP

555 California Street, Suite 3300

San Francisco, California 94104

Attention: Lior Nuchi

Telephone: (628) 231-6817

If to the Company:

c/o Volta, Inc.

155 De Haro Street

San Francisco, CA 94103

Attention: Michelle Kley

Telephone: (415) 583-3805

With a copy to:

Shearman & Sterling LLP

535 Mission Street, 25th Floor

San Francisco, CA 94105

Attention: Michael Dorf

Telephone: (415) 616-1246

13

If to Agent or Senior Lenders:

EICF AGENT LLC

600 3rd Avenue, 38th Floor

New York, New York 10016

Attention: Harry Giovani

Telephone: 212-899-9714

With a copy to:

Chapman and Cutler LLP

1270 Avenue of the Americas

New York, New York 10020

Attention: Anthony DiGiacomo

Telephone: 212-655-2530

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 9.

10. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Agent, Senior Lenders, Subordinated Creditor and the Company. To the extent permitted under the Senior Loan Documents, Senior Lenders may, from time to time, without notice to Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

11. Relative Rights. This Agreement shall define the relative rights of Agent, Senior Lenders and Subordinated Creditor. Nothing in this Agreement shall (a) impair, as among the Company, Agent and Senior Lenders and as between the Company and Subordinated Creditor, the obligation of the Company with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Agent, Senior Lenders or Subordinated Creditor with respect to any other creditors of the Company.

12. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Loan Documents, the provisions of this Agreement shall control and govern.

13. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

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16. Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Loan Documents after which this Agreement shall terminate without further action on the part of the parties hereto.

17. Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

18. CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN MANHATTAN, NEW YORK, AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PERSON AT ITS ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

19. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED LOAN DOCUMENTS OR ANY OF THE SENIOR LOAN DOCUMENTS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR LOAN DOCUMENTS AND SUBORDINATED LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

20. Consent. Agent and Senior Lenders acknowledge and consent to the incurrence of the Subordinated Debt and Company’s (and other Credit Parties’) entry into the Subordinated Loan Documents.

21. Adoption Agreement. At any time after the date of this Agreement, one or more additional New Buyers (or an affiliate thereof) may become party hereto by executing and delivering to Agent an Adoption Agreement as contemplated by Section 2.8(a). Immediately upon such execution and delivery of such Adoption Agreement (and without any further action), each such additional Person will become a party to this Agreement as a “Subordinated Creditor” and have all of the rights and obligations of a Subordinated Creditor hereunder and this Agreement shall be deemed amended by such Adoption Agreement.

(Signature page follows)

15

IN WITNESS WHEREOF, the Subordinated Creditor, Agent and the Company have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITOR:

EQUILON ENTERPRISES LLC d/b/a Shell Oil Products US, a Delaware limited liability company

By	/s/ Barbara Stoyko
	Name:	Barbara Stoyko
	Title:	Vice President - Mobility

AGENT:

EICF AGENT LLC, a Delaware limited liability company

By
Name:
Title:

[Intercreditor Agreement]

IN WITNESS WHEREOF, the Subordinated Creditor, Agent and the Company have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITOR:

EQUILON ENTERPRISES LLC d/b/a Shell Oil Products US, a Delaware limited liability company

By
Name:
Title:

AGENT:

EICF AGENT LLC, a Delaware limited liability company

By	/s/ Harry Giovani
	Name:	Harry Giovani
	Title:	Authorized Signatory

[Intercreditor Agreement]

COMPANY:

VOLTA CHARGING, LLC, a Delaware limited liability company

By	/s/ Michelle Kley
	Name:	Michelle Kley
	Title:	Executive Vice President, Chief Legal
Officer and Secretary

VOLTA INC., a Delaware corporation

By	/s/ Vince Cubbage
	Name:	Vince Cubbage
	Title:	Interim Chief Executive Officer

VOLTA MEDIA LLC, a Delaware limited liability company

By	/s/ Michelle Kley
	Name:	Michelle Kley
	Title:	Executive Vice President, Chief Legal Officer and Secretary

VOLTA CHARGING SERVICES LLC, a Delaware limited liability company

By	/s/ Michelle Kley
	Name:	Michelle Kley
	Title:	Executive Vice President, Chief Legal Officer and Secretary

[Intercreditor Agreement]

EXHIBIT A

ADOPTION AGREEMENT

TO SUBORDINATION AND INTERCREDITOR AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed as of [ ], 2023 by the undersigned (the “New Buyer”) and being delivered to Agent. Reference is made to that certain Subordination and Intercreditor Agreement, dated as of January 17, 2023 (the “Agreement”), by and among Equilon Enterprises LLC d/b/a Shell Oil Products US, a Delaware limited liability company (“Subordinated Creditor”), Volta Charging, LLC, a Delaware limited liability company (“Volta Charging”), Volta Inc., a Delaware corporation (“Parent”), Volta Media LLC, a Delaware limited liability company (“Volta Media”), Volta Charging Services LLC, a Delaware limited liability company (“Volta Services” and collectively with Volta Charging, Parent and Volta Media, “Borrower”) and EICF Agent LLC (“Agent”), as such Agreement may be amended, supplemented, and/or restated from time to time. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement.

By the execution of this Adoption Agreement, the New Buyer agrees as follows:

1.1 Acknowledgement. New Buyer acknowledges receipt of a copy of the Agreement and acknowledges that New Buyer will be, on or about the date hereof and upon acquisition of any Subordinated Debt, a Subordinated Creditor for all purposes of the Agreement and bound by all terms of the Agreement applicable to a Subordinated Creditor.

1.2 Agreement. New Buyer hereby (a) agrees that the Subordinated Debt, and any other Subordinated Debt that New Buyer has acquired prior to the date hereof and/or acquires after the date hereof, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if New Buyer were originally a party thereto as a Subordinated Creditor thereunder.

1.3 Notices. Any notice required or permitted by the Agreement shall be given to New Buyer at the address or facsimile number listed below New Buyer’s signature hereto.

(Signature page follows)

A-1

NEW BUYER:
[_______]

By:
Name:
Title:

Address for Notices:

ACCEPTED AND AGREED:

AGENT:
EICF AGENT LLC

By:
Name:
Title:	Authorized Signatory

A-2